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                                                                  Exhibit 10(23)

                           PRODUCTION SHARING CONTRACT




                                     BETWEEN




                                   (1)GEORGIA



                                       AND



                     (2)GEORGIAN OIL AND JKX NAVTOBI LIMITED




                    COVERING: NINOTSMINDA, RUSTAVI AND MENAVI

                             DATED 15 February 1996
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                                TABLE OF CONTENTS

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
PREAMBLE        ...................................................................................    49
ARTICLE 1       DEFINITIONS........................................................................    50
ARTICLE 2       SCOPE OF CONTRACT AND GENERAL PROVISIONS...........................................    57
ARTICLE 3       CONTRACT AREA......................................................................    58
ARTICLE 4       CONTRACT TERM......................................................................    59
ARTICLE 5       RELINQUISHMENTS....................................................................    59
ARTICLE 6       COORDINATION COMMITTEE.............................................................    60
ARTICLE 7       OPERATOR RESPONSIBILITY............................................................    63
ARTICLE 8       AMENDMENT TO CHARTER OF GMJV.......................................................    64
ARTICLE 9       PROCEDURE FOR DETERMINATION OF COMERCIALITY AND APPROVAL OF
                DEVELOPMENT PLANS .................................................................    65
ARTICLE 10      ANNUAL WORK PROGRAMS AND BUDGETS...................................................    68
ARTICLE 11      ALLOCATION OF PRODUCTION, RECOVERY OF COSTS AND EXPENSES, PRODUCTION
                SHARING, AND RIGHT OF EXPORT ......................................................    69
ARTICLE 12      CRUDE OIL VALUATION................................................................    72
ARTICLE 13      ANCILLARY RIGHTS OF THE CONTRACTOR AND OPERATOR....................................    73
ARTICLE 14      ASSISTANCE PROVIDED BY THE STATE...................................................    75
ARTICLE 15      MEASUREMENT, QUALITY AND VALUATION OF PETROLEUM....................................    31
ARTICLE 16      NATURAL GAS........................................................................    32
ARTICLE 17      TAX/FISCAL REGIME..................................................................    35
ARTICLE 18      ACCOUNTING, FINANCIAL REPORTING AND AUDIT..........................................    43
ARTICLE 19      CURRENCY, PAYMENTS AND EXCHANGE CONTROL............................................    44
ARTICLE 20      IMPORT AND EXPORT..................................................................    45
ARTICLE 21      EXPORT OF HYDROCARDONS, TRANSFER OF OWNERSHIP, AND REGULATIONS
                FOR DISPOSAL ......................................................................    46
ARTICLE 22      OWNERSHIP OF ASSETS................................................................    47
ARTICLE 23      INSURANCE..........................................................................    48
ARTICLE 24      PERSONNEL..........................................................................    49
ARTICLE 25      FORCE MAJEURE......................................................................    49
ARTICLE 26      ASSIGNMENTS AND GUARANTEES.........................................................    50


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
ARTICLE 27      CONTRACT ENFORCEMENT AND STABILISATION, AND REPRESENTATIONS AND
                WARRANTIES ........................................................................    56
ARTICLE 28      NOTICES AND CONFIDENTIALITY........................................................    60
ARTICLE 29      TERMINATION AND BREACH.............................................................    61
ARTICLE 30      DISPUTE RESOLUTION.................................................................    62
ARTICLE 31      TEXT...............................................................................    63
ARTICLE 32      APPROVAL AND EFFECTIVE DATE........................................................    63
ANNEX A         CONTRACT AREA......................................................................   107
ANNEX B         PREVIOUS PRODUCTION................................................................   110
ANNEX C         ACCOUNTING PROCEDURE...............................................................    70
ANNEX D         THE GBOC LICENCE...................................................................   129
ANNEX E         STATE AUTHORISATION FOR SAKNAVTOBI (GEORGIAN OIL)..................................
129


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                    PRODUCTION SHARING CONTRACT AND LICENSES

This Contract is made and entered into as of the 15 February 1996 by and between
(1) The State Department Saknavtobi (Georgian Oil) in its capacity as the duly authorised representative of the State (as that term is defined in Article 1.68) pursuant to the authority set out in Annex E, as the party of the first part;
(2) the State Department Saknavtobi (Georgian Oil) in its capacity as the state owned oil department organised and existing as a legal entity under the laws of Georgia particularly as it is defined by the Charter of Saknavtobi adopted by the Council of Ministers of the Republic of Georgia, December 31, 1994 #908 (hereinafter referred to as "Georgian Oil"), as the party of the second part; and, (3) as party of the third part, JKX (Ninotsminda) Limited ("JKX"), a company organised and existing under the laws of Cyprus, (JKX, and its successors and assignees, if any, will individually be referred to as "Contractor Party" and collectively referred to as "Contractor"). The State, Georgian Oil, and the Contractor may sometimes be referred to as "Party" and collectively as the "Parties".

                                   WITNESSETH:

WHEREAS, all Petroleum resources within the territory and under the internal waters, territorial sea, and continental shelf of Georgia are owned by the State;

WHEREAS, the State enters into this Contract wishing to promote the development of the Contract Area and Georgian Oil and Contractor desire to join and assist in the exploration, development and production of the potential resources within the Contract Area;

WHEREAS, Contractor has the requisite technical, managerial and financial capabilities and experience to carry out Petroleum Operations stipulated in this Contract and desires to cooperate with the State and Georgian Oil for the exploration and exploitation of Petroleum reserves within the Contract Area;

WHEREAS, in December 1994 there was granted to the GBOC, (a Georgian British joint venture the founders of which are JP Kenny Exploration & Production Limited and Georgian Oil) a complex licence in respect of the Contract Area, a copy of that licence being annexed hereto as Annex D; and

WHEREAS the Parties and GBOC have agreed that in order to promote the development of hydrocarbon resources in Georgia and to promote international investment in Georgia, Petroleum Operations should be carried out pursuant to the terms of this Contract and the terms of the GBOC Licence should be ratified by the State and deemed to be amended to the extent that they are in any way inconsistent with the provisions of this Contract.


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NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, it is hereby agreed as follows:

                                    ARTICLE 1
                                   DEFINITIONS

The following words and terms used in this Contract shall unless otherwise expressly specified in this Contract have the following respective meanings:


1.1 "Accounting Procedure" means the accounting procedure set out in Annex "C" hereto.

1.2      An "Affiliated Company" or "Affiliate" means:

         a) with respect to a Contractor Party a company, corporation, partnership or other legal entity:

         i) in which a Contractor Party owns directly or indirectly more than fifty percent (50%) of the shares, voting rights or otherwise has the right to establish management policy; or

         ii) which is the owner directly or indirectly has the right to more than fifty percent (50%) of the shares, voting rights or otherwise has the right to establish management policy of a Contractor Party; or

         iii) in which at least fifty percent (50%) of the shares or voting rights are owned directly or indirectly by a company or other legal entity, which owns directly or indirectly more than fifty percent (50%) of the shares, voting rights or otherwise has the right to establish management policy of a Contractor Party;

         b) with respect to the State and Georgian Oil, any legal entity directly or indirectly controlled by the State or Georgian Oil, respectively, or operating under their collective management. For the purposes of this part of the definition, the term to "control" (including the related terms "controlled" or "operates under collective management") shall mean with respect to any entity, having the right to carry out direct or indirect supervision of such entity or to define a general scope of its activity based on holding the shares entitled to vote, other form of ownership, or on any other grounds.

1.3 "Annex" or "Annexes" means each or all of the Annexes "A" through "E" attached to this Contract and made a part hereof. In the event of a conflict between the provisions of an Annex and a term in the main body of this Contract, the provisions of the latter shall prevail.

1.4 "Appraisal" means all works carried out by Contractor to evaluate and delineate the commercial character of a Discovery of Petroleum in the Contract Area.


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1.5      "Appraisal Program" means a work program submitted by Contractor under which Contractor will evaluate and delineate a Discovery of Petroleum in the Contract Area.

1.6 "Associated Natural Gas" means all gaseous hydrocarbons produced in association with Crude Oil, which Crude Oil itself can be commercially produced and separated therefrom.

1.7 "Available Crude Oil" means Crude Oil produced and saved from the Contract Area and not used in Petroleum Operations in accordance with
         Article 11.3.

1.8 "Available Natural Gas" means Natural Gas produced and saved from the Contract Area and not used in Petroleum Operations in accordance with
         Article 11.3.

1.9 "Barrel" means a quantity consisting of forty-two (42) United States gallons liquid measure, corrected to a temperature of sixty degrees (60 (degrees)) Fahrenheit with pressure at sea level.

1.10 "Budget" means the estimate of the expenditures, listed category by category, relating to Petroleum Operations and contained in any Work Program proposed by Contractor.

1.11 "Calendar Quarter" or "Quarter" is a period of three consecutive months beginning on January 1st, April 1st, July 1st and October 1st of each Calendar Year.

1.12 "Calendar Year" means a period of twelve (12) consecutive months beginning on January 1st and ending on December 31st in the same year, according to the Gregorian Calendar.

1.13 "Commercial Discovery" means a discovery of Petroleum that the Contractor in its sole discretion in accordance with the provisions of
         Article 9 commits itself to develop and produce under the terms of the Contract.

1.14 "Commercial Production" means regular and continuous production of Petroleum from a Development Area in such quantities (taking into account any other relevant factors) as are worthy of commercial development.

1.15 "Contract" or "PSC" means this Production Sharing Contract together with all attached Annexes and any variation, extension or modification hereto which may be agreed in writing by all the Parties.

1.16 "Contract Area" means the area specified in Article 3 hereof and delineated in Annex A, as reduced or enlarged from time to time in accordance with the provisions of this Contract.

1.17 "Contract Year" means a period of twelve (12) consecutive months within the term of the Contract.


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1.18     "Contractor" means the Contractor Parties, their assignees and successors, as provided herein.

1.19 "Coordination Committee" means the committee composed of representatives of all Parties constituted in accordance with Article 6.

1.20 "Cost Recovery Petroleum" means Cost Recovery Crude Oil and Cost Recovery Natural Gas.

1.21     "Cost Recovery Crude Oil" is defined as set forth in Article 11.5.

1.22     "Cost Recovery Natural Gas" is defined as set forth in Article 11.5

1.23 "Costs and Expenses" comprise the Exploration Expenditures, Development Expenditures, Operation Expenses and Drilling Costs together with Finance Costs whether directly or indirectly incurred by Contractor.

1.24 "Crude Oil" means crude mineral oil, asphalt, ozokerite and all kinds of hydrocarbons whether in a solid, liquid or mixed state at the wellhead or separator or which is obtained from Natural Gas through condensation or extraction.

1.25 "Customs Duties" means all import (or export) tariffs and duties and other mandatory payments as stipulated by applicable laws, regulations or other legal measures of Georgia with respect to the import or export of materials, equipment, goods and any other similar items.

1.26 "Development Area" means all or any part of the Contract Area specified in an approved Development Plan containing a Commercial Discovery.

1.27 "Development Expenditures" shall mean all costs and expenses for Development Operations with the exception of Operation Expenses and Drilling Costs whether directly or indirectly incurred, including but not limited to training, administration, service, Finance Costs and related expenses.

1.28 "Development Plan" is the plan to be produced by Contractor in accordance with Article 9.6. following a declaration that Commercial Production may be established.

1.29 "Development" or "Development Operations" or "Development Work" means and includes any activities or operations associated with work to develop for production and subsequently to produce and render marketable for commercial sale and shall include, but not be limited to:

         a) all the operations and activities under the Contract with respect to the drilling of wells, other than Exploration wells, the deepening, reworking, plugging back, completing and equipping of such wells, together with the design, construction and installation of such equipment, pipeline or gathering lines, installations, production units and all other systems relating to such wells and related operations in



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                  connection with production and operation of such wells as may be necessary in conformity with sound oil field practices in the international Petroleum industry.

         b) all operations and activities relating to the servicing and maintenance of pipelines, gathering lines, installations, production units and all related activities for the production and management of wells including the undertaking of re-pressurising, recycling and other operations aimed at intensified recovery, enhanced production and oil recovery rate.

1.30 "Discovery" means a well that the Contractor determines has encountered Petroleum which would justify Commercial Production.

1.31     "Dollar" or "U.S.$" means the currency of the United States of America.

1.32 "Double Tax Treaty" means any international treaty or convention for the avoidance of double taxation of income and/or capital which is applicable in Georgia whether generally or particularly by virtue of
         Article 17.3.

1.33 "Drilling Costs" shall mean all expenditures whether directly or indirectly incurred during Exploration and Development for well drilling, completing and reworking operations including, but not limited to, labour, geological design, engineering and other Subcontractors (including all fees, tariffs and charges payable to any such Subcontractors), material and equipment consumed or lost, perforation, formation testing, cementing, well-logging and transportation.

1.34 "Effective Date" means the date on which this Contract has been signed by all Parties and a decree confirming its terms has been issued in terms satisfactory to the Contractor by the Head of State of Georgia.

1.35     "Excess Associated Natural Gas" is defined as set forth in Article
         16.1.b.

1.36     "Excess Crude" is defined as set forth in Article 11.15.

1.37 "Exploration" or "Exploration Operations" means operations conducted under this Contract in connection with the exploration for previously undiscovered Petroleum, or the evaluation of discovered reserves which shall include geological, geophysical, aerial and (other survey) activities and any interpretation of data relating thereto as may be contained in Exploration Work Programs and Budgets, and the drilling of such shot holes, core holes, stratigraphic tests, Exploratory Wells for the discovery of Petroleum, Appraisal wells and other related operations.

1.38 "Exploration Expenditures" shall mean all costs and expenses for Exploration Operations other than Drilling Costs whether directly or indirectly incurred including but not limited to training, administration, service, Finance Costs and related expenses and overhead and study costs.


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1.39     "Exploratory Well" means any well drilled with the objective of confirming a structure or geologic trap in which Petroleum capable of Commercial Production in significant quantities has not been previously discovered.

1.40 "Field" means a Petroleum reservoir or group of reservoirs within a common geological structure or feature. "Field" may be an "Oil Field" or a "Natural Gas Field" as designated by Contractor.

1.41 "Finance Costs" or "Interest Costs" shall include all amounts of interest, fees and charges paid in respect of any debt incurred in carrying out the Petroleum Operations and any refinancing of such debts, providing that in the case of Affiliate debt, it shall include interest only to the extent that it does not exceed a rate which would have been agreed upon between independent parties in similar circumstances and such interest is not limited by which assets or services are purchased by the loan principal.

1.42     "Force Majeure" is defined as set forth in Article 25.2.

1.43     "Foreign Employee" is defined as set forth in Article 17.21

1.44 "Foreign Subcontractors" means Subcontractors which are organised outside of Georgia.

1.45 "Gas Sales Contract" is any contract to be entered into for the sale of Non-associated Natural Gas in accordance with the provisions of Article 16.2.

1.46     "GMJV" means Georgia-Makoil Joint Venture.

1.47 "GMJV Licence" is the licence annexed hereto as Annex D, being the "Complex Licence" issued by the Chairman of the specialized office for Licensing and Informatics of "Saknavtobi" Department of the Republic of Georgia to GMJV dated December 1994 together with all enclosures and associated authorisations of Government.

1.48 "Joint Operating Agreement" or "JOA" means the agreement to be concluded between the Contractor Parties, Georgian Oil and GBOC which shall be supplementary to and consistent with the provisions of this Contract and which shall regulate the terms under which Petroleum Operations will be conducted.

1.49 "LIBOR" means the three (3) months U.S. Dollars London Interbank fixing offer rate quoted daily in the London Financial Times.

1.50     "Marketing Team" is defined as set forth in Article 16.2.a.ii.

1.51 "Measurement Point" means the location specified in an approved Development Plan where the Petroleum is metered and delivered to the Parties.

1.52     "Month" or "Calendar Month" means a calendar month.


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1.53     "Natural Gas" means Non-associated Natural Gas and Associated Natural
         Gas in their natural state.

1.54 "Natural Gas Field" means a field from which more than fifty (50) percent of the estimated reserves on an energy equivalency basis are Natural Gas at surface conditions.

1.55 "Non-associated Natural Gas" means all gaseous hydrocarbons produced from gas wells, and includes wet gas, dry gas and residue gas remaining after the extraction of liquid hydrocarbons from wet gas.

1.56 "Oil Field" means a field from which more than fifty (50) percent of the estimated reserves comprise Crude Oil.

1.57 "Operation Expenses" shall mean those costs incurred in day-to-day Petroleum Operations in or in relation to the Contract Area, whether directly or indirectly incurred including but not limited to all costs, expenses and expenditures associated with the Production, processing, transportation, export and sale of Petroleum, training, administration, service, Finance Costs, payments for abandonment and site restoration in accordance with Article 9.8, insurance costs in accordance with
         Article 23 and related expenses, all made after the commencement of Commercial Production.

1.58 "Operator" shall (unless the Parties otherwise agree) be GBOC (or with the consent of the Parties a subsidiary of GBOC) which shall perform the obligations of an operator in accordance with the provisions of this Contract and the JOA.

1.59 "Party" or "Parties" means the parties whose authorised representatives have affixed their signatures hereto.

1.60     "Petroleum" means Crude Oil and Natural Gas.

1.61 "Petroleum Operations" means the Exploration Operations, the Development Operations, Production Operations, and transportation, export and other activities related thereto carried out pursuant to this Contract and the JOA.

1.62 "Petroleum Operations Account" shall have the meaning given to it in paragraph 4.1 of section I of the Accounting Procedure.

1.63 "Previous Production" means agreed production figures for the Contract Area set out in Annex B.

1.64 "Production" or "Production Operations" means operations and all related activities carried out for Petroleum production after the approval of any Development Plan, including without limitation extraction, injection, stimulation, treatment, transportation, storage, lifting, and associated operations, but does not include any storage or transportation beyond the Measurement Point.



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1.65     "Profit Natural Gas" is defined as set forth in Article 11.10.

1.66     "Profit Oil" is defined as set forth in Article 11.10.

1.67     "Profit Tax" is defined as set forth in Article 17.

1.68 "State" or "Government" means the Government of Georgia and all political or other agencies or instrumentalities or subdivisions thereof including but not limited to any local government or other representative, agency or authority, which has the authority to govern, legislate, regulate, levy and collect taxes or duties, grant licences, permits, approve or otherwise impact (whether financially or otherwise) directly or indirectly upon any of the Parties' rights, obligations or activities under the Contract; the word "Governmental" shall be construed accordingly.

1.69 "Study Area" is the part of the Contract Area which will be defined in a Study Program.

1.70 "Study Program" shall mean the program to be produced and carried out by the Contractor in accordance with Article 9 following the conclusion that Commercial Production is feasible.

1.71 "Subcontractor" means any natural person or juridical entity contracted directly or indirectly by or on behalf of Contractor to supply goods, works or services related to this Contract.

1.72     "Tax Inspectorate" is defined as set forth in Article 17.18.

1.73 "Third Party" or "Third Parties" means one or more of a natural person or juridical entity other than a Party hereto and any Affiliate of a Party.

1.74 "Taxes" means all levies, duties, payments, fees, taxes or contributions payable to or imposed by Governmental agencies, Governmental subdivisions or republican, municipal or local authorities within the Government of Georgia.

1.75     "VAT" means Georgian value added tax.

1.76     "Withhold Tax" is defined as set forth in Article 17.23.

1.77 "Work Program" and "Work Program and Budget" shall mean any work program and work program and Budget to be submitted to the Coordination Committee by the Contractor in accordance with the provisions of
         Article 10 and which shall set out the proposed Petroleum Operations to be carried out in the Contract Area together with the associated Budget as the case may be.


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ARTICLE 2

                    SCOPE OF CONTRACT AND GENERAL PROVISIONS

2.1 By its approval of this Contract the State hereby ratifies the GBOC Licence as amended by the terms of this Contract. The terms of the GBOC Licence shall with effect from the Effective Date be merged with this Contract and be deemed to be amended so that any provision which is inconsistent with the provisions of this Contract or which otherwise detracts or lessens the rights of the Contractor hereunder shall be deemed to have been replaced with the applicable provision of this Contract. Where there is any inconsistency between the terms of the GBOC Licence or this Contract, then the provisions of this Contract shall apply. The benefits, rights and obligations under the GBOC Licence as amended by this Contract shall extend to Georgian Oil and each Contractor Party. Without prejudice to the rights of Georgian Oil and the Contractor to carry out Petroleum Operations in accordance with this Contract GBOC's rights and interests under the GBOC Licence shall be held by it for the benefit of Georgian Oil and the Contractor.

2.2 Subject to the terms and conditions of the Contract and with the consent and concurrence of GBOC, the State hereby grants to Georgian Oil and the Contractor Parties the exclusive rights to conduct Petroleum Operations in the Contract Area during the term of this Contract.

2.3 Georgian Oil and Contractor shall be responsible to the State for the execution of such Petroleum Operations with GBOC acting as operator all in accordance with the provisions of the Contract.

2.4 In performing Petroleum Operations, Contractor shall provide all financial and technical requirements, unless otherwise provided in this Contract, or agreed with Georgian Oil, and conduct all operations in accordance with the standards generally accepted in the international Petroleum industry. Contractor may borrow capital from Third Parties and/or from Affiliated Companies for the financing required for the investments necessary for Petroleum Operations. Interest Costs charged for such loans, premiums, expenses (of whatever nature) and exchange control gains and losses shall be chargeable as provided in the Accounting Procedure, and recoupable as Cost Recovery Petroleum as provided in Article 11.

2.5 Contractor shall be compensated for its services, not by way of reimbursement in cash of its expenditures under the Contract, but by receipt of its share of Petroleum from the Contract Area to which it may become entitled by way of recovery of Costs and Expenses from Cost Recovery Petroleum under Article 11. If Petroleum produced from Development Areas within the Contract Area developed by Contractor is insufficient to reimburse Contractor for Costs and Expenses incurred by Contractor, Contractor shall bear its own losses in respect of any shortfall.


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2.6      This Contract together with the JOA to be executed pursuant hereto defines the Parties' rights and obligations, governs their mutual relations and establishes the rules and methods for the Exploration, Development, Production, and sharing of Petroleum between them. The entire interests, rights and obligations of each of the Parties under this Contract shall be solely governed by the provisions of this Contract and the JOA to be executed pursuant hereto. The Contractor and Georgian Oil may as between themselves, agree in writing to amend any provision of this Contract where to do so would, in the opinion of both the Contractor and Georgian Oil improve the day to day operations contemplated hereunder, but not so as to vary any fundamental provision of this Contract.

2.7 During the period in which this Contract is in force, all Available Crude Oil and Available Natural Gas resulting from Petroleum Operations, will be shared between Georgian Oil and the Contractor in accordance with the provisions of Article 11 of this Contract.

2.8 Georgian Oil and Contractor agree that the Operator shall be GBOC. That appointment shall be effective from the Effective Date. The Operator shall act as the designated non-profit agent of Georgian Oil and Contractor for the conduct of Petroleum Operations in accordance with this Contract and the JOA. As described in Article 17 of this Contract the Operator shall be entitled to full and complete exemption from all Taxes imposed prior to or after the Effective Date.

2.9 The State hereby appoints Georgian Oil, a state owned body, as its designated representative to perform the obligations which it is required to perform and to enjoy the benefits (including the right to receive its share of Petroleum) which has been granted hereunder. The Contractor shall be entitled to rely on the fact that Georgian Oil is the representative of the State for the purposes of this Contract and that the benefits given to Georgian Oil can be considered benefits given to the State.

                                    ARTICLE 3
                                  CONTRACT AREA

3.1 The Contract Area is as set out by the geographic location and coordinates described in Annex "A" attached hereto and delineated in the map which forms part thereof. The total area of the Contract Area may hereafter be reduced only in accordance with the provisions of this Contract.


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3.2      Except as for all rights and authorisations necessary for the implementation of the provisions of this Contract, no right is granted in favour of the Contractor or Georgian Oil to the use or disposal of any other natural or man-made resources or aquatic resources.

                                    ARTICLE 4
                                  CONTRACT TERM

4.1 The term of the Contract shall be deemed to have begun on the date of the GBOC Licence and shall continue for a total of twenty-five (25) consecutive Contract Years, unless the Contract is sooner terminated in accordance with Article 29 of this Contract, or is extended in accordance with Article 5, 16 or 25 of this Contract.

4.2 If in respect of any Development Area, Commercial Production remains possible beyond the initial period of 25 consecutive Contract Years specified in Article 4.1 or any extension provided under this Article 4.2, the Contractor, after giving notice to the State at least one (1) year prior to the end of any such term shall automatically be entitled to have an extension of the term of this Contract with respect to such Development Area for an additional term of five (5) Contract Years, or the producing life of the Development Area, whichever is lesser.

                                    ARTICLE 5
                                 RELINQUISHMENTS

5.1 Subject to Article 5.2, Contractor shall select and relinquish portions of the Contract Area as follows:

         a) at least fifty percent (50%) of the original Contract Area, not later than five (5) Contract Years after the date of the GBOC Licence; and

         b) at least fifty percent (50%) of the Contract Area remaining after the relinquishment of Clause 5.1(a) occurs not later than ten (10) Contract Years after the date of the GBOC Licence; and

         c) at least fifty percent (50%) of the Contract Area remaining after the relinquishment of Clause 5.1(b) occurs not later than fifteen (15) Contract Years after the date of the GBOC Licence; and


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d)                at least fifty percent (50%) of the Contract Area remaining after the relinquishment of Clause 5.1(c) occurs not later than twenty (20) Contract Years after the date of the GBOC Licence.

5.2 The Contractor shall not be required pursuant to Article 5.1 to relinquish any portion of the original Contract Area containing a Development Area.

5.3 Unless the Contract is earlier surrendered or terminated, the Contractor shall furnish the State and Georgian Oil with a description of the boundaries of the part of the Contract Area to be relinquished not less than ninety (90) days in advance of the deadline for the relinquishment prescribed in Article 5.1.

5.4 The area designated under Article 5.3 for relinquishment shall consist as far as practicable of rectangular blocks bounded by lines running due north and south and due east and west and shall not be less than five (5) square kilometres. The area designated for relinquishment need not consist of one contiguous area.

5.5 Contractor may at any time relinquish voluntarily all or any part of the Contract Area. Article 5.4 shall apply to all voluntary relinquishments. Any such voluntary relinquishment of less than all of the Contract Area shall be credited toward any subsequent relinquishment obligations hereunder.

                                    ARTICLE 6
                             COORDINATION COMMITTEE

6.1 For the purpose of providing the overall supervision and direction of and ensuring the performance of the Petroleum Operations, Georgian Oil and Contractor shall establish a Coordination Committee within forty-five (45) days of the Effective Date.

6.2 The Coordination Committee shall comprise a total of eight (8) members. Georgian Oil (for itself and the State) shall appoint a total of four
         (4) representatives and Contractor shall appoint four (4) representatives to form the Coordination Committee. Georgian Oil and Contractor shall each designate one of its representatives as its chief representative. All the aforesaid representatives shall have the right to attend and present their views at meetings of the Coordination Committee. Each representative shall have the right to appoint an alternate who shall be entitled to attend all meetings of the Coordination Committee but who shall have no vote except in the absence of the representative for whom he is the alternate. When a decision is to be made on any proposal, the chief representative from each Party shall be the spokesman on behalf of such Party.

6.3 The first chairman of the Coordination Committee shall be the chief representative designated by the Contractor (or his alternate), and the first vice chairman shall be the chief representative designed by Georgian Oil (or his alternate). The chairman and vice chairman shall be appointed for a term of two (2) years. Following the end of each such two (2) year term of appointment, the identity of the chairman and the vice chairman shall rotate so that for the next two (2) year period the previous chairman shall become vice chairman for the next two (2) years and the vice chairman shall become chairman for the next two (2) years. The chairman of the Coordination Committee shall preside over meetings of the Coordination Committee and in the absence of the chairman (or his alternate), the vice chairman shall preside. Such Parties may designate a reasonable number of advisors, who may attend, but shall not be entitled to vote at, Coordination Committee meetings.

6.4 A regular meeting of the Coordination Committee shall be held at least once a Calendar Quarter. The secretary to be designated pursuant to
         Article 6.9 shall be responsible for calling such regular meetings of the Coordination Committee and shall do so at the request of the chairman by sending a notice to the Parties. Other meetings, if necessary, may be held at any time at the request of Georgian Oil or Contractor. In each case the secretary shall give the Parties at least 30 days notice (or such shorter period as the Parties may agree) of the proposed meeting date, the time and location of the meeting.

6.5      The Parties hereby empower the Coordination Committee to:

         a) review and examine any Work Program and Budget proposed by the Contractor and any amendment thereof;

         b)       determine the Commerciality of each proposed Development
                  Operation;

         c)       review and adopt proposed Development Operations and Budgets;

         d) approve or confirm the following items of procurement and expenditures:

                  i) approve procurement of any item within the Budget with a unit price exceeding Two Hundred and Fifty Thousand U.S. $ (U.S.$ 250,000) or any single purchase order of total monetary value exceeding One Million U.S. $ (U.S.$1,000,000);

                  ii) approve a lease of equipment, or an engineering subcontract or a service contract within the Budget worth more than One Million U.S. $ (US$1,000,000) in total; and

                  iii) confirm excess expenditures pursuant to Article 10.5 hereof and the expenditures pursuant to Article 10.6 hereof;

         e)       demarcate boundaries of a Development Area;

         f) review and approve the insurance program proposed by the Contractor and emergency procedures on safety and environmental protection;

         g) review and approve personnel policies, selection and training programs for Operator. Without prejudice to the foregoing, it is accepted that part of the personnel policy of Operator shall be to give priority to former employees of Georgian Oil, provided that the conduct of Petroleum Operations shall not be affected;

         h) discuss, review, decide and approve other matters that have been proposed by either Georgian Oil, Contractor or the Operator;

         i) review and examine matters required to be submitted to relevant authorities of the State;

         j) review and discuss the development work and technological regimes proposed by Contractor and Georgian Oil; and

         k) appoint sub-committees to meet from time to time to review any aspect of Petroleum Operations, which the Coordination Committee thinks fit.

6.6 Decisions of the Coordination Committee shall be made by unanimous decision of the representatives present and entitled to vote. Each representative will have one vote. All decisions made unanimously shall be deemed as formal decisions and shall be conclusive and equally binding upon the Parties.

6.7 Georgian Oil and Contractor shall endeavour to reach agreement on all matters presented to the Coordination Committee, however, if these Parties fail to reach agreement on any matter during a meeting of the Coordination Committee then following discussion and after the Contractor has provided full reasons for its proposal the Contractor's proposal shall prevail. In the event that on any matter the Parties are unable to reach agreement and the Contractor is insisting that its proposal shall prevail, if Georgian Oil is reasonably of the view that the proposed action would result in serious depletion of a field or reservoir resulting in either permanent damage to that field or reservoir or materially reduced recovery of Petroleum over the life of the field or reservoir then the matter will be referred to an independent expert appointed by the Contractor and Georgian Oil whose decision on the matter shall be final and binding. The costs of the expert shall be met by the Parties equally and shall be recoverable as Costs and Expenses.

6.8 A matter which requires urgent handling may be decided by the Coordination Committee without convening a meeting, with the Coordination Committee making decisions through telexes or the circulation of documents.

6.9 The Coordination Committee shall nominate a secretary, to record minutes of the meetings of the Coordination Committee, and may establish technical and other advisory sub-committees. The secretary shall take a record of each proposal voted on and the results of such vote at each meeting of the Coordination Committee. Each representative of the Parties shall sign and be provided with a copy of such record at the end of such meeting. The secretary shall provide each Party with a copy of the minutes of each meeting of the Coordination Committee within fifteen (15) days after the end of such meeting. Each Party shall thereafter have a period of fifteen (15) days to give notice of any objections to the minutes to the secretary. Failure to give notice within the said fifteen (15) day period shall be deemed approval of those minutes. In any event the record of proposals voted on to be provided at the end of each meeting shall be conclusive and take precedence over the minutes

6.10 All costs and expenses incurred with respect to the activities of the Coordination Committee shall be paid or reimbursed by the Contractor and charged to Operation Expenses in accordance with the Accounting Procedure.



                                    ARTICLE 7
                             OPERATOR RESPONSIBILITY

7.1 The Parties agree that GBOC shall act as the Operator for Petroleum Operations within the Contract Area in accordance with approved Work Programs and Budgets unless otherwise stipulated in this Article 7.

7.2      The Operator shall have the following obligations:

         a) To perform the Petroleum Operations reasonably, economically and efficiently in accordance with directions received from the Coordination Committee. It is recognised that the Coordination Committee through the Operator will have operating control of all Petroleum Operations, including the right to authorise the appointment of the Operations Director;

         b) To assist the Contractor as requested in implementation of the Work Programs and Budgets approved by the Coordination Committee;

         c) To be responsible for domestic procurement of installations, equipment and supplies and entering into subcontracts and service contracts on behalf of Contractor with domestic service providers and vendors related to the Petroleum Operations, in accordance with approved Work Programs and Budgets and instructions from Contractor;

         d) To prepare and submit for approval a personnel training program and its annual budget and carry out the same as approved by the Coordination Committee;

         e) To establish and maintain complete and accurate accounting records regarding its costs and expenditures for the Petroleum Operations in accordance with the Accounting Procedure and this Contract;

         f) To make necessary preparation for regular meetings of the Coordination Committee, and to submit to the Coordination Committee information related to the matters reviewed and approved by the Coordination Committee;

         g) To assist Contractor and Georgian Oil as requested in the provision of reports to the Coordination Committee on Petroleum Operations conducted under this Contract.

8.1 Operator, Georgian Oil GMJV and Contractor, and their direct and indirect shareholders, shall not be directly or indirectly liable to persons or entities not Parties for any loss or damage arising out of, occasioned by or associated with the performance of the Petroleum Operations under this Contract. Responsibility for all activities (including Petroleum activities) affecting the Contract Area prior to the date of the GBOC Licence and the direct and indirect consequences of such activities shall remain with the State and the Contractor shall have no responsibility therefor. The State shall indemnify the Contractor in respect of such prior activity to the extent that the Contractor suffers any loss as a direct or indirect result thereof.

8.1 The Operator shall provide all Parties with copies of all relevant data and reports pertaining to Petroleum Operations required by such Parties.

8.1 The Parties agree to use their best endeavours to agree and execute a Joint Operating Agreement which should be in place no later than 31 January 1996. The Joint Operating Agreement shall be based on good international Petroleum industry practices and shall be wholly consistent with and shall not detract from the provisions of this Contract.


                                    ARTICLE 8
                          AMENDMENT TO CHARTER OF GMJV

8.1 By their execution hereof Georgian Oil and JP Kenny Exploration & Production Limited (as the founders of GBOC) hereby confirm that upon this Contract being given full force of law in Georgia in accordance with the provisions of Article 32, the Charter of GBOC shall forthwith be amended to reflect the rights and obligations of the Parties set out in this Contract. Furthermore the Parties recognise GBOC's role as Operator in the Contract Area in accordance with this Contract.

                                    ARTICLE 9
 PROCEDURE FOR DETERMINATION OF COMMERCIALITY AND APPROVAL OF DEVELOPMENT PLANS

9.1 If, at any time Contractor concludes that Commercial Production (or significant additional Commercial Production if Commercial Production has previously been established) from the Contract Area is feasible, it shall notify Georgian Oil within five (5) days of reaching such a conclusion.

9.2 Within forty-five (45) days of receipt of such notice, Contractor shall in the first instance present to the Coordination Committee for approval a proposed Study Program which shall be deemed approved if no written objections are raised by any member of the Coordination Committee within thirty (30) days following receipt thereof. The proposed Study Program shall specify in reasonable detail the appraisal work including seismic, drilling of wells and studies to be carried out and the estimated time frame within which the Contractor shall commence and complete the program.

9.3 Thereafter the Contractor shall carry out the Study Program approved by the Coordination Committee. Within ninety (90) days after completion of such Study Program, the Contractor shall submit to the Coordination Committee a comprehensive evaluation report on the Study Program. Such evaluation report shall include, but not be limited to: geological conditions, such as structural configuration; physical properties and extent of reservoir rocks; pressure, volume and temperature analysis of the reservoir fluid; fluid characteristics, including gravity of liquid hydrocarbons, sulphur percentage, sediment and water percentage, and product yield pattern; Natural Gas composition; production forecasts (per well and per Field); and estimates of recoverable reserves.

9.4 Together with the submission of the evaluation report, or at any other time, the Contractor shall submit to the Coordination Committee a written declaration including one of the following statements:

         a) that the Commercial Production previously notified to Georgian Oil pursuant to Article 9.1 is feasible;

         b) that such Commercial Production is not feasible (contrary to the notice containing Contractor's initial expectations); or

         c) that Commercial Production will be conditional on the outcome of further specified work that the Contractor commits to carry out under a further Exploration or Study Program in specified areas within or outside the relevant Study Area.

9.5 In the event the Contractor makes a declaration under Article 9.4(c) above, Contractor shall be entitled to retain the relevant Study Area pending the completion of the further work committed under that Article, at which time the Contractor shall advise the Coordination Committee of its conclusion as to whether or not there is in fact a new Commercial Discovery and the provisions of Article 9.4(a) or (b) shall be applied accordingly.

9.6 If the Contractor declares pursuant to Article 9.4(a) that Commercial Production is feasible, the Contractor shall submit to the Coordination Committee (a) a proposed Development Plan in respect of the relevant Commercial Discovery (containing the matters specified in Article 9.7 and 9.8) and (b) a proposed designation of the Development Area, both of which shall be subject to the Coordination Committee's approval. Such approval will not be unreasonably withheld or delayed, provided that each shall be deemed approved as submitted if no written objections are presented thereto by any member of the Coordination Committee within forty-five (45) days of receipt. Upon approval being granted or deemed as provided under this Article 9.6, the Contractor, with any requested assistance from the Operator, shall proceed promptly and diligently to implement the Development Plan in accordance with good international Petroleum industry practices, to install all necessary facilities and to commence Commercial Production.

9.7      The Contractor's proposed Development Plan to be submitted pursuant to
         Article 9.6 shall detail the Contractor's proposals for Development and operation of the Development Area. It will detail any facilities and infrastructure which may be required up to the Measurement Point, either inside or outside of the Development Area. Any Development Plan shall set forth production parameters, number and spacing of wells, the facilities and infrastructure (including proposed locations) to be installed for production, storage, transportation and loading of Petroleum, an estimate of the overall cost of the Development, and estimates of the time required to complete each phase of the Development Plan, a production forecast and any other factor that would affect the economic or technical feasibility of the proposed Development.

9.8 Any Development Plan shall also include an abandonment and site restoration program together with a funding procedure for such program. Each abandonment plan shall describe removal and abandonment measures deemed necessary following completion of Production from the relevant Development Area together with an estimate of the costs thereof. The abandonment plan shall provide for the removal of facilities and equipment used in Petroleum Operations or their in place abandonment, if appropriate, in the Development Area and the return of used areas to a condition that reasonably permits the use of such areas for purposes similar to those uses existing prior to the commencement of Petroleum Operations hereunder. All expenditures incurred in abandonment and site restoration shall be treated as Costs and Expenses and recoverable from Cost Recovery Petroleum in accordance with Article 11 and the Accounting Procedure. All funds collected pursuant to the funding procedure shall be dedicated to site restoration and abandonment and will be placed in a special interest bearing account by Contractor, which shall be held in the joint names of the State and the Contractor or their nominees. Contractor's responsibilities for environmental degradation, site restoration and well abandonment obligations, and any other actual, contingent and potential activity associated with the environmental status of the Development Area shall be limited to the obligation to place the funds agreed to be paid in accordance with the said funding procedure in the approved account in accordance with generally accepted international Petroleum industry practice. Any agreed deposits in approved accounts shall be made on a quarterly basis in arrears commencing with the Calendar Quarter after recovery of the relevant Development Expenditures and Drilling Costs. All such payments deposited by Contractor shall be treated as Costs and Expenses and recoverable as Operation Expenses from Cost Recovery Petroleum in accordance with
         Article 11 of this Contract. No Taxes shall be imposed on any amounts paid into, received or earned by or held in the special interest bearing account. The State shall be solely responsible for the implementation of the abandonment plan.

9.9 Any significant changes to an approved Development Plan or proposals related to extension of a Field or for enhanced recovery projects shall be submitted to the Coordination Committee.

9.10 Subject to the terms of this Contract the Contractor shall carry out, at its own expense and financial risk, all the necessary Petroleum Operations to implement an approved Development Plan. However, if, the Contractor is able to demonstrate to the reasonable satisfaction of the Coordination Committee that exploitation turns out not to be commercially profitable, the Contractor shall not be obligated to continue Development or Production.

9.11 Should access to suitable infrastructure necessary for Development of any Discovery or for export of Contractor's share of Petroleum from any Discovery be unavailable or restricted as a result of the acts or omissions of the State or Georgian Oil, Contractor may, at its option, declare its obligations under this Contract to be suspended under the terms of Article 25 (Force Majeure) until such time as the condition has been remedied. Where there is a perceived need recognised by the State, Georgian Oil and the Contractor to improve the economic effectiveness of the Petroleum Operations by constructing and operating certain common facilities with other organisations (including for example roads, pipelines, compression and pumping stations and communication lines) the Parties shall use their best efforts to reach agreement between themselves and other appropriate enterprises as to the construction and operation of such facilities with all costs, tariffs and investments made by the Contractor to be recoverable as Operation Expenses in accordance with Article 11 of the Contract and Accounting Procedure.

                                   ARTICLE 10
                        ANNUAL WORK PROGRAMS AND BUDGETS

10.1 Contractor shall be responsible for the procurement of installations, equipment and supplies and entering into contracts for the purchase of goods and services with Foreign Subcontractors and others arising out of Petroleum Operations, all in accordance with approved Work Programs and Budgets. Operator shall assist the Contractor when requested in respect of the matters set out in the previous sentence, and shall implement domestic procurement operations as provided in Clause 7.2(c) in accordance with approved Work Programs and Budgets.

10.2 Within ninety (90) days after the Effective Date, Contractor shall submit to the Coordination Committee for its approval a Work Program and the corresponding Budget for the next succeeding Calendar Year.

10.3 Before the 15th October of each Calendar Year, the Contractor shall prepare and submit to the Coordination Committee for its review a proposed annual Work Program and Budget for the next Calendar Year. If the Coordination Committee requests any modifications in an annual Work Program and/or Budget, the Contractor shall promptly make such modifications to the Work Program and/or Budget and resubmit the modified Work Program and Budget to the Coordination Committee. The Coordination Committee shall approve each Work Program and Budget within forty five (45) days after receipt of same. If the Coordination Committee fails to notify the Contractor of its approval of the Work Program and Budget within said forty five (45) days after its receipt, the annual Work Program and Budget proposed by the Contractor together with any modifications timely requested by the Coordination Committee, shall be deemed to have been approved by the Coordination Committee.

10.4 In connection with the review and approval of the annual Work Program and Budget, the Contractor and Operator shall submit to the Coordination Committee such supporting data as may be requested by the Coordination Committee.

10.5 The Contractor may, in accordance with the following provisions, incur expenditures in excess of the approved Budget or expenditures outside the approved Budget in carrying out the approved Work Program, provided that the objectives in the approved Work Program are not substantially changed:

         a) In carrying out an approved Budget, the Contractor may, if necessary, incur excess expenditures of no more than ten percent (10%) of the approved Budget in any specified budgetary category. The Contractor shall report quarterly the aggregate amount of all such excess expenditures to the Coordination Committee for confirmation.

         b) For the efficient performance of Petroleum Operations, the Contractor may, without approval, undertake certain individual projects which are not included in the Work Program and Budget, for a maximum expenditure of Two Hundred Fifty Thousand U.S.$ (U.S.$250,000), but shall, within ten (10) days after such expenditures are incurred, report to the Coordination Committee for confirmation.

         c) Excess expenditures under this Article 10.5 shall not exceed five percent (5%) of the approved or modified total annual Budget for the Calendar Year. If the aforesaid excess is expected to be in excess of said five percent (5%) of the total annual Budget, the Contractor shall present its reasons therefor to the Coordination Committee and obtain its approval prior to incurring such expenditures.

10.6 In case of emergency, the Contractor may incur emergency expenditures for the amount actually needed but shall report such expenditures to the Coordination Committee as soon as they are made. The said emergency expenditures shall not be subject to Article 10.5 above.

10.7 The Parties agree that the approval of a proposed Work Program and Budget will not be unreasonably withheld and shall be approved if the proposed Work Program is consistent with generally accepted international Petroleum practices.

10.8 Petroleum Operations will only be performed in accordance with the approved or modified annual Work Program and Budget.


                                   ARTICLE 11
  ALLOCATION OF PRODUCTION, RECOVERY OF COSTS AND EXPENSES, PRODUCTION SHARING,
                               AND RIGHT OF EXPORT

11.1 Contractor shall provide or procure the provision of all funds required to conduct Petroleum Operations under this Contract, except as otherwise provided in this Contract, and Contractor shall be entitled to recover its Costs and Expenses from Petroleum produced from the Contract Area as provided below.

11.2 Costs and Expenses directly or indirectly incurred by JKX and its Affiliated Companies prior to the Effective Date pursuant to the provisions of the GMJV Licence shall be deemed to be Costs and Expenses for the purposes of this Contract and shall be deemed to be incurred on the Effective Date and shall be recoverable from Cost Recovery Petroleum in accordance with the provisions of this Contract.

11.3 Contractor and Operator shall have the right to use free of charge Petroleum produced from the Contract Area to the extent required for Petroleum Operations under the Contract. The amount of Petroleum which Contractor and Operator shall be entitled to use for Petroleum Operations shall not exceed the amount which would be expected to be used in accordance with international Petroleum industry practice. For the avoidance of doubt, the use of such Petroleum shall only be for the benefit of Petroleum Operations and not the personal gain of any Party.

11.4 Available Crude Oil and Available Natural Gas in excess of Previous Production, shall be measured at the applicable Measurement Point and allocated as set forth hereinafter. Available Crude Oil and Available Natural Gas not in excess of Previous Production shall be for the account of Georgian Oil and Georgian Oil shall be entitled to lift such Available Crude Oil and Available Natural Gas at the Measurement Point in priority to the lifting of Profit Petroleum and Cost Recovery Petroleum by the Parties.

11.5 Contractor and Georgian Oil shall be entitled to recover all Costs and Expenses incurred in respect of Petroleum Operations from a maximum of fifty percent (50%) per Calendar Year of all Available Crude Oil and Available Natural Gas from the Contract Area (hereinafter referred to as "Cost Recovery Crude Oil" and "Cost Recovery Natural Gas", as the case may warrant). Recovery of Costs and Expenses shall be in a manner consistent with the Accounting Procedure and Article 11.6.

11.6 Costs and Expenses shall be recoverable from Cost Recovery Petroleum on a first in, first out basis (i.e. Costs and Expenses incurred will be recovered according to the date they were incurred, earliest first). Recovery of Costs and Expenses will commence as soon as Cost Recovery Petroleum is available.

11.7 To the extent that in a Calendar Year outstanding recoverable Costs and Expenses related to the Contract Area exceed the value of all Cost Recovery Crude Oil or Cost Recovery Natural Gas from the Contract Area for such Calendar Year, the excess shall be carried forward for recovery in the next succeeding Calendar Years until fully recovered, but in no case after termination of the Contract.

11.8 Recovery of Costs and Expenses shall be achieved by transferring to a Party at the Measurement Point title to quantities of Cost Recovery Petroleum of equivalent value (determined in accordance with Article
         12) to the Costs and Expenses to be recovered in accordance with this
         Article 11.

11.9 To the extent that the value of Cost Recovery Petroleum received by a Party from the Contract Area during a Calendar Quarter is greater or lesser than the

         Party was entitled to receive for that Calendar Quarter, an appropriate adjustment shall be made in accordance with the Accounting Procedure.

11.10 Following recovery of Costs and Expenses from Cost Recovery Petroleum in accordance with the provisions of this Article 11, the remaining Petroleum including any portion of Cost Recovery Petroleum not required for recovery of Costs and Expenses (hereinafter referred to as "Profit Oil" or "Profit Natural Gas") shall be allocated between Georgian Oil and the Contractor in the following proportions, over each Calendar
         Year:

         a)       Profit Oil       Georgian Oil's Share       Contractor Share
                                           70%                       30%

         b) Profit Natural Gas - shall be shared on the same basis as stated in (a) above after converting the Natural Gas to barrels of Crude Oil on an energy equivalency basis.

11.11    Contractor shall prepare and provide Georgian Oil not less than ninety
         (90) days prior to the beginning of each Calendar Quarter a written forecast setting out the total quantity of Petroleum that Contractor estimates can be produced and saved hereunder during each of the next four (4) Calendar Quarters in accordance with good Petroleum industry practices and the Work Program established in accordance with Article 10.

11.12 Crude Oil shall be measured at the Measurement Point for purposes of the Contract and delivered to Georgian Oil and each Contractor Party who as owners shall take in kind, assume risk of loss and separately dispose of their respective entitlements of Cost Recovery Oil and Profit Oil. All Cost Recovery Natural Gas and Profit Natural Gas shall be sold on a jointly committed basis in accordance with Article 16 of this Contract.

11.13 For the avoidance of any doubt, title to their relevant shares of Petroleum shall pass from the State to Georgian Oil and each Contractor Party as appropriate at the Measurement Point. GBOC and GMJV have no title to any Petroleum.

11.14 Georgian Oil and Contractor shall agree on procedures for taking volumes of Crude Oil corresponding to their respective entitlements on a regular basis and in a manner that is appropriate having regard to the respective destinations and uses of the Crude Oil, all in accordance with the provisions of this Contract. If necessary Georgian Oil and Contractor will enter into a lifting agreement setting out the agreed procedures for taking volumes of Crude Oil, and such agreement shall comply with the principles of good international Petroleum industry practice.

11.15 In the event that in any Calendar Year Contractor's Cost Recovery Oil plus its Profit Oil exceeds fifty percent (50%) of the total Cost Recovery Oil plus Profit Oil, a volume of Crude Oil equivalent to that excess ("Excess Crude") shall be offered for sale to the State from Contractor's next available share of Crude Oil.

         The State shall thereafter have the right for the next ten (10) days to elect to purchase all or a portion of the Excess Crude and take delivery, within twenty (20) days of the date of Contractor's offer at a price for the Crude Oil equal to the world market price for similar Crude Oil minus a discount of ten percent (10%). Purchases shall be made in U.S.$ and the world market price shall be calculated as set forth in Article 12. Payment shall be made on delivery at the Measurement Point.

11.16 Details of all Costs and Expenses approved by the Contractor and Georgian Oil will be provided to the State on a quarterly basis.


                                   ARTICLE 12
                               CRUDE OIL VALUATION

12.1 It is the intent of the Parties that the value of the Cost Recovery Petroleum shall reflect the prevailing international market price for Crude Oil from time to time in effect. For the purpose of determining the value of the Cost Recovery Petroleum taken and disposed of by the Parties and/or their assignees under this Contract during each Calendar Quarter, Georgian Oil and Contractor shall, prior to the date of Commercial Production, agree upon the basket of Crude Oils freely traded in international markets and referred to in subparagraph a) below and the value of the Cost Recovery Petroleum shall be adjusted to reflect the weighted average daily f.o.b. prices for term contract sales from Petroleum producing countries in international markets for the same Calendar Quarter of such basket of crude oils, it being understood that the following principles will apply:

         a) The weighted average of the basket shall be such that the average gravity of the basket and the average gravity of the Crude Oil produced under this Contract are equal; and

         b) The prices for individual referenced Crude Oil markers used within the basket shall be based upon the numerical average of a daily report of the actual price for each referenced Crude Oil marker as published in agreed internationally recognised publications; and

         c) Adjustment provisions will be incorporated into the basket formula to take account of transportation costs involved in Crude Oil produced under this Contract arriving at a designated sales point (where the sales point is not the Measurement Point) and to take account of gravity variation beyond a pre-agreed range; and

         d) Unless agreed otherwise, the last calculated weighted average basket price shall serve as the provisional price for a Calendar Quarter until a new price is determined.

12.2 In the event that Georgian Oil and Contractor are unable to agree upon the basket of crude's envisaged in Article 12.1 above, or the principles relating thereto, then either Georgian Oil or Contractor may refer the question for a final, non-revisable determination by an independent expert designated by the UK Institute of Petroleum. Pending such determination, the price shall be as determined in Article 12.1d) above.

12.3 Natural Gas shall be valued at the actual revenues received less transportation, storage, treatment, processing, marketing, distribution, liquefaction and all other associated costs incurred by Contractor beyond the Measurement Point in supplying Natural Gas to customers beyond the Measurement Point.


                                   ARTICLE 13
                 ANCILLARY RIGHTS OF THE CONTRACTOR AND OPERATOR

13.1 In addition to the rights to carry out Petroleum Operations within the Contract Area the State and Georgian Oil shall provide or otherwise procure access to Contractor to all existing facilities and infrastructure in the Contract Area owned by or otherwise under the control of the State or Georgian Oil for the purpose of carrying out its Petroleum Operations during the term of the Contract. Such access shall be on terms as regards access and tariffs no less favourable than those offered to other persons or entities.

13.2 Provided that Georgian Oil nad the State are provided with copies of the following data the Contractor shall have the right to use, reproduce, reprocess and export all existing geoscience, engineering, environmental and geodetic data (including magnetic tapes and films) maps, surveys, reports, and studies it deems necessary to carry out Petroleum Operations hereunder including, but not limited to: magnetic surveys, seismic surveys, well logs and analysis, core analysis, well files, geologic and geophysical maps and reports, reservoir studies, reserve calculations, accurate geodetic coordinates for the location of all wells and seismic lines and all other pertinent data relative to the Contract Area. In the event that any data was to be sold to a Third Party by either Georgian Oil or the contractor the proceeds would be shared according to the share of the Profit Oil in accordance with
         Article 11.

13.3 The Contractor shall have the right within the Contract Area to conduct all geoscience, engineering, environmental and geodetic studies it deems necessary to carry out Petroleum Operations hereunder.

         Said studies may include, but are not limited to: seismic surveys, magnetic surveys, global positioning surveys, aerial photography, and the collection of soil/water/oil/rock samples for scientific and environmental studies. Contractor shall be granted access to and/or permission to fly subject to obtaining appropriate consents (which will not be unreasonably withheld or delayed) over the Contract Area to conduct said studies. Contractor shall have the right to import equipment and supplies necessary to conduct said studies as well as the right to export data, film and samples to laboratories outside the State to conduct such studies.

13.4 Subject to (i) prior approval by the Coordination Committee; and (ii) prior consultation with any necessary local administration or State body and relevant landowners, the Contractor and/or Operator shall have the right to clear the land, to dig, pierce, drill, construct, erect, locate, supply, operate, manage and maintain pits, tanks, wells, trenches, excavations, dams, canals, water pipes, factories, reservoirs, basins, maritime storage facilities and such, primary distillation units, separating units for first oil extraction, sulphur factories and other Petroleum producing installations, as well as pipelines, pumping stations, generator units, power plants, high voltage lines, telephone, telegraph, radio and other means of communication (including satellite communication systems), plants, warehouses, offices, shelters, personnel housing, hospitals, schools, premises, ports, docks, harbours, dikes, jetties, dredges, breakwaters, underwater piers and other installations, ships, vehicles, railroads, road, bridges, ferry-boats, airlines, airports and other means of transportation, garages, hangers, workshops, foundries, maintenance and repair shops and all the auxiliary services which are necessary or useful to Petroleum Operations or related to them and, more generally, everything that is or could become necessary or accessory to carrying out the Petroleum Operations.

13.5 The agents, employees and personnel of both Contractor and Operator, their nominees or Subcontractors, may enter or leave the Contract Area and have free access, within the scope of their functions, to all installations put in place by the Contractor or Operator or otherwise utilised in Petroleum Operations.

13.6 Subject to prior consultation with any appropriate local State bodies the Contractor shall have the right to utilise the upper soil, mature timber, clay, sand, lime, gypsum and stones other than precious stones, and any other similar substances, necessary for the performance of Petroleum Operations. The Contractor may utilise the water necessary for Petroleum Operations, on condition that reasonable efforts are taken to minimise potentially adverse effects on irrigation and navigation, and that land, houses and the watering places are not adversely affected. All such operations shall be carried out in accordance with international Petroleum practices.

13.7 The Contractor shall have the right to use existing pipeline and terminal facilities belonging to or under the control of the State or Georgian Oil. The State and Georgian Oil shall assist in making these facilities available to the Contractor on terms with regard to access and tariffs that are no less favourable than those available to others and shall in no event exceed five percent (5%) of the sales price of Crude Oil hereunder.

13.8 It is recognised by the Parties that in order to maximise the benefit of Petroleum Operations to the State, Georgian Oil and the Contractor, it is in the interests of the State to promote cooperation among Georgian and foreign enterprises carrying on Petroleum Operations in Georgia to share infrastructure in such a manner as to ensure efficient operation among themselves. The State and Georgian Oil hereby agree to secure access for the Contractor to any new or modernised pipelines or other infrastructure passing through Georgia which may be constructed or upgraded during the term of the Contract on terms with regard to access and tariffs as are no less favourable than those available to others including Georgia Oil and any other State body. These provisions shall apply to any new or upgraded pipeline through Georgia which may be constructed or modernised by or on behalf of the consortium responsible for the development of the Azerbaijan Sector of the Caspian Sea ("AIOC") whether or not in conjunction with the State and/or Georgian Oil, and in any agreement with AIOC or any entity connected therewith the State and/or Georgian Oil shall secure these benefits for the Contractor and Georgian Oil. The State and Georgian Oil will take all necessary steps to ensure that the Contractor is supplied with all necessary information (including copies of contracts ,invoices and accounts) to determine that the Contractor is being granted terms which are no less favourable than those available to others, including Georgian Oil.


                                   ARTICLE 14
                        ASSISTANCE PROVIDED BY THE STATE

14.1 To enable the Contractor to properly carry out the Petroleum Operations, the State shall have the obligation to assist the Contractor and Georgian Oil upon request to:

         a) provide the approvals or permits needed to conduct Petroleum Operations and to carry on associated business activities and to open bank accounts (for both local and foreign currency) in Georgia;

         b) arrange for Foreign Exchange to be converted in accordance with the principles set out in Article 19.7 of this Contract;

         c) use office space, office supplies, transportation and communication facilities and make arrangements for accommodations as required;

         d)       assist with any custom formalities;

         e) provide entry and exit visas and work permits for employees and their family members of Operator, Contractor, Contractor Parties, their Affiliates and Foreign Subcontractors, who are not citizens of Georgia, who come to Georgia for the implementation of the Contract and to provide assistance for their transportation, travel and medical facilities whilst in Georgia;

         f) provide necessary permissions to send abroad documents, data and samples for analysis or processing during the Petroleum Operations;

         g) contact and instruct appropriate departments and ministries of the State and any other bodies controlled by the State to do all things necessary to expedite Petroleum Operations;

         h) provide permits, approvals, and land rights requested by Contractor and/or Operator for the construction of bases, facilities and installations for use in conducting Petroleum Operations; and

         i) provide to the Contractor data and samples concerning the Contract Area other than those produced as a result of Petroleum Operations hereunder.


                                   ARTICLE 15

                 MEASUREMENT, QUALITY AND VALUATION OF PETROLEUM

15.1 All Petroleum produced, saved and not used in the Petroleum Operations in accordance with Article 11.3 shall be measured at the Measurement Point approved in the Development Plan.

15.2 The Measurement Point shall be at the end of the facilities for which the cost is included as a Cost and Expense which is recoverable from Cost Recovery Petroleum under the Contract. The Measurement Point shall be determined in accordance with the provisions set out in Article 9.

15.3 All Petroleum shall be measured in accordance with standards generally acceptable in the international Petroleum industry. All measurement equipment shall be installed, maintained and operated by Operator. Contractor and Georgian Oil shall be entitled periodically to inspect the measuring equipment installed and all charts and other measurement or test data at all reasonable times. The accuracy of measuring equipment shall be verified by tests at regular intervals and upon request by either Georgian Oil or the Contractor, using means and methods generally accepted in the international Petroleum industry.

15.4 Should a meter malfunction occur, Operator shall immediately have the meter repaired, adjusted and corrected and following such repairs, adjustment or correction shall have it tested or calibrated to establish its accuracy. Upon the discovery of metering error, Operator shall have the meter tested immediately and shall take the necessary steps to correct any error that may be discovered.

15.5 In the event a measuring error is discovered, Contractor shall use all reasonable efforts to determine the correct production figures for the period during which there was a measuring error and correct previously used readings. Contractor shall submit to the Coordination Committee a report on the corrections carried out. In determining the correction, Contractor shall use, where required, the information from other measurements made inside or outside the Development Area. If it proves impossible to determine when the measuring error first occurred, the commencement of the error shall be deemed to be the point in time halfway between the date of the last previous test and the date on which the existence of the measuring error was first discovered.

15.6 All measurements for all purposes in this Contract shall be adjusted to standard conditions of pressure at sea level and temperature at sixty degrees Fahrenheit (60 (degrees)F).



                                   ARTICLE 16
                                   NATURAL GAS

16.1     Associated Natural Gas

         a) Associated Natural Gas produced within the Contract Area shall be used primarily for purposes related to the Production Operations and production enhancement including, without limitation, oil treating, gas injection, gas lifting and power generation.

         b) Based on the principle of full utilisation of the Associated Natural Gas and with no impediment to normal production of the Crude Oil, any Development Plan shall include a plan of utilisation of Associated Natural Gas. If there is any excess Associated Natural Gas remaining in any Oil Field after utilisation pursuant to Article 16.1.a) above (hereafter referred to as "Excess Associated Natural Gas"), the Contractor shall carry out a feasibility study regarding the commercial utilisation of such Excess Associated Natural Gas.

                  i) If Georgian Oil and Contractor agree that Excess Associated Natural Gas has no commercial value, then such Natural Gas shall be disposed of by the Operator through reinjection, venting, flaring or otherwise, provided that there is no impediment to normal production of the Crude Oil.

                  ii) If Georgian Oil and Contractor agree that Excess Associated Natural Gas has commercial value, they will endeavour to enter into gas sales agreement(s) and/or other commercial and/or technical arrangements with Third Parties required to develop such Natural Gas. Investments in the facilities necessary for production, transportation and delivery of Excess Associated Natural Gas shall be made by the Contractor. The construction of facilities for such Production and utilisation of the Excess Associated Natural Gas shall be carried out at the same time as the Development Operations, or at any time as may be agreed to by the Parties.

                  iii) If either Georgian Oil or Contractor considers that Excess Associated Natural Gas has commercial value while the other considers that Excess Associated Natural Gas has no commercial value, the one who considers Excess Associated Natural Gas to have commercial value may utilise such Excess Associated Natural Gas, at its own cost and expense and without impeding the Production of Crude Oil and without affecting the shares of Crude Oil and Natural Gas otherwise to be allocated under the other provisions of this Contract, but if such Excess Associated Natural Gas is not so utilised at any time or from time to time, then such Excess Associated Natural Gas shall be disposed of by the Operator, provided that there is no impediment to normal Production of the Crude Oil.

         c) The price of Associated Natural Gas produced from the Contract Area shall be determined by Georgian Oil and Contractor based on general pricing principles taking into consideration such factors as sales prices of internationally transported gas delivered in Western Europe, quality and quantity of the Associated Natural Gas (including the equivalent substitute energy value) and the economics of Development. Unless otherwise agreed, Georgian Oil and Contractor shall participate in all gas sales agreements entered into for the sale of Associated Natural Gas produced from the Contract Area in proportion to their Article 11 allocation rights. Gas sales prices shall be denominated in U.S.$.

         d) Investments made in conjunction with the utilisation of both Associated Natural Gas and Excess Associated Natural Gas, together with investments incurred after approval of a Development Plan in carrying out feasibility studies on the utilisation of Excess Associated Natural Gas, shall be charged to Operation Expenses.

16.2     Non-associated Natural Gas

         a) When any Non-associated Natural Gas is discovered within the Contract Area, Georgian Oil and Contractor shall implement a program regarding the Appraisal and possible development and marketing of the Non-associated Natural Gas in the domestic and international markets. This program shall include the following principles:

                  i) After Non-associated Natural Gas has been discovered within the Contract Area, the Contractor shall present to the Coordination Committee, a report, including, without limitation, an initial estimate of the boundaries of the Non-associated Natural Gas reservoir and a range of recoverable reserves.

                  ii) The decision period for commitment by Contractor to an Appraisal Program shall be as soon as is practical in all the circumstances but shall not be longer than thirty-six (36) months from the submission of the discovery report. During this decision period, the Coordination Committee will form a Marketing Team whose goal will be to conduct preliminary market studies and analyse the potential markets for the Non-associated Natural Gas. During this decision period, Contractor will report to the Coordination Committee at regular intervals on the progress and results of the technical evaluation of moving forward with an Appraisal Program. Within the said decision period, Contractor will make its election whether or not to commit to an Appraisal Program for the Non-associated Natural Gas.

                  iii) If the Contractor commits to an Appraisal Program for the Non-associated Natural Gas reservoir, delineation and review of the potential of the Non-associated Natural Gas reservoir will continue for a period not longer than six (6) years from the submission of the discovery report. During the review and Appraisal periods, Contractor shall maintain all rights and interests in the relevant portion of the Contract Area.

                  iv) The expenses incurred by the Contractor in carrying out the said review, evaluation and Appraisal Program and the expenses incurred by the Marketing Team representatives in conducting the preliminary market studies and analysing the markets for the Non-associated Natural Gas shall be charged to Operation Expenses and are recoverable from Cost Recovery Petroleum.

         b) Following the completion of the Appraisal Program and review of the potential of the discovery, Contractor shall submit an appraisal report to the Coordination Committee. If the Coordination Committee decides that the Discovery is commercial, the Parties shall agree on a Development Plan. The Parties shall also endeavour to finalise Gas Sales Contract(s) and other agreements necessary for the commercialisation of such Non-associated Natural Gas.

         c) The price of the Non-associated Natural Gas produced from the Contract Area shall be determined based on general pricing principles, taking into consideration such factors as representative sales prices of internationally transported volumes delivered to distributors and end users in Western Europe, quality and quantity of the Natural Gas (including the equivalent substitute energy) and the economics of the Development of such Natural Gas. Unless otherwise agreed, Georgian Oil and Contractor shall participate in all Gas Sales Contracts entered into for the sale of Non-associated Natural Gas produced from the Contract Area in proportion to their
                  Article 11 allocation rights. Sales contract prices shall be denominated in U.S.$.

         d) The production period of any Gas Field within the Contract Area shall be a period equal to the greater of the term of the Gas Sales Contract(s) or other commercial Natural Gas agreement for such Gas Field and twenty-five (25) consecutive years beginning on the date of commencement of Commercial Production in such Gas Field. If such period exceeds the maximum term of the Contract, the term of the Contract so far as it relates to such Gas Field shall extend until the end of such production period. Georgian Oil and Contractor shall endeavour to conclude Gas Sales Contract(s) and implement a Development Plan for each Gas Field to deplete such Field within its production period, subject always to the application of good international Petroleum industry development and operating practices.

16.3 Contractor may participate in the installation and operation of the pipeline(s) required to transport Natural Gas produced from the Contract Area to the market for such Natural Gas and share in any revenues generated from the use of said pipeline(s) by others. If Contractor participates in the installation and operation of such pipeline(s), the installation and operation of such pipeline(s) shall be included in a Development Plan and Petroleum Operations under this Contract. Any such investment shall be recoverable from Cost Recovery Petroleum.

16.4 If the State, any state-owned company or other entity, or Georgian Oil provides Natural Gas transportation services to Contractor, then the tariffs charged to Contractor for such services shall be non-discriminatory, reasonably based on the investment necessary to provide the transportation services and in no event will exceed charges made to other entities including Georgian Oil and other State bodies. The State and Georgian Oil will ensure that such transportation services will be provided in a time frame that will not delay field development.


                                   ARTICLE 17
                                TAX/FISCAL REGIME

17.1     This Article shall apply to each Contractor Party individually.

17.2 Each Contractor Party, Foreign Subcontractor, GMJV, Foreign Employee and Operator shall be entitled to full and complete exemption from all Taxes prior to or after the Effective Date of this Contract except as otherwise provided for in this Contract.

17.3 It is acknowledged that Georgia may enter into Double Tax treaties which may have effect to give relief from Taxes to, but not limited to, Contractor, Contractor Parties, Foreign Subcontractors and Foreign Employees.

17.4 Each Contractor Party shall be subject to the Law of Georgia on Taxation of Enterprises, dated 21 December 1993 as enacted and in effect on the date of execution of this Contract, and as amended by the provisions of this Contract (the "Profit Tax"). Each Contractor Party having its head office or management in Georgia will be subject to the Profit Tax. Each Contractor Party not having its head office or management in Georgia but carrying out Petroleum Operations in the Contract Area will be subject to the Profit Tax.

17.5 Each Contractor Party shall be subject to the Profit Tax at a rate fixed for the duration of the Contract of ten percent (10%), for a Calendar Year on the taxable base defined in Article 17.8.

17.6 Georgian Oil (or its successors or assignees) shall assume, pay and discharge, in the name and on behalf of each Contractor Party, that Contractor Party's Profit Tax liability for a Calendar Year calculated in accordance with this Article 17 out of Georgian Oil's seventy percent (70%) share of Profit Oil and Profit Natural Gas for that Calendar Year. The Georgian Oil Profit Oil and Profit Natural Gas share as determined by Article 11 of this Contract will include an amount equal in value to all of the Contractor Parties' Profit Tax liabilities.

17.7 The obligation to assume, pay and discharge each Contractor Party's payment of Profit Tax (and only this tax) set out above by Georgian Oil in accordance with the provisions of Article 17.6 shall fulfil the entire tax liability of each Contractor Party. Except for the Profit Tax obligation described in this Article 17 the Contractor and the requirement to charge VAT on local sales (each Contractor Party) GMJV and Operator shall not be subject to any other Taxes, fees, bonuses, duties, levies, funds or similar types of payments of any nature imposed prior to the Effective Date, currently or in the future by the State or any other Governmental entity or subdivision of the State including but not limited to Mineral Usage Tax, Enterprise Property Tax, VAT, Stamp Duty, Profit Repatriation Tax, Export Duty, Customs Duty, Freight Tax, Dividend Tax, Land Tax, natural resource levies, levies on special usage of subsurface resources, extraction based levies, land rental fees, charges and levies reimbursing the State or any other Governmental entity or subdivision of the State for the cost of geological prospecting work incurred by the State, fees for licences to conduct cartographic, geological or geophysical surveys, any tariff or similar fee on the transportation and export of Petroleum, any fee or payment related to the assignment of all or a portion of Contractor's or a Contractor Party's interest under this Contract.

17.8 The calculation of the taxable base (balance profit/(loss)) for each Contractor Party for a Calendar Year shall be as follows:

         a) The taxable base (balance profit/(loss))for each Contractor Party shall be determined as the total of each such Contractor Party's sales revenues from Cost Recovery Petroleum, Profit Oil and Profit Natural Gas acquired by that Contractor Party pursuant to Article 11 of this Contract reduced by, (i) the Contractor Party's sales revenues from Cost Recovery Petroleum and (ii) the Contractor Party's share of costs and the Contractor Party's own costs incurred during a Calendar Year in respect of Petroleum Operations which are not included in Costs and Expenses determining Cost Recovery Petroleum in
                  Article 11 of this Contract and (iii) any loss calculated in accordance with Article 17.9 of this Contract.

         b) Sales revenues from Cost Recovery Petroleum shall be defined as the value of the volumes of Cost Recovery Petroleum, taken and disposed of by the Contractor Party and/or their assignees under this Contract during a Calendar Year and determined by applying the principles of valuation set out in Article 12 of this Contract. Sales revenues from Profit Oil and Profit Natural Gas shall be defined as the value of the volumes of Profit Oil and Profit Natural Gas taken and disposed of by the Contractor Party and/or their assignees under this Contract during a Calendar Year.

                  Profit Oil volumes, other than Excess Crude sold to the State, and Profit Natural Gas volumes sold to Third Parties will be valued at the actual price received at the Measurement Point where actually sold at the Measurement Point. Where Profit Oil volumes are not sold at the Measurement Point, they shall be valued at the actual price received at the sales point less transportation and other associated costs incurred by the Contractor Party in transporting such Profit Oil from the Measurement Point to the actual sales point. The value of sales of Profit Oil and Profit Natural Gas to any Affiliate or sales involving barter will be determined by applying the principles of valuation as set out in Article 12 of this Contract.

                  Sales of Excess Crude by a Contractor Party to the State in accordance with Article 11.15 of this Contract will be valued at the world market price for similar Crude Oil minus a discount of ten percent (10%).

         c) For the purposes of this Article 17 and specifically for the purposes of calculating the taxable base of a Contractor Party in accordance with this Article 17.8 and Article 17.9, costs and expenses incurred directly or indirectly by a Contractor Party and its Affiliated Companies prior to the Effective Date of this Contract shall be deemed to have been incurred on the Effective Date of this Contract.

         d) For the purposes of calculating the taxable base of a Contractor Party in accordance with this Article 17.8 and
                  Article 17.9, sales revenues related to Petroleum Operations and costs incurred in respect of Petroleum Operations shall be determined in U.S.$. Sales revenues in currency other than the U.S.$ and costs incurred in currency other than the U.S.$ shall be translated into U.S.$ in accordance with the principles set out in Article 19.11 of this Contract.

17.9 If in calculating the taxable base of a Contractor Party the total sum of deductions, represented by sales revenues from Cost Recovery Petroleum and costs incurred in respect of Petroleum Operations which are not included in Costs and Expenses in determining Cost Recovery Petroleum in Article 11 of this Contract, exceed sales revenues from Cost Recovery Petroleum, Profit Oil and Profit Natural Gas in any Calendar Year, the resulting loss (balance loss) may be carried forward by a Contractor Party to the following Calendar Year and to subsequent Calendar Years, one at a time in chronological order, and shall be deductible in full and without restriction in computing such Contractor Party's taxable base in such Calendar Year(s) until such time as the loss is wholly offset against such Contractor Party's taxable base.

17.10 Each Contractor Party shall maintain its tax books and records exclusively in U.S$ although a local currency equivalent (with conversion in accordance with the provisions of Article 19) shall also be prepared for information purposes only. The calculation of the taxable base for each Contractor Party in accordance with Article 17.8 of this Contract will be exclusively in U.S.$ and the calculation and the payment of the Profit Tax enumerated in this Article 17 shall be in U.S.$.

17.11 If a Contractor Party is a party to more than one production sharing contract (consortium) situated within Georgia and/or the Georgian continental shelf, for the purposes of calculating the Contractor Party's taxable base in accordance with Article 17.8 of this Contract the production sharing contracts in which the Contractor Party has a share may at the election of the Contractor Party be treated as if the production sharing contracts were one production sharing contract resulting in the Contractor Party's share of sales revenues and deductions attributable to the production sharing contracts being consolidated for Profit Tax purposes.

The Profit Tax return for each Contractor Party shall be prepared and submitted as follows:

a. Each Contractor Party shall prepare a Profit Tax return in U.S.$ for each Calendar Year and submit it to Georgian Oil by 15 February following the Calendar Year, so that Georgian Oil can submit a Contractor Party's Profit Tax return to the Tax Inspectorate by 15 March following the Calendar Year.

b. No other records or documentation shall be required to be submitted to the Tax Inspectorate at the time the Profit Tax return is submitted to the Tax Inspectorate or thereafter. Such records and documentation are to be made available to the Tax Inspectorate only during an audit by the Tax Inspectorate in accordance with Article 17.19 of this Contract

c. The Profit Tax return for each Contractor Party for each Calendar Year shall set out in U.S.$ the calculation of the taxable base as described in Article 17.8 and the amount of the Profit Tax calculated on that taxable base.

d. The Profit Tax return shall be prepared based on Contractor books and accounts of Petroleum Operations as described in
                  Article 18 of this Contract which Contractor is required to maintain in U.S.$ in accordance with the Accounting Procedure attached hereto as Annex C. No books and records in addition to those specified by this Contract shall be required to be maintained by Contractor for any reason including but not limited to the calculation of Profit Tax and taxable base required by this Article 17.

e. Only one (1) Profit Tax return shall be required to be prepared and submitted to the Tax Inspectorate for each Contractor Party for a Calendar Year. Only one (1) Profit Tax payment shall be required in respect of each Contractor Party's Profit Tax liability for a Calendar Year. No Profit Tax return or similar declaration and no Profit Tax payment whether estimated or actual shall be required in respect of a Calendar Quarter.

17.13 Proper official assessments of a Contractor Party's Profit Tax liability for each Calendar Year, and proper official receipts shall be issued by the proper tax authorities and shall state the date and amount and other particulars customary in Georgia for such receipts and the currency in which the Profit Tax was paid.

17.14 Georgian Oil shall furnish to each Contractor Party the proper official assessments and proper official receipts that evidence official payment by

         Georgian Oil of that Contractor Party's Profit Tax liability for a Calendar Year by 15 April following the Calendar Year.

17.15 Georgian Oil shall not credit, directly or indirectly, Contractor Parties' Profit Tax payments against Georgian Oil's tax or any other payments to the Government or the treasury of Georgia required from Georgian Oil. However, Georgian Oil may deduct the payments of Contractor Parties Profit Tax for a Calendar Year in calculating Georgian Oil's tax liability for that Calendar Year.

17.16 Georgian Oil shall assume, pay and discharge any penalties, interest, fines or similar levies for late payment of a Contractor Party's Profit Tax liability in respect of any Calendar Year.

17.17 The filing of the Profit Tax return and the payment of Profit Tax for a Calendar Year will be considered the final settlement of all Profit Tax liabilities for a Contractor Party for that Calendar Year upon the date thirty-six (36) months from the date the Profit Tax return for such Calendar Year was filed.

17.18 The State will notify each Contractor Party within one (1) month of the Effective Date of this Contract of the tax inspectorate office ("the Tax Inspectorate") which is to be located in Tbilisi and be responsible for and administer the implementation of the provisions of this Contract including but not limited to the filing of a Contractor Party's Profit Tax return for each Calendar Year, the issuing of official assessments and receipts evidencing the payment of each Contractor Party's Profit Tax liability, any audit in respect of any Calendar Year of a Contractor Party's Profit Tax return and any other payment, liability or procedures in respect of any other Taxes.

17.19 The Tax Inspectorate shall have the following rights of audit in respect of a Contractor Party's Profit Tax return:

a) The Tax Inspectorate shall have the authority to conduct an audit of each Contractor Party's Profit Tax return for each Calendar Year.

b) In conducting such an audit the Tax Inspectorate shall only be entitled to examine the Contractor books and accounts of Petroleum Operations which the Contractor is required to maintain as described in Article 18 of this Contract in U.S.$ in accordance with the Accounting Procedure attached hereto as Annex C except in circumstances where the Tax Inspectorate has reasonable grounds to suspect fraud or non disclosure of required information.

c) The Tax Inspectorate shall be bound by the documentation requirements specified in the Accounting Procedure and shall not be entitled to request from any Party or the Operator any documentation in addition to that documentation to support the calculation of the taxable base which is required for each Contractor Party for each Calendar Year under this Article 17 except in circumstances where the Tax Inspectorate has reasonable grounds to suspect fraud or non disclosure of required information.

d) Costs and Expenses for the purposes of determining Cost Recovery Petroleum are defined in Article 11 of this Contract. The Tax Inspectorate shall be bound by the provisions of Article 11 of this Contract and shall have no right to challenge the Costs and Expenses which a Contractor Party is entitled to recover from Petroleum.

e) Upon completing such an audit, the Tax Inspectorate shall discuss any proposed adjustments with the Contractor Party and, where appropriate, issue a notice of additional Profit Tax due or a notice of refund. If the Contractor Party and the Tax Inspectorate are unable to agree upon the amount of Profit Tax underpaid or overpaid, the issue shall be resolved in accordance with the dispute resolution procedures contained in Article 30 of this Contract.

17.20 If as a result of an audit by the Tax Inspectorate a final determination is made either that an underpayment or overpayment of Profit Tax has occurred in respect of a Calendar Year, such underpayment or overpayment will be subject to interest at a rate of LIBOR plus four (4) percent calculated from 15 March in the Calendar Year the Profit Tax return was filed until the date of payment or refund of the Profit Tax.

17.21 Employees of the Contractor, Contractor Parties, their Affiliates and Subcontractors, and those employees assigned by Contractor to Operator who are not citizens of Georgia ("Foreign Employees") shall be liable to Georgian personal income tax imposed by the State only on their income earned as a direct result of their employment in Georgia and only if the Foreign Employee is present in Georgia for a period or periods exceeding in the aggregate one hundred and eighty-three (183) days in any Calendar Year. A Foreign Employee will continue to be subject to the provisions of any applicable Double Tax Treaty.

17.22 Foreign Employees who perform work in Georgia and their employers that would otherwise be covered by and subject to social insurance, pension fund contributions and similar payments under the social security system of Georgia will be exempt from those payments.

17.23 The only Taxes, duties, fees or other charges to be levied by the State or by any other Governmental entity on a Foreign Subcontractor in connection with Petroleum Operations pursuant to this Contract shall be a tax to be withheld by any person or other legal entity making payments to a Foreign Subcontractor in the currency in which the payment is made (the "Withhold Tax"). The Withhold Tax shall be calculated and will apply as follows:

a)                The Withhold Tax will be calculated at a fixed rate of twenty
                  (20) percent, on the taxable profit of a Foreign Subcontractor defined in this

                  Article 17.23. The taxable profit of a Foreign Subcontractor will be deemed to be equal to twenty (20) percent of any payments received by a Foreign Subcontractor in respect of work and/or services undertaken in Georgia in connection with Petroleum Operations pursuant to this Contract resulting in a total tax of four (4) percent to be withheld from such payments.

b) Any person or other legal entity making payments to a Foreign Subcontractor must pay the Withhold Tax to the Tax Inspectorate within thirty (30) days from the date of payment of the Foreign Subcontractor. The Tax Inspectorate shall issue the person or other legal entity making the payment with proper official receipts in the name of the Foreign Subcontractor within fifteen (15) days of the payment of the Withhold Tax that evidence the payment of the Withhold Tax stating the date, the amount, the currency in which it was paid and other particulars customary for such receipts.

c) In the event that such Withhold Tax is paid late the person responsible for paying the Withhold Tax to the Tax Inspectorate shall be subject to interest at a rate of LIBOR plus four (4) percent calculated from the latest date that the Withhold Tax should have been paid to the Tax Inspectorate. No fines, penalties or similar levies will be payable in respect of any late payment.

d) A Foreign Subcontractor will have no requirement to file a tax return or any other similar declaration, the payment of the Withhold Tax will satisfy all such requirements and obligations.

e) A Foreign Subcontractor will continue to be subject to the provisions of any applicable Double Tax Treaty.

17.24    VAT shall be imposed as follows:

a) Goods, works and services supplied directly or indirectly to or by a Contractor Party or its Affiliates, Operator or a Foreign Subcontractor for the purpose of Petroleum Operations shall be exempt from VAT with credit (zero per cent rate)., save that the customer shall charge VAT ( at the then current rate but not exceeding twenty, (20) per cent ) on Petroleum sold locally within Georgia which is not intended for export in circumstances in which the purchaser is a Georgian national or Georgian entity ( "Local Sales" ). Contractor shall be entitled to a refund of VAT within five business days of the submission of its monthly VAT declarations to the Tax Inspectorate equal to the US$ equivalent of VAT charged on Local Sales. For the purposes of these declarations the refund due to the Contractor will be calculated using the VAT charged and/or paid on a monthly basis. If a full VAT refund is not paid within five days as specified above, Contractor shall be entitled to recover the relevant amount as Costs and Expenses in accordance with the provisions of Article 11.

b) All imports including but not limited to goods, equipment, works, services, loans and other forms of financing acquired by a Contractor Party or its Affiliates, Operator, their Subcontractors or their agents for the purpose of Petroleum Operations shall be exempt from VAT with credit (zero per cent rate).

c) Import and re-export of goods for personal use by Foreign Employees and family members will be subject to VAT at a rate of zero per cent (0%).

d) Exports of Petroleum by each Contractor Party or its agents shall be exempt from VAT with credit (zero per cent rate).

e) Excess Crude sold by a Contractor Party to the State in accordance with the provisions of Article 11.15 of this Contract shall be exempt from VAT with credit (zero percent rate).

f) All re-exports by a Contractor Party or its Affiliates, Operator, Subcontractors or their agents of goods, works and services supplied for the purposes of Petroleum Operations including but not limited to re-export of goods temporarily imported into Georgia for the purposes of Petroleum Operations shall be exempt from VAT with credit (zero per cent rate).

g) Any goods, works and services supplied to or by and any imports of goods, works and services acquired directly or indirectly by a Contractor Party and its Affiliated Companies, Operator, Foreign Subcontractors or their agents for the purpose of Petroleum Operations prior to the Effective Date of this Contract shall be deemed for the purposes of this Article to be supplied or acquired on the Effective Date of this Contract.

h) The Tax Inspectorate shall provide each Contractor Party and its Affiliates, Operator, Foreign Subcontractors and their agents with certificates confirming the exemptions and/or VAT zero percent (0%) rate provided in this Contract within twenty
                  (20) days of the Contractor Party requesting such a certificate.

17.25 Each Contractor Party and its Affiliates and Operator shall have no liability or responsibility for any Taxes which its Subcontractors or their agents do not pay or for any other failure of such Subcontractors or their agents to comply with the laws of Georgia.

                                   ARTICLE 18
                    ACCOUNTING, FINANCIAL REPORTING AND AUDIT

18.1 Contractor shall maintain books and accounts of Petroleum Operations in accordance with the Accounting Procedure attached hereto as Annex C. These shall be maintained in U.S.$ in accordance with generally accepted international Petroleum industry accounting principles. All books and accounts which are made available to Georgian Oil in accordance with the provisions of the Accounting Procedure shall be prepared both in the Georgian and English languages.

18.2 The Accounting Procedure specifies the procedure to be used to verify and establish promptly and finally Contractor's Costs and Expenses under Article 11 of this Contract.

18.3 Sales revenues, expenditures, financial results, tax liabilities, and loss carry-forwards of each Contractor Party shall be determined in accordance with the rules, rights, and obligations set forth in this Contract in so far as such sales revenues, expenditures, financial results, tax liabilities, and loss carry-forwards are related to Petroleum Operations under this Contract.

18.4 To the extent that Georgian Oil incurs Costs and Expenses which are recoverable from Cost Recovery Petroleum in accordance with Article 11, Georgian Oil shall maintain separate books and accounts. These books and accounts shall be maintained in U.S.$, in the Georgian language and the English language and shall be in accordance with generally accepted international Petroleum industry accounting principles. Prior to Georgian Oil commencing to incur Costs and Expenses an accounting procedure which establishes the method for accounting for Georgian Oil's participation in the funding of Petroleum Operations shall be agreed and approved by Contractor. The Contractor shall have the right to audit the books and accounts maintained by Georgian Oil.



                                   ARTICLE 19
                     CURRENCY, PAYMENTS AND EXCHANGE CONTROL

19.1 Contractor and each Contractor Party, and their Affiliates, Subcontractors and Operator shall have the right to open, maintain, and operate Foreign Exchange bank accounts both in and outside of Georgia and local currency bank accounts inside Georgia.

19.2 Contractor and each Contractor Party, and their Affiliates and Foreign Subcontractors shall have the right to transfer all funds received in or converted to Foreign Exchange in Georgia to bank accounts outside Georgia without payment of any Taxes, Governmental fee, duty or other such impost for the right to effect such transfer of funds.

19.3 Contractor and each Contractor Party, and their Affiliates and Foreign Subcontractors shall have the right to hold, receive and retain outside Georgia and freely use all funds received and derived directly or indirectly from Petroleum Operations by them outside Georgia without any obligation to repatriate or return the funds to Georgia, including but not limited to all payments received from export sales of Contractor Parties' share of Petroleum and any sales proceeds from an assignment of their interest in this Contract.

19.4 Contractor and each Contractor Party, and their Affiliates, Foreign Subcontractors and Operator shall be exempt from all legally required or mandatory conversions of Foreign Exchange into local or other currency. Notwithstanding the provisions of this Article 19.4 the Contractor and each Contractor Party and Operator will pay citizens of Georgia and Georgian Subcontractors engaged by them in Petroleum Operations in local currency for so long as this is a requirement of the law of Georgia.

19.5 Contractor and each Contractor Party, and their Affiliates, Foreign Subcontractors and Operator have the right to import into Georgia funds required for Petroleum Operations under this Contract in Foreign Exchange.

19.6 Contractor and each Contractor Party, and their Affiliates and Foreign Subcontractors shall have the right to pay outside of Georgia for goods, works and services of whatever nature in connection with the conduct of Petroleum Operations under this Contract without having first to transfer to Georgia the funds for such payments.

19.7 Whenever such a need arises Contractor and each Contractor Party and their Affiliates, Foreign Subcontractors and Operator shall be entitled to purchase local currency with Foreign Exchange and covert local currency into Foreign Exchange at the most favourable exchange rate legally available and in any event at an exchange rate which shall be no less beneficial than that granted to other foreign investors by the National Bank of Georgia, without deductions or fees other than usual and customary banking charges.

19.8 Contractor and each Contractor Party, and their Affiliates and Foreign Subcontractors shall have the right to pay outside Georgia principal and interest on loans used for funding Petroleum Operations without having to first transfer to Georgia the funds for such payment.

19.9 Contractor and each Contractor Party and their Affiliates, Foreign Subcontractors and Operator shall have the right to pay, wages, salaries, allowances and benefits of their foreign personnel working in Georgia in Foreign Exchange partly or wholly outside Georgia.

19.10 Contractor and each Contractor Party, and their Affiliates shall have the right to pay their Foreign Subcontractors working on Petroleum Operations in Georgia in Foreign Exchange partly or wholly outside Georgia.

19.11 Conversions of currency shall be recorded at the rate actually experienced in that conversion. Expenditures and sales revenues in currency other than the U.S.$ shall be translated to U.S.$ at the official rates as posted by the National Bank of Georgia at the close of business on the first business day of the current month until such times as the relevant exchange rates being the arithmetic average of the buying and selling rates at the close of business on the first business day of then current month are published by "The Wall Street Journal", or if not published by "The Wall Street Journal", then by the "Financial Times" of London.


                                   ARTICLE 20
                                IMPORT AND EXPORT

20.1 Contractor, each Contractor Party and Affiliates and their agents and Subcontractors and Operator shall have the right to import and re-export from Georgia free of any Taxes and restrictions including but not limited to VAT and Customs Duties in their own name materials, equipment, machinery and tools, vehicles, spare parts, foodstuffs, goods and supplies necessary in the Contractor's opinion for the proper conduct and achievement of Petroleum Operations including but not limited to Exploration, exploitation, Appraisal, Development, Production, transportation, storage and marketing.

20.2 Contractor, each Contractor Party and Affiliates, their agents and Subcontractors shall have the right to sell any materials or equipment or goods which were used in Petroleum Operations without paying Customs Duties provided that such items are no longer needed for Petroleum Operations and the costs of such items have not been and are not intended to be included as Costs and Expenses recoverable from Cost Recovery Petroleum.

20.3 Contractor, each Contractor Party, their customers and their carriers shall have the right to freely export, free of all Taxes including but not limited to Customs Duties and at any time, the share of Petroleum to which the Contractor and each Contractor Party is entitled in accordance with the provisions of this Contract.

20.4 Petroleum to which the Contractor Parties are entitled to in accordance with the provisions of this Contract shall not be subject to any requirements imposed currently or in the future by the State or any other Governmental entity or subdivision of the State as to export quotas or export licences or any other similar requirements. The provisions of this Article 20.4 shall not apply to Excess Crude which the State elects to purchase in accordance with Article 11.15 of this Contract.

20.5 All copies of original records and data and representative portions of all samples or information prepared or obtained by the Contractor Parties and Affiliates and their Subcontractors with regard to activities under this Contract which is exported for use thereof by the Contractor Parties including but not limited to processing, analysing or studying shall be exempt from any requirements imposed currently or in the future by the State or any other Governmental entity or subdivision of the State as to export licences, any restrictions on export and Customs Duties, Taxes or other export charges with respect to such data and information.

20.6 The Contractor Parties shall be exempt from any obligatory registration existing currently or in the future in Georgia as exporters of Petroleum.

20.7 Foreign Employees and family members of Contractor and its Affiliates, its agents and Foreign Subcontractors, shall have the right to import into and re-export from Georgia, free of Taxes, Customs Duties and restrictions at any time, all foodstuff, furniture, clothing, household appliances, vehicles, spare parts and all personal effects for personal use by the Foreign Employees and family members assigned to work in, or travel to, Georgia.


                                   ARTICLE 21
                       EXPORT OF HYDROCARBONS, TRANSFER OF
                     OWNERSHIP, AND REGULATIONS FOR DISPOSAL

21.1 The Contractor, Contractor Parties, any purchaser from such parties and their respective carriers shall, for the duration of this Contract, have the unrestricted right to export from any export point selected by the Contractor for such purpose, the share of Petroleum to which the Contractor is entitled under this Contract provided that access to such export point is not restricted generally on the grounds of safety or national security. Access to export points shall be given to the above parties on a non discriminatory basis and at rates no less favourable than those granted to others by the State or Georgian Oil.

21.2 The transfer of title to each Contractor Party and Georgian Oil of its share of Petroleum shall be effective upon the lifting of that share by such Party at the Measurement Point or, at the Parties' option, at some other point.

21.3 The Contractor and Georgian Oil shall each be entitled to designate (at their own cost) an employee, independent company or consultant who shall check the liftings of Petroleum from the Measurement Point or at such other point as may be designated in accordance with Article 21.2.

21.4 If one of the Parties is unable to lift its share of Petroleum in due time, with the result that Petroleum Operations may be interfered with or in any way disrupted, then after giving such notice as is practical in the circumstances any other Party may dispose of it, and subsequently give back to such Party an equivalent amount of Petroleum (taking into account any costs incurred).


                                   ARTICLE 22
                               OWNERSHIP OF ASSETS

22.1 Ownership of any asset, whether fixed or moveable, acquired by or on behalf of Contractor in connection with Petroleum Operations hereunder shall vest in Georgian Oil without consideration when both the costs of such asset have been recovered by Contractor under this Contract and either the Contract has come to an end or, if earlier, when the asset is no longer required for Petroleum Operations by the Contractor. The Contractor shall enjoy continued free, exclusive and unrestricted use of all assets at no cost or loss of benefit to the Contractor until the termination of this Contract or if earlier until they are no longer required for Petroleum Operations. The Contractor shall bear the custody and maintenance of such assets and all risks of accidental loss or damage thereto, until ownership transfers to Georgian Oil, provided however that all costs necessary to operate, maintain and repair such assets and to replace or repair any damage or loss shall be recoverable as Operation Expenses from Cost Recovery Petroleum in accordance with the provisions of Article 11.

22.2 Whenever Contractor relinquishes any part of the Contract Area, all moveable property located within the portion of the Contract Area so relinquished may be removed to any part of the Contract Area that has been retained for use in Petroleum Operations.

22.3 The provisions of Article 22.1 and 22.2 shall not apply to materials or other property that are rented or leased to Contractor, its Affiliates or Operator or which belong to employees of Contractor, its Affiliates or Operator.

                                   ARTICLE 23
                                    INSURANCE

23.1 Contractor shall obtain and maintain such types and amounts of insurance for the Petroleum Operations as are reasonable and such that they comply with accepted international Petroleum industry practice and standards.

23.2     The insurance which may be obtained may cover :

         a) destruction and damage to any property held for use during Petroleum Operations and classified as fixed capital and/or leased or rented property and/or interests in pipelines operated by the Contractor;

         b)       destruction of Crude Oil in storage;

         c)       liability to Third Parties;

         d) liability for pollution and expenses for cleaning up in the course of Drilling and Production Operations;

         e)       expenses for wild well control;

         f) liability incurred by the Contractor in hiring land drilling rigs, vessels and aircraft serving the Petroleum Operations; and

         g) losses and expenses incurred during the transportation and storage in transit of goods shipped from areas outside the Contract Area.

23.3 In any insurance contracts, the amount for which the Contractor itself is liable (the "deductible amount") shall be reasonably determined between the Contractor and the insurer and such deductible amount shall in the event of any insurance claim be considered as Costs and Expenses of Petroleum Operations recoverable from Cost Recovery Petroleum.

23.4 It is understood that, in order to meet their insurance obligations, insurance providers used by Contractor may conclude reinsurance and co-insurance agreements with any other insurance enterprises and organisations.

                                   ARTICLE 24
                                    PERSONNEL

24.1 Contractor shall be entitled to bring foreign personnel into Georgia in connection with the performance of Petroleum Operations. The entry into Georgia of such personnel is hereby authorised, and the State shall issue at the Contractor's request the required documents, such as entry and exit visas, work permits and residence cards. At Contractor's request, the State shall facilitate all immigration formalities at the points of exit and entry into Georgia for the employees and family members of the Contractor, its Affiliates, Subcontractors, Operator, agents and brokers. The Contractor (or Operator on its behalf) shall contact the appropriate offices of the State to secure the necessary documents, and to satisfy the required formalities.

24.2 The employees working within the scope of Petroleum Operations shall be placed under the authority of the Contractor, its Affiliates, its Subcontractors, agents or brokers or the Operator each of which shall act individually in their capacity as employers. The works, hours, wages, and all other conditions relating to their employment shall be determined by the relevant employer of such employees. In relation to employees who are citizens of Georgia their employment shall be in accordance with Georgian law. To the extent that any expatriate personnel are engaged under a contract subject to Georgian law, that contract shall comply with the provisions of Georgian law. The Contractor, its Affiliates, its Subcontractors, agents or brokers however, shall enjoy full freedom in the selection and assignment of their employees.


                                   ARTICLE 25
                                  FORCE MAJEURE

25.1 If as a result of Force Majeure, Contractor is rendered unable, wholly or in part, to carry out its obligations under this Contract, other than the obligation to pay any amounts due, then the obligations of Contractor, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused, but for no longer period. Contractor shall notify the Parties of the Force Majeure situation within seven (7) days of becoming aware of the circumstances relied upon and shall keep Georgian Oil informed of all significant developments. Such notice shall give reasonably full particulars of the said Force Majeure, and also estimate the period of time which Contractor will probably require to remedy the Force Majeure. Contractor shall use all reasonable diligence to remove or overcome the Force Majeure situation as quickly as possible in an economic manner. The period of any such non performance or delay, together with such period as may be necessary for the restoration of any damage done during such delay, shall be added to the time given in this Contract for the performance of any obligation dependent thereon (and the continuation of any right granted) and to the term of this Contract.

25.2 For the purposes of this Contract, "Force Majeure" shall mean a circumstance which is irresistible or beyond the reasonable control of Contractor, any act of the State, or Georgian Oil or any other hindrance of Contractor's performance not due to its fault or negligence.


                                   ARTICLE 26
                           ASSIGNMENTS AND GUARANTEES

26.1 No assignment, mortgage or charge or other encumbrance shall be made by a Party of its rights obligations and interests arising under this Contract other than in accordance with the provisions of this Article
         26. Any purported assignment made in breach of the provisions of this
         Article 26 shall be null and void. In relation to Georgian Oil (or any successor of Georgian Oil as the designated representative of the State) any transfer (whether directly or indirectly ) of any equity or control with the result or effect that Georgian Oil or any successor to the rights and interests of Georgian Oil ceases to be wholly owned or controlled by the State shall be deemed to be an assignment under this Contract which must comply with the provisions hereof.

26.2 Save in the case of any assignment made pursuant to the provisions of Articles 26.3, 26.5 and 26.6 the following shall apply. Any Party wishing to assign all or part of its rights and interests hereunder or in any circumstances where there is deemed to be an assignment, the Party wishing to make the assignment shall first give written notice to the other Parties specifying the proposed terms and conditions of the assignment. Following receipt of those terms and conditions, for a period of thirty (30) days each Party shall have the preferential right to match the terms and conditions of the proposed assignment or deemed assignment. This right may be exercised by any Party giving written notice of its intention to match the relevant terms and conditions (the "Acceptance") and thereafter the relevant Parties shall negotiate all necessary documentation in good faith. If within a further period of ninety (90) days from receipt of the Acceptance the relevant parties have not reached final agreement the Party seeking to assign may within a further period of thirty (30) days complete an assignment to a Third Party on the same terms and conditions. For the avoidance of doubt any assignment to a Third Party shall be subject to the assigning Party and the Third Party complying with the provisions of this Article 26.

26.3 A Contractor Party may assign all or part of its rights, obligations and interests arising from this Contract to another Contractor Party or to an Affiliate without the prior consent of the State or Georgian Oil provided that any such Affiliate:

a) has the technical and financial ability to perform the obligations to be assumed by it under the Contract; and

b) as to the interest assigned to it, accepts and assumes all of the terms and conditions of the Contract.

         Any such assignment shall be subject to the prior written consent of the State (which may be represented by Georgian Oil for so long as the state has nay interest in Georgian Oil) which consent shall not be unreasonably withheld or delayed. If within thirty (30) days following notification of an intended assignment accompanied by a copy of the deed of assignment and related documentation the State has not given its decision such assignment shall be deemed to have been approved by the State. It is agreed that JKX may transfer part of its rights and obligations under this Contract to Makoil Inc. (or any Affiliate of that company) without the need to receive the prior consent of the State or the need to comply with the provisions of Article 26.2. The Contractor will notify Georgian Oil prior to any such transfer taking place.

26.4 A Contractor Party may assign all or part of its rights, obligations and interests arising from this Contract to an Affiliate without the prior consent of the State of Georgian Oil provided that any such
         Affiliate:

a) has the technical and financial ability to perform the obligations to be assumed by it under the Contract; and

b) as to the interest assigned to it, accepts and assumes all of the terms and conditions of the Contract.

         JKX shall give notice to Georgian Oil prior to any assignment under this Article 26.4.

26.5 Each reference in this Contract to the Contractor shall be treated as including each assignee to which an assignment has been made by the Contractor pursuant to this Article 26. Each reference in this Contract to Georgian Oil shall be treated as including each assignee to which an assignment has been made by Georgian Oil pursuant to this Article 26 provided the Contractor has the prior consent of Georgian Oil (not to be unreasonably withheld) the Contractor and its assignees shall not be restricted in any way and shall not be required to obtain consent for any pledge or assignment of their respective interests in this Contract or any Petroleum Operations undertaken pursuant hereto to any bank, lender or other person providing financing in connection with this Contract or such Petroleum Operations and if such bank, lender or other person shall foreclose upon such interest pledged or assigned, such bank, lender or person shall become entitled to the rights of an assignee hereunder.

26.6 Georgian Oil may assign all or part of its rights, obligations and interests arising from this Contract (including all or part of its right to lift a share of Profit Oil) to a wholly owned Affiliate with the prior consent of the Contractor provided that any such Affiliate:

a) has the technical and financial ability to perform the obligations to be assumed by it under the Contract; and

b) as to the interest assigned to it, accepts and assumes all of the terms and conditions of the Contract.

26.7 Georgian Oil may assign all or part of its rights, obligations and interests arising from this Contract (including all or part of its right to lift its share of Profit Oil) to a Third Party provided that any such Third Party:

a) has the technical and financial ability to perform the obligations to be assumed by it under the Contract; and

b) as to the interest assigned to it, accepts and assumes all of the terms and conditions of the Contract;

c) agrees in writing to the funding and financing obligations set out in this Article 26.

         Any such assignment shall be subject to the prior written consent of the Contractor which consent shall not be unreasonably withheld or delayed. Any consent may be given subject to the conditions and further documentation appearing below. If within thirty (30) days following notification of an intended assignment accompanied by a copy of the deed of assignment and related documentation the Contractor has not given its decision such assignment shall be deemed to have been approved by the Contractor.

         In the event that the proposed assignee is not a company or entity wholly owned by the State (as determined by the Contractor acting properly and reasonably) then any assignment shall be subject to that assignee assuming its proportionate future share of financing Petroleum Operations as if it was a Contractor Party and paying to the existing Contractor Parties its proportionate share of Costs and Expenses which have not been recovered from Cost Recovery Petroleum as at the date of the proposed assignment in each case as if it was a Contractor Party. The consent of the Contractor shall be subject to the proposed assignee executing a deed of adherence in terms satisfactory to the Contractor agreeing to be bound by the terms of the Contract as amended by the terms of this Article 26 including an agreement to meet its funding obligations hereunder. For the avoidance of doubt the proportionate future share of financing Petroleum Operations and the proportionate share of unrecovered Costs and Expenses to be met by any assignee shall include both an amount equal to the proposed participating interest of the assignee in this Contract and a proportionate share of any part of the State's (or Georgian Oil's) carried interest being met by the Contractor.

26.8 In the event that a Third Party which is not an entity wholly owned by the State (as determined by the Contractor acting properly and reasonably) acquires a direct or indirect equity interest in Georgian Oil (or any holding or subsidiary company of Georgian Oil or any other entity holding all or any of the State's interest hereunder) giving that Third Party a direct or indirect interest in the rights hereunder then Georgian Oil (or any such holding or subsidiary company of Georgian Oil or other entity holding all or any of the State's interest hereunder) will assume its proportionate future share of funding obligations as if it was a Contractor Party and shall pay to the existing Contractor Parties its proportionate share of Costs and Expenses which have not been recovered from Cost Recovery Petroleum as at the date on which the Third Party acquires the direct or indirect interest in the rights hereunder. Before the State and/or Georgian Oil allows any Third Party to acquire a direct or indirect interest in Georgian Oil (or any holding company or subsidiary company of Georgian Oil or any entity holding all or any of the State's interest hereunder) the prior written consent of the Contractor will be required, such consent not to be unreasonably withheld or delayed. The consent of the Contractor may be given subject to Georgian Oil (or any holding or subsidiary company of Georgian Oil or any other entity holding all or part of the interests of the State hereunder) or such Third Party acquiring the interest executing a deed of adherence in terms satisfactory to the Contractor agreeing to be bound by the terms of the Contract as amended by the terms of this Article 26 including an agreement to meet its funding obligations hereunder. For the avoidance of doubt the proportionate future share of financing Petroleum Operations and unrecovered Costs and Expenses to be met by Georgian Oil (or any holding or subsidiary company of Georgian Oil or any other entity holding all or any of the interests of the State) or such Third Party shall include both an amount representing the direct or indirect interest of the Third Party as if the direct or indirect interest acquired by the Third Party was treated as the participating interest of a Contractor Party and a proportionate share of any part of the State's (or Georgian Oil's) carried interest being met by the Contractor.

26.9 The provisions of Article 26.8 will not apply to the transfer of a direct or indirect equity interest in Georgian Oil of up to 25% of the total equity to the employees or former employees of Georgian Oil should any such transfer be made as part of a privatisation programme.

26.10 In the event of there being any proposed assignment in accordance with the terms of this Article 26 then to the extent of the interest assigned the assignor shall be released from all further obligations and liabilities arising under the Contract after the effective date of the assignment. The assignee shall thereafter be liable for the obligations arising from such interest in the Contract except to the extent provided in the Contract.

26.11 No Taxes, fees or other charges shall be payable to the State or to Georgian Oil as a consequence of or prior to any assignment.

26.12 To the extent that either Georgian Oil or any Third Party is obliged to pay its proportionate share of funding future Petroleum Operations and unrecovered Costs and Expenses the proportionate share of the Contractor (and any other party then responsible for funding Petroleum Operations) shall be reduced proportionally so that should the State at any time cease to have any interest in Georgian Oil (or any successor to Georgian Oil as the State's representative) or any participating interest in this Contract, the Contractor shall only be obliged to fund thirty percent (30%) of Petroleum Operations (or such other figure as represents its then participating interest hereunder).


                                   ARTICLE 27
   CONTRACT ENFORCEMENT AND STABILISATION, AND REPRESENTATIONS AND WARRANTIES

27.1 In the course of performing the Petroleum Operations, the Operator and the Parties shall be subject to all applicable laws, decrees, rules and regulations of the State to the extent that such laws and regulations are not inconsistent with or detract from, lessen or otherwise interfere with the provisions of this Contract.

27.2 The State agrees and commits to Contractor, for the duration of this Contract, to maintain the stability of the legal, tax, financial, mining, customs and economic conditions of this Contract.

27.3 The Parties agree to cooperate in every possible way in order to achieve the objectives of this Contract. The State and its subdivisions shall facilitate the exercise of Contractor's activities by granting it all decrees, permits, resolutions, licenses and access rights and making available to it all appropriate existing facilities and services under the direct or indirect control of the State or Georgian Oil so that the Parties may derive the greatest benefit from Petroleum Operations for their own benefit and for the benefit of Georgia.

27.4 If at any time after this Contract has been signed there is a change in the applicable laws, regulations or other provisions effective within Georgia which to a material degree adversely affect the economic position of the Contractor or any Contractor Party hereunder, the terms and conditions of this Contract shall be altered so as to restore the Contractor to the same overall economic position as that which the Contractor would have been in had this Contract been given full force and effect without amendment as is stipulated in accordance with Article 27.5

27.5 To the extent that the Contractor's overall economic position is not restored through mutually agreed changes to the terms and conditions of this Contract the State shall fully indemnify the Contractor against such economic effects through payment of financial compensation or other means acceptable to the Contractor.

27.6 If the Contractor believes that its economic position has been adversely affected as provided in Articles 27.4 and 27.5 it may give notice to the State and to Georgian Oil describing how its position has been so affected and the Parties shall thereafter promptly meet with a view to reaching agreement on the remedial action to be taken. If matters have not been resolved within 90 days the matter may be referred to arbitration by any Party in accordance with the provisions of Article 30.

27.7     The State hereby represents and warrants to the Contractor as follows:

a) The State has taken the appropriate steps necessary to authorise Georgian Oil to execute this Contract on behalf of the State and has the power to do so;

b) The signatory to this Contract on behalf of Georgian Oil (in each of its capacities hereunder) is duly authorised to bind Georgian Oil;

c) Georgian Oil has been legally vested by the State with the necessary power to authorise Petroleum Operations in the Contract Area and to compensate the Contractor by allocating to it a share of the Petroleum produced.

d) The conduct of Petroleum Operations by Georgian Oil and each Contractor Party as a consortium is recognised in accordance with the laws of Georgia.

e) Upon completion of the matters and procedures set out in Article 32 there is no other entity or authority whose approval or authorisation is required to permit the Contractor to enjoy and enforce its rights hereunder.

                                   ARTICLE 28
                           NOTICES AND CONFIDENTIALITY

28.1 Except as otherwise specifically provided, all notices authorised or required between the Parties by any of the provisions of this Contract, shall be in writing in Georgian and English and delivered in person or by registered mail or by courier service or by any electronic means of transmitting written communications which provides confirmation of complete transmission, and addressed to such Parties as designated below. The originating notice given under any provision of this Contract shall be deemed delivered only when received by the Party to whom such notice is directed, and the time for such Party to deliver any notice in response to such originating notice shall run from the date the originating notice is received. The second or any responsive notice shall be deemed delivered when received. "Received" for purposes of this Article with respect to written notice delivered pursuant to this Contract shall be actual delivery of the notice to the address of the Party to be notified specified in accordance with this Article. Each Party shall have the right to change its address at any time and/or designate that copies of all such notices be directed to another person at another address, by giving written notice thereof to all other Parties. The addresses for service of notices on each of the parties is as follows:-

         JKX




         Attention: Company Secretary
         Fax :44-1483-242406

         The State and Georgian Oil




         Attention: General director
         Fax:873-682-340-878

28.2 Subject to the provisions of the Contract, the Parties agree that all information and data acquired or obtained by any Party in respect of Petroleum Operations shall be considered confidential and shall be kept confidential and not be disclosed during the term of the Contract to any person or entity not a Party to this Contract, except:

a) To an Affiliate, provided such Affiliate maintains confidentiality as provided herein;

b)       To a governmental agency or other entity when required by the Contract;

c) To the extent such data and information is required to be furnished in compliance with any applicable laws or regulations, or pursuant to any legal proceedings or because of any order of any court binding upon a Party;

d) To prospective or actual contractors, consultants and attorneys employed by any Party where disclosure of such data or information is essential to such contractor's, consultant's or attorney's work;

e) To a bona fide prospective transferee of a Party's participating interest (including an entity with whom a Party or its Affiliates are conducting bona fide negotiations directed toward a merger, consolidation or the sale of a majority of its or an Affiliate's shares);

f) To a bank or other financial institution to the extent appropriate to a Party arranging for funding;

g) To the extent such data and information must be disclosed pursuant to any rules or requirements of any government or stock exchange having jurisdiction over such Party, or its Affiliates;

h) To its respective employees for the purposes of Petroleum Operations, subject to each Party taking customary precautions to ensure such data and information is kept confidential;

i) To the extent that any data or information which, through no fault of a Party, becomes a part of the public domain.



28.3 Disclosure as pursuant to Article 28.2 (d), (e), and (f) shall not be made unless prior to such disclosure the disclosing Party has obtained a written undertaking from the recipient party to keep the data and information strictly confidential for at least three (3) years and not to use or disclose the data and information except for the express purpose for which disclosure is to be made.



                                   ARTICLE 29
                             TERMINATION AND BREACH

29.1 At any time, if in the opinion of Contractor acting reasonably and properly, circumstances do not warrant continuation of the Petroleum Operations, Contractor may, by giving written notice to that effect to Georgian Oil, relinquish its rights and be relieved of its obligations pursuant to this Contract, except such rights and obligations as related to the period prior to such relinquishment. Neither this Contract nor any of the rights granted hereunder nor the GMJV Licence may be terminated as a result of any act or omission of GMJV save in the case where GMJV or GBOC has carried out an act or omitted to do something at the specific request of the Contractor and GBOC has previously advised the Contractor prior to carrying out the act or omitting to do something that to carry out that act or to omit to do the relevant thing may result in this Contract being terminated.

29.2 Without prejudice to the provisions stipulated in Article 29.1 above, this Contract may only be terminated by the State in its entirety by giving ninety (90) days advance written notice thereof to all Parties, when and only if a material breach of Contract is alleged to have been committed by Contractor and, provided that conclusive evidence thereof has been found by prior arbitration as stipulated in Article 30. For the purposes of this Article, a material breach means a fundamental breach which, if not cured, is tantamount to the frustration of the entire Contract either as a result of the unequivocal refusal to perform contractual obligations or as a result of conduct which has destroyed the commercial purpose of this Contract.


                                   ARTICLE 30
                               DISPUTE RESOLUTION

30.1 The Parties hereby consent to submit to the International Centre for Settlement of Investment Disputes any dispute in relation to or arising out of this Contract for settlement by arbitration pursuant to the Convention on the Settlement of Investment Disputes between States and Nationals of Other States.

30.2 The Parties agree that, for the purposes of Article 25(1) of the Convention, any dispute in relation to or arising out of this Contract is a legal dispute arising directly out of any investment.

30.3 For the purposes of Article 25(2)(b) of the Convention, it is agreed that, although JKX is a national of Cyprus, it is controlled by a national of the United Kingdom and shall be treated as a national of that state for the purposes of the Convention.

30.4 A Party need not exhaust administrative or judicial remedies prior to commencement of arbitrage proceedings.

30.5 Any arbitrage tribunal constituted pursuant to this Contract shall apply the provisions of this Contract as supplemented and interpreted by general principles of the laws of Georgia and England as are in force on the Effective Date.

                                   ARTICLE 31
                                      TEXT

31.1 This Contract shall be executed in three (3) originals in the Georgian language and three (3) originals in the English language each of which shall have equal legal force and effect; provided however that in the case of dispute, conflict or arbitration the English version shall (after the Georgian version has been reviewed and its provisions discussed in good faith) be used as the authentic version to determine the rights and obligations of the Parties which shall be determined by reference solely to the English version of this Contract.




                                   ARTICLE 32
                           APPROVAL AND EFFECTIVE DATE

32.1 This Contract shall enter into force and effect in its entirety on the Effective Date. The provisions of this Article 32 shall be effective as at the date of execution of this Contract by all the Parties hereto and shall bind the Parties with effect from that date.

32.2 Following the execution of this Contract, Georgian Oil and the State shall use their respective best endeavours to procure as soon as possible that such further steps are taken as are necessary to cause this Contract and all rights thereunder to be and remain legally valid and fully effective under the laws of Georgia including without limitation the enactment of such general or specific laws by the legislative branches of the State including the Parliament of Georgia as are necessary to make this contract legally valid and fully effective with the full force of law in Georgia for the duration of this Contract in full compliance with the Constitution of Georgia and all requisite legal formalities and procedures.

32.3 The State shall notify the Contractor within 5 days of the steps necessary to give this Contract full force of law in accordance with this Article 32 being satisfied. The Contractor shall thereafter have a period of thirty (30) days within which to notify the State whether or not it considers the conditions set out herein to have been satisfied.. If the Contractor has not notified the State that it considers the conditions satisfied by 31 December 1996 then the Contractor may by written notice to the State terminate this Contract.

32.4 The State hereby guarantees to each Contractor Party and their assignees for the duration of this Contract:

a) all rights granted or to be granted under this Contract by or on behalf of the State;

b) all benefits granted or to be granted under this Contract by or on behalf of the State;

c) to maintain the economic position of each Contractor Party and in the event that all or any part of this Contract is not given the full force of law to maintain that position as if the Contract had been given full force of law. That position shall be maintained by indemnity in cash or otherwise in a way satisfactory to the Contractor;

d) that all provisions of the Georgian language version of the Contract accurately convey the same meaning as all the provisions of the English language version of the Contract;

e) the stability of the legal, fiscal and economic terms of the Contract so far as they directly or indirectly affect the Contractor;

f) that the privatisation, insolvency, liquidation, reorganisation or any other change in the structure or legal existence of Georgian Oil shall not affect the obligations or guarantees of the State hereunder.

This Contract is executed this ______________ day of ________________ 1995 _____
in three (3) versions in the Georgian language and three (3) in the English language.

FOR THE STATE                                                 FOR
BY GEORGIAN OIL IN                                   JKX NAVTOBI LIMITED
ITS CAPACITY AS THE STATE
REPRESENTATIVE



By: ___________________________


FOR
GEORGIAN OIL



By: ____________________________

                                     Annex A

                                  Contract Area

                                  ENCLOSURE N2

The Title:        Plans, geological profiles and structure of the oil deposits on Ninotsminda, West Rustavi and Manavi license territories.

Number of pages:  1

                                                              Page 1

1. Schematic map pf the location of joint venture " Georgia MAKOIL" license area on the territory of the Republic of Georgia. Sc. 1:200 000

                                                              Page 2

2. Geological map and well location scheme of Ninotsminda and Manavi area. Sc. 1:25 000

                                                              Page 3

3.       Structural map of Nintsminda and Manavi area Middle Eocene Top. Sc.
1:50 000

4.       Scheme of the well location on Rustavi area. Sc. 1:25 000

5.       Structural map of Rustavi area Middle Eocene Top. Sc. 1:25 000

                                                              Page 6

6.       Geological profiles of Ninotsminda and Manavi areas. Sc. 1.25 000

                                                              Page 7

7.       Geological profiles of Rustavi area. Sc. 1:25 000

                                  ENCLOSURE N 1

The Title:        The space borders and point co-ordinates of the East Georgia,
                  Ninotsminda, Manavi and West Rustavi license territories.

The license area is located in Sararejo and Gardabani Regions Ninotsminda is located on the territory of the villages Ninotsminda and Giorgitsmiinda. Manavi is located on the territory of villages Manavi and Tokhliauri. The West Rustavi is located on the territory of the farmng area of village Krtsanis.

Below are given the geographic co-ordinates of the area.
Ninotsminda - Manavi

Point 1                    latitude                  41 44'08"N.L.
co-ordinates               longitude                 45 14'00"E.L.
Point 2                    latitude                  41 45'27"N.L.
co-ordinates               longitude                 45 23'24"E.L.
Point 3                    latitude                  41 44'45"N.L.
co-ordinates               longitude                 45 29'53"E.L.
Point 4                    latitude                  41 33'43"N.L.
co-ordinates               longitude                 44 58'36"E.L.
Point 5                    latitude                  41 36'04"N.L.
co-ordinates               longitude                 44 56'35"E.L.
Point 6                    latitude                  41 46'25"N.L.
co-ordinates               longitude                 45 20'17"E.L.
Point 7                    latitude                  41 46'00"N.L.
co-ordinates               longitude                 45 13'50"E.L.

Then in the direction of point 1. The Ninotsminda-Manavi space makes 72.7sq.km. West Rustavi

Point 1           latitude                           41 36'12"N.L.
co-ordinates      longitude                          41 49'34"E.L.
Point 2           latitude                           41 35'08"N.L.
co-ordinates      longitude                          44 49'15"E.L.
Point 3           latitude                           41 33'41"N.L.
co-ordinates      longitude                          44 58'30"E.L.
Point 4           latitude                           41 33'43"N.L.
co-ordinates      longitude                          44 58'36"E.L.
Point 5           latitude                           41 36'04"N.L.
co-ordinates      longitude                          44 56'35"E.L.

Then in the direction of point 1. The space of West Rustavi deposites is 35.sq.km.

                                     ANNEX B
                               PREVIOUS PRODUCTION

Total Determined Production is 137.35 tons per day. This shall decline at 10% per year.

The total amount of Determined Production will be transferred to Georgian Oil after all wells to be transferred have commenced production provided that this takes place within 6 months of the transfer.

The Determined Production will be phased on a well by well basis for a period of 6 months. Georgian Oil and Contractor shall appoint experts to estimate Determined Production for each well upon transfer.

Oil in excess of actually Determined Production will be shared in accordance with article 11.

                                     ANNEX C
                              ACCOUNTING PROCEDURE

                                    SECTION I
                               GENERAL PROVISIONS


1.       PURPOSE

         The accounting procedures included in this Accounting Procedure establish a framework of accounting principles as generally accepted within the international Petroleum industry. The purpose of this Accounting Procedure is to establish a fair and equitable method for accounting for Petroleum Operations under the Contract.

         The purpose of this Accounting Procedure is not to define Costs and Expenses for the purposes of determining Cost Recovery Petroleum or to define what costs will be deductible in the calculation of Profit Tax. Costs and Expenses are defined in Article 11 of the Contract. Calculation procedure for the taxable base and Profit Tax is set forth in Article 17 of the Contract.


2.       DEFINITIONS

         For the purpose of this Accounting Procedure the following terms shall have the following meanings:

         "Accounting Procedure" shall mean the accounting principles, practices and procedures set forth in this Annex C.

         "Accepted Accounting Practices" shall mean accounting principles, practices and procedures generally accepted and recognised in the international Petroleum industry.

         "Cash Accounting Basis" shall mean the basis of accounting which records the effect of transactions and events on financial conditions and income when they are settled in cash.

         "Material and Equipment" means property, including without limitation all exploration, appraisal and development facilities together with supplies and equipment, acquired and held for use in Petroleum Operations.

         "Controllable Material" means all materials, equipment physical assets, consumables and other stocks and inventory acquired and held for use in Petroleum Operations. A list of types of such Controllable Material shall be furnished to Georgian Oil upon request.

         The words and phrases defined in the Contract but not defined above shall have the same meaning in this Accounting Procedure as is given to them in the Contract.

3.       AUDITS

         Georgian Oil shall have the right to inspect and audit Contractor's books, accounts and records relating to Petroleum Operations under the Contract for the purpose of verifying that the Costs and Expenses charged to the Petroleum Operations Account comply with the terms and conditions of the Contract and this Accounting Procedure. Such books, accounts and records shall be available in Georgia at all reasonable times for inspection subject to thirty (30) days notice by duly authorised representatives of Georgian Oil, including outside independent auditors. Audits shall be conducted in such a manner as not to interfere unduly with ongoing operations. All costs associated with the audit will be the sole responsibility of Georgian Oil. Georgian Oil shall have a period of twelve (12) months after the end of each Calendar Year in which to audit and verify costs and expenses, volumes and value of Petroleum and arithmetic calculations. Any exception by Georgian Oil shall be communicated to the Contractor with each disputed charge specified, with supporting rationale, within thirty (30) days after the completion of the particular audit. If the Contractor and Georgian Oil are unable to agree on any item or adjustment, the issue will be resolved in accordance with the dispute resolution procedures contained in Article 30 of the Contract. All accounts of Petroleum Operations for any Calendar Year shall conclusively be presumed to be true and correct twelve (12) months following the end of any such Calendar Year, unless, within the said twelve (12) month period Georgian Oil expresses any exception thereto in writing to the Contractor.

4.       CONTRACTOR'S BOOKS

4.1 The Contractor shall maintain in English in U.S.$ and on a Cash Accounting Basis books and accounts for Petroleum Operations. Such books and accounts shall be kept in accordance with Accepted Accounting Practices and the provisions of the Contract and this Accounting Procedure ("Petroleum Operations Account"). The documentation required to support such books and accounts shall be the documentation as specified in this Accounting Procedure. If no documentation is specified then the documentation required shall be the documentation reasonably acceptable and recognised in the international Petroleum industry.

4.2 All U.S.$ expenditures shall be charged in the amount expended. Expenditures incurred in currencies other than U.S.$ shall be translated into U.S.$ as per Article 19.11 of the Contract. A record shall be kept of the exchange rates used in translating expenditures incurred in currencies other than U.S.$. Any gain or loss resulting from the exchange of currencies required for Petroleum Operations and any fees or other banking charges levied in connection with such exchange of currencies or any gain or loss resulting from translation of expenditures and sales revenues in accordance with the provisions of
         Article 19.11 shall be included in Costs and Expenses and recoverable from Cost Recovery Petroleum and credited or charged to the Petroleum Operations Account.

4.3 Contractor shall maintain books and accounts relating to Petroleum Operations for four (4) years following the end of the Calendar Year to which they relate.

5.       PRECEDENCE OF DOCUMENTS

         In the event of any inconsistency or conflict between the provisions of this Accounting Procedure and the provisions of the Contract treating the same subject differently, the provisions of the Contract shall prevail.

6.       REVISION OF ACCOUNTING PROCEDURE

         This Accounting Procedure may be revised from time to time by mutual written agreement Georgian Oil and Contractor.

7.       ARBITRATION PROCEDURES

         Any dispute in relation to or arising out of this Accounting Procedure shall, unless settled by agreement among the Parties be submitted to arbitration in accordance with Article 30 of the Contract.

8.       OPERATOR

         To the extent that Operator is to incur Costs and Expenses on behalf of Contractor, Contractor will advance Operator funds necessary to settle such liabilities. Operator shall provide Contractor a projection of cash expenditures no later than the tenth (10th) day of the month for funding requirements for the following month. Contractor may then advance funds to Operator no later than the last business day of the month preceding the month the funds are being advanced for. Such cash advances will be deducted from actual expenditures for the month with any over or short position carried forward to the next month.

                                   SECTION II
                        COSTS, EXPENSES AND EXPENDITURES
                                 DIRECT CHARGES


         The Contractor shall charge the Petroleum Operations Account for all costs and expenses whether directly or indirectly incurred necessary to conduct Petroleum Operations under this Contract. For the purposes of this Accounting Procedure costs and expenses incurred directly or indirectly by a Contractor Party and its Affiliated Companies prior to the Effective Date of this Contract shall be deemed to be incurred on the Effective Date of this Contract. Chargeable costs and expenses shall include, but not be limited to:

2.1      LICENSES, PERMITS

         All costs, if any, attributable to the acquisition, maintenance, renewal or relinquishment of licenses, permits, contractual and/or surface rights acquired for Petroleum Operations and any bonuses paid in accordance with the Contract when paid by Contractor.

         Documentation requirements: Copy of contract or payment request documentation indicating purpose of payment, amount of payment and recipient of payments.

2.2      SALARIES, WAGES AND RELATED COSTS

2.2.1 Gross salaries and wages in respect of employees of Contractor and its Affiliates who are in Georgia directly engaged in Petroleum Operations whether temporarily or permanently assigned.

         Documentation requirements: Copy of timesheet indicating project or area worked during time period.

2.2.2 Gross salaries and wages in respect of employees of Contractor and its Affiliates outside of Georgia directly engaged in Petroleum Operations whether temporarily or permanently assigned, and not otherwise covered in Section 2.7.2.

         Documentation Requirements: Copy of timesheet indicating project or area worked during time period.

2.2.3 Salaries and wages, including everything constituting the employees' total compensation. To the extent not included in salaries and wages, the Petroleum Operations Account shall also be charged with the cost to Contractor and its Affiliates of payroll taxes, holiday, vacation, sickness, disability benefits, living and housing allowances, travel time, bonuses, and other similar allowances in accordance with Contractor and its Affiliates usual practice, as well as costs to Contractor and its Affiliates for employee benefits, including but not limited to employee group life insurance, group medical insurance, hospitalisation, retirement, and other benefit plans of a like nature applicable to labour costs of Contractor and its Affiliates.

         Documentation Requirements: Copy of records indicating Contractor or its Affiliates payment to or on behalf of employee. These records will be made available only during the conduct of an audit in accordance with the provisions of paragraph 3 of Section I of this Accounting Procedure.

2.2.4 Expenditures or contributions made pursuant to assessments imposed by the State or any Governmental authority which are applicable to the Contractor and its Affiliates costs of salaries and wages under paragraph 2.2 of this section II of this Accounting Procedure including but not limited to payroll taxes and social insurance contributions.

         Documentation Requirements: Copy of records indicating Contractor or its Affiliates payment to the State or Governmental authority on behalf of employee.

2.2.5 Expenses ((including related travel costs) which are considered reasonable in accordance with Contractor's and its Affiliates usual practice)of those employees whose salaries and wages are chargeable to the Petroleum Operations Account under paragraphs 2.2.1 and 2.2.2 of this Section II and for which expenses the employees are reimbursed under the usual practice of Contractor and its Affiliates.

         Documentation Requirements: Copy of expense reimbursement request documents.

2.2.6 Gross salaries and wages, pensions, benefits and other related costs (together with attributable office costs) of those employees of the Contractor and its Affiliates not solely engaged in the conduct of Petroleum Operations shall be apportioned to the Petroleum Operations and the Contractor's other activities based on the percentage time worked on the Petroleum Operations or other activities multiplied by the total cost of the employee for the time period.

         Documentation Requirements: Copy of timesheet indicating project or area worked during period.

2.3      EMPLOYEE RELOCATION COSTS

2.3.1 Except as provided in Section 2.3.3, Contractor or its Affiliates cost of employees' relocation to or from the Contract Area vicinity or location where the employees will reside or work, whether permanently or temporarily assigned to the Petroleum Operations. If such employee works on other activities of the Contractor in addition to Petroleum Operations, such relocation costs shall be charged to the other activities based on the percentage time expected to be worked on other activities multiplied by the employee relocation costs.

         Documentation Requirements: Copy of expense payment requests to or on behalf of employee.

2.3.2 Such relocation costs shall include transportation of employees and their family, personal and household effects of the employee and their family, transit expenses, and all other related costs in accordance with Contractor and its Affiliates usual practice.

         Documentation Requirements: Copy of payment requests to or on behalf of employee.

2.3.3 Relocation costs from the vicinity of the Contract Area to another location classified as a foreign location by Contractor shall not be chargeable to the Petroleum Operations Account unless such foreign location is the point of origin of the employee.

         Documentation Requirements: Copy of payment requests to or on behalf of employee.

2.4      OFFICES, CAMPS AND MISCELLANEOUS FACILITIES

         All costs of maintaining any offices, sub-offices, camps warehouses, housing, and other facilities of the Contractor and/or Affiliates directly serving the Petroleum Operations either within Georgia or elsewhere. If such facilities serve operations in addition to the Petroleum Operations the costs shall be allocated to the properties served on an equitable basis approved by the Parties.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payment, recipient of payment and date goods and/or services were received.


2.5      MATERIAL AND EQUIPMENT

         Cost, net of any discounts taken by contract, of Material and Equipment purchased or furnished by Contractor whether directly or indirectly. Such costs shall include, but are not limited to, export brokers' fees, taxes, transportation charges, loading, unloading fees, export and import duties and licence fees associated with the procurement of Material and Equipment and in-transit losses, if any, not covered by insurance. So far as it is reasonably practical and consistent with efficient and economical operation, such Material and Equipment shall be purchased for, and the cost thereof charged to the Petroleum Operations Account.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payment, recipient of payment and date goods and/or services were received.

2.6      EXCLUSIVELY OWNED EQUIPMENT AND FACILITIES OF CONTRACTOR AND AFFILIATES

         Charges for exclusively owned equipment, facilities and utilities of Contractor and its Affiliates at costs or rates not to exceed the average cost or rates of non-affiliated Third Parties then prevailing for Contractor for like equipment, facilities, and utilities for use. Exclusively owned equipment leased to the Petroleum Operations lost or damaged beyond repair may be charged at replacement cost plus transportation costs to deliver like equipment to the location where the like equipment will be used.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payment, recipient of payment and date goods and/or services were received. Additionally, documentation as to how the average commercial cost or rates were determined are required.


2.7      SERVICES

2.7.1 The cost of services provided by Third Parties, Contractor and Affiliates of Contractor other than those services covered by Section
         2.7.2. Such charges for services by Contractor and Contractor's Affiliates shall not exceed those currently prevailing if performed by Third Parties, considering quality and availability of services.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payments, recipient of payment and date services were performed.

2.7.2 The cost of services performed by Contractor and Contractor's Affiliates technical and professional staffs not located within Georgia.

         Documentation Requirements: Copy of timesheet indicating project or area worked during period.

         The charges for such services shall not exceed those currently prevailing if performed by Third Parties, considering the quality and availability of such services.

         Examples of such services include, but are not limited to, the following:

                  Geologic studies and interpretation
                  Seismic data processing
                  Well log analysis, correlation and interpretation Laboratory services
                  Well site geology
                  Project engineering
                  Source rock analysis
                  Petrophysical analysis
                  Geochemical analysis
                  Drilling supervision
                  Development evaluation
                  Accounting and professional services
                  Other data processing

         Costs shall include salaries and wages of such technical and professional personnel, lost time, governmental assessments, employee benefits, and expenses which are considered reasonable in accordance with Contractor and its Affiliates usual practice. Costs shall also include all support costs necessary for such technical and professional personnel to perform such services, such as, but not limited to, rent, utilities, administration, support staff, drafting, telephone and other communications expenses, computer support, supplies, and depreciation.


2.8      INSURANCE

         Premiums paid for insurance required by law or the Contract to be carried for the benefit of the Petroleum Operations. If the insurance is for the benefit of operations in addition to the Petroleum Operations the premiums paid shall be allocated to the operations covered on an equitable basis.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payment, recipient of payment and period of coverage.


2.9      DAMAGES AND LOSSES TO PROPERTY

2.9.1 All costs or expenditures necessary to replace or repair any damages, losses incurred by fire, flood, storm, theft, accident, or any other cause. Operator shall maintain written documentation of damages or losses.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payment, recipient of payment.

2.9.2 Expenditures incurred in the settlement of all losses, claims, damages, judgements, and other expenses for the account of Petroleum Operations.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payment, recipient of payment.


2.10     LITIGATION AND LEGAL EXPENSES

         The costs and expenses of litigation and legal services necessary for the protection of the Petroleum Operations under this Contract as follows:

2.10.1 Legal Services necessary or expedient for the protection of the Petroleum Operations, and all costs and expenses of litigation, arbitration or other alternative dispute resolution procedure, including but not limited to lawyers' fees and expenses, court costs, cost of investigation of procuring evidence, together with all judgements obtained against the Parties or any of them arising from the Petroleum Operations.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payments, recipient of payment and date services were performed.

2.10.2 If the Parties hereunder shall so agree, actions or claims affecting the Petroleum Operations hereunder may be handled by the legal staff of a Contractor Party or its Affiliates; and a charge commensurate with the similar costs of providing and furnishing such services rendered may be made, but no such charges shall be made until the service and the charge has been approved by the Parties.

         Documentation Requirements: Copy of timesheet indicating project or area worked during period.


2.11     TAXES AND DUTIES

         All State or Governmental Taxes, duties, assessments and charges, of every kind and nature (except for the Profit Tax determined in accordance with the provisions of Article 17 of the Contract), assessed or levied upon or in connection with the Petroleum Operations. If Contractor or an Affiliate is subject to income or withholding tax as a result of services performed for Petroleum Operations under the Contract, its charges for such services may be increased by the amount of such taxes incurred.

         Documentation Requirements: Copy of records indicating Contractor's payment to governmental authority, purpose of payment, amount of payment and recipient of payment.

2.12     FINANCE COSTS

         All Finance Costs.

         Documentation Requirements: Copy of loan document, amount of principal and interest paid, any arrangement or other fees and lending institution.

2.13     SALE AND SALVAGE OF MATERIALS PREVIOUSLY CHARGED TO PETROLEUM
         OPERATIONS

         Proceeds from the sale or salvage of Material and Equipment previously charged to Petroleum Operations will be credited to the Petroleum Operations less any expenses associated with the disposition of the Material and Equipment. Material and Equipment transferred to Contractor or an Affiliate will be credited to the Petroleum Operations at fair market value.

         Documentation Requirements: Copy of sales agreement indicating amount recovered, parties to agreement, date of sale of Material and Equipment and a description.

2.14     ABANDONMENT AND SITE RESTORATION

         Any costs and expenditures in relation to abandonment and site restoration and any payments in accordance with the funding procedure described in Article 9.8 of the Contract and Section VII of this Accounting Procedure shall be charged to the Petroleum Operations Account.

         Documentation Requirements: Copy of invoice, payment request document indicating purpose of payment, amount of payment, recipient of payment, if applicable copy of any schedule indicating funding requirements for abandonment and site restoration.

2.15     ENERGY EXPENSES

         All costs of fuel, electricity, heat, water or other energy used for Petroleum Operations.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payments, recipient of payment.

2.16     COMMUNICATION CHARGES

         The costs of acquiring, leasing, installing, operating, repairing and maintaining communications systems.

         Documentation Requirements: Copy of invoice, payment request document or contract indicating purpose of payment, amount of payments, recipient of payment.

2.17     COORDINATION COMMITTEE

         All costs and expenditures incurred with respect to the activities of the Coordination Committee pursuant to Article 6 of the Contract.

         Documentation Requirements: Copy of invoice, payment request document indicating purpose of payment, amount of payments, recipient of payments.

2.18     CREDITS

         The Contractor will credit to the Petroleum Operations Account the net proceeds of the following transactions:

2.18.1 The net proceeds of any successful insurance claim in connection with Petroleum Operations where the claim is with respect to operations or assets which were insured and where the insurance premiums with respect thereto have been charged to the Petroleum Operations Account.

2.18.2 The net proceeds of any successful claim in connection with Petroleum Operations where the costs and expenditures relating to the subject of the claim have been charged to the Petroleum Operations Account.

2.19     OTHER EXPENDITURES
         Any other costs and expenditures incurred by Contractor and its Affiliates for the necessary and proper conduct of the Petroleum Operations in accordance with approved Work Program and Budget and not covered in this Section II or in Section III, of this Accounting Procedure.

         Documentation Requirements: Documentation reasonably acceptable and recognised in the international Petroleum industry to support those costs or expenditures.

                                   SECTION III
                                INDIRECT CHARGES


3.1      PURPOSE

         Contractor shall charge an administration overhead to the Petroleum Operations Account for the cost of indirect services and related office costs of Contractor and its Affiliates not otherwise provided in this Accounting Procedure. For the purposes of this Accounting Procedure costs and expenses incurred directly or indirectly by a Contractor Party and its Affiliated Companies prior to the Effective Date of this Contract shall be deemed to be incurred on the Effective Date of this Contract. Indirect costs chargeable under this Section III represent the cost of general administration and support services provided by the Contractor and its Affiliates outside of Georgia for the indirect benefit of Petroleum Operations. Such support will include the services and related office costs of personnel performing administrative, legal, treasury, tax and employee relations, provision of expertise and other non-technical functions which can not be specifically identified or attributed to particular projects. No cost or expenditure included under Section II of this Accounting Procedure shall be included or duplicated under this Section III.

3.2      AMOUNT

         The charge under Section 3.1 will be charged at rates on total annual expenditures attributable to Petroleum Operations as follows:

                               ANNUAL EXPENDITURES


          U.S$ 0 to U.S.$10,000,000 of expenditures per Calendar Year = 5%

          Excess above U.S.$10,000,000 of expenditures per Calendar Year =3%

3.3      CHANGES

         The indirect charges provided for in this Section III may be amended periodically by mutual agreement between Georgian Oil and Contractor if, in practice, these charges are found to be insufficient or excessive.


                                   SECTION IV

                                   INVENTORIES


4.1      PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

         At reasonable intervals as agreed with Georgian Oil, inventories shall be taken by Contractor of all Controllable Material, which shall include materials and physical assets. Written notice of intention to take inventory shall be given by Contractor to Georgian Oil; at least thirty (30) days before any inventory is to begin so that Georgian Oil may be represented when any inventory is taken. Failure of Georgian Oil to be represented at an inventory shall bind Georgian Oil to accept the inventory taken by Contractor who shall in that event furnish Georgian Oil with a copy thereof.


4.2      RECONCILIATION AND ADJUSTMENT OF INVENTORIES

         Reconciliation of inventory shall be made by Contractor and Georgian Oil and a list of overages and shortages shall be jointly determined by Contractor and Georgian Oil, and the inventory accordingly adjusted by Contractor.

                                    SECTION V
                                FINANCIAL REPORTS

5.1      ACCOUNTS OF PETROLEUM OPERATIONS

         Contractor shall submit to Georgian Oil by March 15 following each Calendar Year accounts for that Calendar Year of the Petroleum Operations prepared in accordance with this Accounting Procedure.


5.2      STATEMENT FOR RECOVERY OF COSTS AND OF COST RECOVERY PETROLEUM

         The Contractor shall, render to Georgian Oil as promptly as practical but not later than forty five (45) days after the end of the last Calendar Quarter in which the date of commencement of Commercial Production first occurs, and not later than forty five (45) days after the end of each succeeding Calendar Quarter a Calendar Quarter Cost Recovery report and Calendar Quarter Profit Petroleum division report showing:

         (i) Recoverable Costs and Expenses carried forward from the previous Calendar Quarter, if any;

         (ii)     Recoverable Costs and Expenses incurred during the Calendar
                  Quarter;

         (iii) Total recoverable Costs and Expenses for the Calendar Quarter (sum of (i) plus (ii));

         (iv) Volume and value of Cost Recovery Petroleum taken and separately disposed of by Contractor for the Calendar Quarter;

         (v) Amount of Costs and Expenses actually recovered for the Calendar Quarter;

         (vi) Amount of recoverable Costs and Expenses to be carried forward into the succeeding Calendar Quarters if any;

         (vii) Excess, if any, of the value of Cost Recovery Petroleum taken and separately disposed of by Contractor over recoverable Costs and Expenses for the Calendar Quarter;

         (viii) The value and volume of Petroleum produced, used in Petroleum Operations, available for lifting and actually lifted by Parties during the Calendar Quarter; and

         (ix) Profit Petroleum allocated to each Contractor Party and Georgian Oil during the Calendar Quarter.

5.3      PAYMENTS

         If such statement shows an amount due to Georgian Oil, payment of that amount shall be made in U.S.$ by Contractor to Georgian Oil with the rendition of such statement.


                                   SECTION VI

                           CONTROL AND MAJOR ACCOUNTS


6.1      COST RECOVERY CONTROL ACCOUNT

         Contractor will establish a cost recovery control account and an offsetting Contract account to control therein the amount of cost remaining to be recovered, if any, and the amount of cost recovered.

6.2      MAJOR ACCOUNTS

         For the purpose of classifying costs, expenses and expenditures for cost recovery, costs, expenses and expenditures shall be recorded in major accounts including but not limited to the following:

         (a)      Exploration Expenditures

         (b)      Development Expenditures, other than Operation Expenses

         (c)      Operation Expenses

         Any other necessary sub-accounts shall be used. All Costs and Expenses, regardless of classification, shall be recovered as per Article 11 of the Contract.

                                   SECTION VII

                        ABANDONMENT AND SITE RESTORATION

         The Development Plan shall also include an abandonment and site restoration program together with a funding procedure for such program. All funds collected pursuant to the funding procedure shall be indicated to site restoration and abandonment and will be placed in a special interest bearing account by Contractor which shall be held in the joint names of the State and the Contractor or their respective nominees, or its designee. Contractor's responsibilities for environmental degradation, site restoration and well abandonment obligations, and any other actual contingent and potential activity associated with the environmental status of the Development Area shall be limited to the obligation to place the necessary funds in the approved account. All expenditures incurred in abandonment and site restoration including but not limited to all payments deposited by Contractor in the special interest bearing account shall be treated as Costs and Expenses in accordance with Article 11 and Article 9.8 of the Contract and chargeable to the Petroleum Operations Account.

                                     ANNEX D
                                THE GBOC LICENCE

                                      Approved by
                                      The Chairman of Department "Georgian Oil"
                                      R Tevzadze
                                      1994

                                 COMPLEX LICENSE

1.       Series 34 47

2.       Number 5

3.       License type N

4. Issued: to the joint venture "Georgia-MAKOIL" of the Department "Georgian Oil", Republic of Georgia and private corporation "MAKOIL Inc.", USA.

5.       Address: The Republic of Georgia, Tbilisi, Kostava Str.N 65.

6.       Bank Requisites:  000070546, MPO 436.

7. Basic activity: exploration and research of oil and gas deposits, production, transportation and oil marketing on the international market.

8. Aim of activity: The license is issued to "Georgia MAKOIL" for increasing oil production on the territories of Ninotsminda, Manavi and West Rustavi, by means of introducing new drilling and producing technologies.

9.       The license area is located on the territory of Sagarejo and Gardabani
         Regions.

10.      The borders and coordinates of the license area are given in Enclosure
         N1.

11.      Plans, geological profiles and structural maps are given in Enclosure
         N2.

12. The territory to be used is determined by Department "Georgian Oil" after outlining oil and gas deposits on the initiative of "Georgia MAKOIL".

13. The two stage duration of the license of the joint venture "Georgia MAKOIL" is determined by a 25 (twenty five) year term. The purpose of the first three year (3 year) stage is to carry out research on the production capacity of the license territory and the agreement sides to make necessary changes and corrections to the Charter. The second stage is considered for the following 22 (twenty two) years. If any of the first three (3) wells drilled by the joint venture proves to be oil producing, then the joint venture has the right to drill such a number of wells within the license area, that it considers necessary.

14. If in none of the first three drilled wells is found oil, the joint venture ceases its activity and it is liquidated according to the established norm.

15. The license entitles the joint venture "Georgia MAKOIL" to carry out geological and geophysical researches, exploration, appraisal and exploitation drilling, oil and gas production, transportation, primary processing and export.

16.      The Enclosures are consisting part of this license:

         N1 Space borders and coordinates of Ninotsminda, West Rustavi deposits and Manavi Territory.

         N2 Plans, geological profiles and structural maps of the license area.

         N3       The right to use the territory connected with mineral usage.

         N4       The condition of the explored reserves by 01.01.94.

         N5 Feasibility Study of the exploration research and development works on the license area.

         N6       The payment of the license duty.

         N7       Terms of mineral usage tax.

         N8 The amount and agreed share distribution in time period of the expected produced oil on the license territory.

         N9 The Agreement on confidentiality of the new geological and other information, received during the mineral usage.

         N10 The obligatory terms on mineral and environmental protection conclusion from the Ministry of Environmental Protection.

         N11 Work Safety conclusion from the Department of Technical Supervision in the Republican Economy.

         N12 The report of the Department "Georgian Oil" scientific technical committee session.

         N13      Terms of continuation and termination of the license validity.

         N14      The obligation of the joint venture "Georgia-MAKOIL".

         N15      Control of the license terms on mineral usage.

         N16      Report of the License Commission session.

         N17      Normative technical documentation of oil.

         N18      Expert conclusion

         Nl9 Terms of the joint venture accounting to the Budget of the Republic of Georgia.

         N20 The list of additional documents, presented by the joint venture "Georgia MAKOIL".

         N21      On Concessions in Mineral Usage Issues.

         N22      On leased equipment

         N23      On additional normative acts of legislation.


The Authorised Representative of the           The Authorized Representative of
Specialized Office for Licensing and           the Joint Venture "Georgia
Informatics of Department "Georgian Oil"       MAKOIL



                       I. Tavdumadze                           Eugene Kozlowski
-----------------------                        ----------------

                                  ENCLOSURE N1

The title: The space borders and point coordinates of the East Georgia Ninotsminda, Manavi and West Rustavi license territories.

The license area is located in Sagarejo and Gardabani Regions. Ninotsminda is located on the territory of the villages Ninotsminda and Giorgitsminda. Manavi is located on the territory of villages Manavi and Tokhliauri. The West Rustavi is located on the territory of the farming area of village Krtsanisi.

Below are given the geographic coordinates of the area:

Ninotsminda - Manavi

Point 1                                   latitude     41 44'08" N.L.
Co-ordinates                              longitude    45 14'00" E.L.
Point 2                                   latitude     41 45'27"N.L.
Co-ordinates                              longitude    45 23'24" E.L.
Point 3                                   latitude     41 44'45"N.L.
Co-ordinates                              longitude    45 29'53" E.L.
Point 4                                   latitude     41 33'43"N.L.
Co-ordinates                              longitude    44 58'36" E.L.
Point 5                                   latitude     41 36'04" N.L.
Co-ordinates                              longitude    44 56'35" E.L.
Point 6                                   latitude     41 46'26" N.L.
Co-ordinates                              longitude    45 20'17" E.L.
Point 7                                   latitude     41 46'00" N.L.
Co-ordinates                              longitude    45 13'50"E.L.

Then in the direction of point 1. The Ninotsminda - Manavi space makes 72.7 sq.km.

West Rustavi
Point 1                                     latitude     41 36'12" N.L.

coordinates                                 longitude    44 49'34" E.L.

Point 2                                     latitude     41 35'08" N.L.

coordinates                                 longitude    44 49'15" E.L.

Point 3                                     latitude     41 33'41 " N.L.

coordinates                                 longitude    44 58'30" E.L.

Point 4                                     latitude     41 33'43"N.L.

coordinates                                 longitude    44 58'36"E.L.

Point 5                                     latitude     41 36'04" N.L.

coordinates                                 longitude    44 56'35" E.L.


Then in the direction of point 1. The space of West Rustavi deposit is 35.7 sq.km.

                                  ENCLOSURE N2

The title: Plans, geological profiles and structure maps of the oil deposits on Ninotsminda, West Rustavi and Manavi license territories.

                                     Page 1

1. Schematic map of the location of joint venture "Georgia MAKOIL" license area on the territory of the Republic of Georgia. Sc. 1:200 000

                                     Page 2

2. Geological map and well location scheme of Ninotsminda and Manavi area. Sc. 1:25 000

                                     Page 3

3. Structural map of Ninotsminda and Manavi area Middle Eocene Top.Sc. 1:50 000.

                                     Page 4

4. Scheme of the well location on Rustavi area. Sc. 1 :2S 000

                                     Page 5

5. Structural map of Rustavi area Middle Eocene Top. Sc. 1:25 000.

                                     Page 6

6. Geological profiles of Ninotsminda and Manavi areas. Sc. 1:25 000

                                     Page 7

6. Geological profiles of Rustavi area. Sc. 1:25 000

                                  ENCLOSURE N3

The title: The question of the license area land territory.

         On Ninotsminda and Rustavi oil deposits the mining territory will be outlined after space lining the oil deposits. This is why, before passing the Law on Land Issues, the activity on oil deposits and exploration territory must be determined in accordance with the current Land Legislation, by creating corresponding agreement in each separate case.

                                  ENCLOSURE N4

The title: The condition of the oil reserves, explored on the East Georgia Ninotsminda and West Rustavi territories by 01.01 94.

Ninotsminda

C category reserves 23.283 thousand tons.

Recoverable 6,333 thousand tons.

a) Oil area space thousand sq.m 1 200

b) Oil bearing capacity average m 319

c) Open porosity 0 012

d) Oil content 0.8

e) Oil recovery factor 0 2772

f) Re-counting factor 0.071


Oil characteristics

a) Density gr./sq.cm - 0.823

b) Viscosity in formation condition m pasc - 0.415 c)

c) Sulphur content % - 0.24

d) Paraffin content % - 4.89

e) Resin and asphaltene content % - 8.69

f) Temperature in formation condition C (degree) - 95

West Rustavi

C category reserves 7.480.9 thousand tons Recoverable 2,221.9

a) Oil area space thousand sq.m 8 880

b) Oil bearing capacity total effective m 159/159

c) open porosity - 0:01

d) Oil content - 0.8

e) Oil recovery factor % - 0.3

f) Re-counting factor - 0.05

Oil characteristics

a) Density gr./sq.sm - 0 845

b) Viscosity in formation condition m pasc - 0.49

c) Sulphur content % - 0.14

d) Paraffin content % - 3.0

e) Resin and asphaltene content % - 11.08

f) Temperature in formation condition C - 93

                                  ENCLOSURE N5

The title: Joint venture "Georgia MAKOIL": Feasibility Study of exploration research and development operations on the East Georgia ` Ninotsminda, West Rustavi and Manavi license territories.

Geological - Technological Study

1. GEOLOGICAL APPRAISAL OF THE EAST GEORGIA NINOTSMINDA, WEST RUSTAVI DEPOSITS AND MANAVI RESEARCH TERRITORY.

         For the purpose of increasing oil production on Ninotsminda and Rustavi deposits and for the purpose of increasing the oil flowing of the formations, in the Department "Georgian Oil" was solved to use the method of horizontal drilling. The mentioned reservoirs are located within the oil region near Tbilisi.

         Ninotsminda and Manavi are the separate domes of the eastern part of Samgori anticline zone. Rustavi is an indefinite structure, located South from Samgori structure.

         Because of the difficult geological conditions for drilling and development, it was resolved, that this problem will be solved by participation of foreign f~nns.

         This observation is a short geological evaluation of the mentioned region, and it is based on published and unpublished data and on the discussions, held in November of 1990 during the visit of the representatives of the Ministry.

2.   GEOLOGICAL LOCATION

         The deposit to be discussed is located in the Eastern part of Georgia, 20 - 30 km to the East from the capital of Georgia, Tbilisi. Georgia is located in the Caucasian Mountains, that was formed at the same time as the Alps. The Caucasian region consists of two parallel north - west and south - east directed mountain ridges that are separated by Mtkvari
         - Kolkheti depression. Georgia inhabits the above depression and slopes of the surrounding folding zones.

         Stratigraphically, the Tbilisi region mainly consists of formations, that belong to the Alpine Orogenese (it is located in the IX block of the Georgian regional division and includes the formations from the Upper Cretaceous to the Quarterly period).

-      Quarterly - 100m, conglomerates

-      Miocene - 2 500 - 3 500m, conglomerate, sandstone, clay.

-      Oligocene - 1 000 - 1 500m, clay, sandstone.

-      Upper Eocene - 1 500m, terrigenic flysch

-      Middle Eocene - 800m igneous formations

-      Low Eocene - 1 800b - 2 200m flysch, sandstone, clay

-      Palaeocene - 100 - 500m limestone, calcareous clay, marl

-      Upper Cretaceous - 1 000m limestone, calcareous clay, igneous formations

         Tbilisi surrounding region oil deposits are located within the Georgian between mountain depression, that is the part of the South Caspian oil
         - gas region. The between mountain depression is bordered by Dzirula massive. It is faced by under-thrusting, that separates it from Greater Caucuses in the North and from the folding zones of the Lesser Caucuses in the South.

         Achara-Trialeti folding zone is located in the north-west part of the Lesser Caucasus. A number of folding are singled out here, the axis of which is sinking from the West to the East. Separate anticline domes are developed on the folding zone depression within the between mountain depression. In the Paleogene formations they contain oil and gas industrial accumulations. In this section the folding are usually asymmetric, mostly on the sliding south wing.

3.   CHARACTERISTICS OF THE RESERVOIR

         The main reservoirs of the deposits in the region of our interest are made of igneous formations. These layers were set on the underwater field of an igneous island. Such formations are observed on Japanese and Indonesian islands. The formations of this type do not have well developed porosity and oil existence in such reservoirs is determined by technological disorders in the fractures. The formations of the mentioned reservoir are partially similar to the volcanic formations of Nevada Trap Spring Field reservoir.

4.   DESCRIPTION OF THE DEPOSIT

         Data on some deposits of the folding system is given in table N1.

         Samgori, Patardzenli, Ninotsminda and Manavi are separate anticlines of the same folding zone. Ninotsminda was considered a part of Samgori Patardzeuli deposit, but some seismic and industrial materials show, that this is a separate fold. Manavi is an anticline of the maintained folding zone, which is located in the barest East and it has not been developed.

         Rustavi is located in the South of Samgori Patardzeuli anticline zone and similar to the Samgori Patardzeuli, Middle Eocene igneous formations are productive here.

         Though Samgori-Patardzeuli deposit is not included in the proposed licensed territory, the geological and industrial characteristics are known better, but it is assumed, that this deposit is analogous with the proposed one.

5.   SURFACE CONDITIONS

         The relief is mountainous. It is higher in the north-east. It is covered by deep ravines and is used for irrigation.

         Three structural levels of the region are characterized as oil and gas bearing. Close to the surface is observed small oil accumulation in the Upper Eocene, the following is the main oil deposit in the middle Eocene, deeper is the gas accumulation in the Low Eocene.

6.   CHARACTERISATION OF THE RESERVOIR

         The main reservoir is the Middle Eocene igneous formations, that are characterized by fracture reservoirs. Reservoir characteristics include definite variety, in the depth and in the width. According to the industrial geophysical information their separation is quite complicated. The industrial materials of the deposit show, that effective porosity and permeability is basically connected with fractures. Surface observations show, that the fracturing is controlled in the partition of the anticlines. 7. Industrial data

7.   INDUSTRIAL DATA

         Besides the Middle Eocene reservoir, on Ninotsminda territory north wing in the Upper Eocene sandstone is opened an oil deposit in well N59. Oil showing is observed in wells N1, 35 36 on Samgori-Ninotsminda structure.

7.1 The primarily discovered wells were completed in 1974. The production made 2 200 bbl oil. From the discovery was produced 96 mln Bbl. The wells of as high as of low rate are met on the deposit. The deposit regime is water resisting. The water rate is low, but along with the decrease of oil rate it increases obviously. It is assumed, that there is strong of water-resistance, but the technique, used before did not include pressure maintaining operations. As the oil deposit regime is water resisting, Ninotsminda unproductive wells started producing oil later.

7.2 Reserves with the primary appraisal - 580 mln bbl, 50% to be produced 290 mln bbl, note: 35% to be produced 203 mln bbl. This evaluation, made in Grozno Oil Scientific Research Institute was not accepted by "Georgian Oil". In "Georgian Oil" they consider 30-45 mln bbl is left in the deposit.

7.3   NINOTSMINDA

         Surface conditions: steep forestry hills in the east, less steep in the west.

         Production: The deposit is not completely developed. From the well N4 is produced 470 thousand bbl oil without water from 9250-9380 feet, for two years. Despite the fact that Ninotsminda borders Samgori deposit, it is a separated industrial unit. Existence of a fault with insignificant migration is assumed between
         Samgori-Patardzeuli-Ninotsminda.

         Reserves: Confirmation of Ninotsminda reserves evaluation has not been made. According to the "Saknavtobi" figures, oil reserves for producing by 1992, C category reach 6 333 thousand tons. The figure given for Samgori cannot be spread on Ninotsminda deposit. Ninotsminda area is being under the early stage of development. Deposit sizes, especially eastern part of the anticline have not been researched at all. The Upper Eocene oil deposit of the North wing is not researched either.


7.4   MANAVI

         In the East of Ninotsminda area several wells are drilled, they are several miles away from the wells, functioning on this territory. The wells are not drilled to the project depth, but oil bearing of the Middle Eocene formations is assumed. On Ninotsminda territory productive Paleogene formations are located under the testing. it is not excluded, that Mascara temto~y has analogous structure. The seismic study of this region is very poor and structural composition needs to be cleared out. The wells are intended to be drilled on Manavi Crest, or the latter might be a farest depression of Ninotsminda folding. At the very least, the perspective of Manavi territory is doubtful. This was to be solved by well N10, that was being drilled, but this problem was not solved, as it is temporarily conserved because of the electricity shortage.

7.5   RUSTAVI

         This deposit is located in the South from the folding zone of Teleti deposit and is separated from it by a underthrusting type faulting. Despite this, reservoir and production features are more similar to the Teleti deposit (table 1). Rustavi is being under observation. The structure can be determined on the basis of seismic materials of the Trust "Saknavtobgeopizika". The quality of the materials is good. Potential of development: The development possibilities of Ninotsminda deposit are good. Separate parts of this region can be qualified as researched and undeveloped. We do not have information on the undeveloped reserves, but the reserves of Manavi region and Ninotsminda undeveloped part are about 30% more than of Samgori complex central and west parts. In case of equivalence of other geological parameters, Ninotsminda Manavi must have at least 75 mln bbl oil reserves, as the borders of the production region are not defined yet and this figure might increase. Rustavi deposit is studied more completely than Ninotsminda Manavi, But the potentiality of this deposit is not known yet. Enter of a strong water flow might not be correct either. The energy of the layer can be transferred to reservoir fluid, because of the rock flexibility, that is similar to the condition of Nevada Trap Spring Field volcanic reservoir. Weaker water flows mean that sudden increase of the water profile rather belongs to the erosive deepening along the fracture, than to water cones. In case of dividing the reservoir into permeable and unpermeable sections, horizontal drilling will be required, for the purpose to obtain the undeveloped parts of the deposit. As the structure is covered by fracture system of priority orientation, by this method can be increased not only the production from the wells but the oil outflow on the whole deposit. For determining the potential of the deposit, it is necessary to carry out detailed analysis of the reservoir and of the drilling technique.

7.6   RESEARCH CAPACITIES

         As the research region is outlined, the research possibilities are limited. But still there exist definite possibilities on Ninotsminda and Manavi areas. Seismic conditions in Samgori region basically are good, but on Ninotsminda territory, where the structure is complicated because of a fault of under-thrusting character, data are getting worse. It is possible, that the sizes of Ninotsminda and Manavi folding are not determined completely, or there exist bordering unidentified secondary folding.

7.7   HORIZONTAL DRILLING

         Development of Ninotsminda-Manavi region by the method of horizontal drilling is too early, if this is not caused by complex relief. On well-developed Rustavi area there might be sections where this method of exploitation can be used. The existing data shows that in the Middle Eocene profile some facies can be presented by comparably better permeable layers. It might become possible to drill with vertical drilling derrick through oil-bearing layers and to determine the purpose of horizontal drilling from there. The direction of horizontal drilling must be defined by the analysis of the region fracture orientation.


7.8   TRANSFER OF THE PRODUCTION

         The wells on Ninotsminda and West Rustavi deposits will be connected to the existing oil-storing points. Oil from Ninotsminda oil-storing point will be transferred through the oil pipeline to Samgori oil-storing station. On the basis of a further agreement, the parties can sell oil to oil factory, at oil international price. As for West Rustavi deposit, at the beginning the oil will be transferred from here to Samgori oil-storing station by container trucks.

8.    DESIGNING OF THE DEPOSIT EXPLORATION AND DEVELOPMENT PROJECT

         Execution of deposit exploration and development operations is considered on two stages. The purpose of the first three year stage is to research the producing capacity of deposits on the license territory and to drill two(2) horizontal and one(l) vertical wells. If oil is not found in any of the first three(3) wells, the joint venture ceases its activity and will be liquidated according to the established rule.

         The second 22(twenty two) year stage of exploration and development operations is considered in that case, if any of the first three(3) wells, drilled by the joint venture proves to be oil producing. Then the joint venture has the right to drill such a number of wells within the license area, that it considers necessary. In case of getting positive results while drilling, there is planned a work program on the license area, that will enable "Georgia MAKOIL" to start oil production in advance. This will, in its turn, provide the inflow of income, after they will begin widening of the activity region on Manavi field, where the location of collectors is deeper and less studied and finally, widescale research operations will commence.

         The plan on the works execution and accounting is given in table 2, that is designed annually for the first five years. The key issues of the table are the following. Each line of the table represents a definite stage of the plan, and each type of the operation depends on the positive results of the previous stage. The expenses, given in the table, along with the drilling expenses, include geological-geophysical research and other unconsidered expenses.

         Both deposits have the capacity to increase annual production effectively. So the operations will be carried out simultaneously. According to the 1995 year plan, it is intended to open a deposit on Manavi area and later in 1996-1998 to carry out exploration, evaluation and development operations of the new deposit.

THE ECONOMY OF THE PROJECT

8.2   NINOTSMINDA AND WEST RUSTAVI OIL DEPOSITS

         The primary processing of the industrial materials, repairing and deepening of the wells and drilling of new wells are determined in details, considering the drilling rig supplier on the world market. Seismic research works, which might be quite expensive in case of complex relief, especially on Manavi territory, are considered as well. Despite this, the seismic research will give the possibility to find prospective drilling area quickly, where the operations will begin.

The parameters for the positive execution of the project are:

         -        The amount of oil on each deposit is not less, than 2.2 mln.t.

         - The maximum productivity of each well is not less, than 50 t per day.

         - The total amount of the investment for the first five years must not exceed $15 mln USA.

         - The maximal number of exploitation wells, together on the both deposits - 16, the number of exploration wells - 7.

9.    TECHNIQUE AND TECHNOLOGY OF DRILLING OPERATIONS EXECUTION

9.1   CONSTRUCTION AND TECHNOLOGY OF THE WELLS

         The purpose of the joint venture "Georgia MAKOIL" is to increase oil production in the Republic of Georgia in the possible short period of time. It is planned to renovate several wells on Ninotsminda and West Rustavi deposits, that are temporarily under conservation for different reasons. These wells will have constructions, corresponding with western technologies. Study of exploitation areas of some wells is expected, if this is allowed technically and geologically. At the same time, new exploitation wells will be drilled, in which, along with the horizontal drilling method other western advanced technology will be used, in order to provide optimal oil production.

9.2   CIRCULATION SYSTEM

         The circulation system will serve the following:

         -        Cleaning of the well bore during the drilling process;

         -        Maintaining the pressure of the layer;

         -        Maintaining integrity of the well bore;

         -        Lubricating of the drilling bit;

         -        Keeping the oil and gas layer structure from destruction.

9.3   DRILLING OPERATIONS AND LAYOUT OF THE CASING

         For underground repairing of the wells "Georgia MAKOIL" will use the mobile equipment of "Georgian Oil", besides, it will bring from abroad such equipment, which will ensure running of the heaviest casing and arrange wellhead according to the accepted standards and norms, with the double safety factor. This casing will stand against the strength, that is caused by mining and layer pressures in the maximally long periods of time. Vertical, directional and horizontal wells will be drilled.

9.4   TECHNOLOGY OF THE WELL COMPLETION

         "Greorgia MAKOIL" plans to drill the wells, in which exploitation of one or several formations simultaneously will be possible. In case if along with the Middle Eocene formations the oil will be discovered in the Upper Eocene formations, in the process of the well completion will be used special liquids, wire-line perforators on the tubing, on each well will be fixed a protection reflex valve, that will work continuously.

9.5   SAFETY OF THE DRILLING OPERATIONS

         While carrying out the operations on the wells, the basic purpose is to Insure safety of the well personnel and regional people, in case of an emergency situation. This safety will be provided by planning the double Safety factor, while designing the well project. The periodical control of the equipment and regulations of the technical control are considered.

9.6   THE WORKING PERSONNEL

         The working personnel of the joint venture will be formed basically by the citizens of the Republic of Georgia The joint venture will guarantee to improve the qualification of the Georgian personnel up to the western technologies level, which will enable them to carry out any kind of operation without the assistance of western experts. The questions of employing and releasing, payment, concessions and insurance, work safety, etc., are resolved in accordance with the Legislation of the Republic of Georgia and are determined in the work agreement.

9.7 PROTECTION OF HEALTH OF THE PERSONNEL AND WORK SAFETY

         The main principle of the activity of joint venture "Georgia MAKOIL" is the safety of all kinds of operations, the basis of which are the international requirements on the safety conditions. It intends the creation of the higher norms for personnel training with the help of special programs. Healthy condition of each employee is a significant objective of the joint venture activity. For the purpose of maintaining good health of the personnel will be held general medical examination. Later the examination will be made regularly once a year.

10.   PERSONNEL SAFETY ENSURANCE AND ENVIRONMENTAL PROTECTION

10.1

         Joint venture "Georgia MAKOIL" has developed two main guidelines, which will govern their conduct of business. First: Safety and welfare of the personnel has the primary importance. Environmental protection is the second significant principle of the "Georgia MAKOIL" activity and it is considered as important, as safety of the people.

10.2  IDENTIFICATION OF HAZARDS AND RISKS

         All oil field operations have the inherent potential for the occurrence of unplanned (accidental) events. The severity of accidents range from minor inconvenience, with no injury nor capital/financial losses, to a catastrophic event with potential loss of life, irreversible damage to the environment, and millions of dollars in capital/financial losses. The primary tool for "Georgia MAKOIL" safety management program is the identification of potential hazards that an operation is exposed to, joint venture determines the amount of risk each hazard possess. As the element of risk, associated with each individual hazard increases, the safety management system creates more comprehensive safety procedures to minimize the potential for unplanned events.


10.3  SAFETY MEASURES

         Safety management is achieved by a systematic approach that addresses Prevention, Information and Training.

10.4 COMPLIANCE OF SAFETY MEASURES

         An important element for executing the safety program is the accorded work of the personnel. They should be taught the discipline mechanism, rules of safety measures. Meetings on the safety issues must be held regularly, on which the methods of the further operation execution and all the aspects of health and environmental protection will be discussed. Detailed control of the executed operations will be held after each conducted work. Each employee will get acquainted with his own safety responsibilities. Besides, engineering of safety technique will be considered, and it will ensure training of the personnel and fulfillment of the safety measures.

10.5 CONTINUOUS MONITORING SYSTEM

         "Georgia MAKOIL" will institute Continuous monitoring System that allows an ongoing check of the effectiveness of its safety management system. Each work group, or crew will have one person, that will be responsible for the crew's safe working and will be the first person in the monitor process. He will be trained to enable him to perform safety related duties effectively. For the safety of the crew will be also responsible an inspector, that represents the next level of the monitoring system. Part of the daily work report for all operations will be dedicated to the safety aspects of the work program. This is a prime element of safety management and it provides for daily monitoring of safety operations. The Safety Officer will have overall responsibility for safety in operations. He will review operations on a daily basis to asses the safety of all work. This complex of measures is successfully used in different regions of the world. It enables to carry out oil production and other related operations with high level of productivity, economically and safely.

         The keystone of any safety system is prevention. By eliminating hazards or minimizing the degree of risk an operation may possess the potential for accident is greatly reduced. A vital element of accident prevention is the supply of information to the individuals that are performing operations. When personnel are informed about the procedures, equipment, and expected results of an operation, they have a greatly improved understanding of which aspects of their work program nay present hazards. Training of personnel in safe working procedures, workplace awareness are a proven element of accident prevention. Employees are trained to use all safety equipment needed for their positions as well as fire fighting, lifesaving and medical first aid treatment techniques.

10.6  PERIODIC MONITORING SYSTEM

         Joint venture "Georgia MAKOIL" intends to utilize various methods that are available for monitoring the safety management system on a regular basis. A weekly safety audit will be conducted on all aspects of company operations. All sub-contractor will be instructed to submit weekly safety reports to "Georgia MAKOIL". The enterprise will review employee records on a regular basis to identify areas of operations and individuals that have higher accident frequency rates.

10.7  EMERGENCY SYSTEMS AND FACILITIES

         Modem technology has developed several types of safety devices that are able to rapidly stop or isolate various functions of drilling and producing operations, thereby increasing safety. The most important is the emergency drilling rig shut off, which can completely stop all engines of a drilling rig in a matter of seconds. The exploitation well protective valve is important as well. Such valve will automatically shut the well and keep the surface equipment from damages. For ensuring safety "Georgia MAKOIL" intends to bring and install other equipment that will strengthen the quality of safety. The joint venture will have first aid station, fire equipment station, emergency breathing apparatus, etc.

11.   ENVIRONMENTAL PROTECTION

11.1. BASELINE SURVEY

         A baseline survey will be conducted on all fields that "Georgia MAKOIL" will operate on before operations commence. The purpose of these surveys is to determine and record the current status of pollution, contamination and environmental awareness. A photographic library is a component of the survey.

11.2  IDENTIFICATION OF ENVIRONMENTAL HAZARDS AND RISKS

         An important part of any of "Georgia MAKOIL" operational planning is an Environmental Impact Assessment (EIA). EIA includes the analysis of possible activity and determination of sensitive areas of the environment. The amount of risk is then quantified for each hazard that has been identified.

11.3  ENVIRONMENTAL PROTECTION MEASURES

"Georgia MAKOIL" plans an integral program of environmental protection activities, including:

         - Materials management to prevent adverse inter-reaction with the environment;

         -        Waste avoidance or recycling where possible;

         -        International standards training for the company personnel;

         -        Emergency response facilities to limit environmental damage.

         - Authorization permits for any activities that may cause pollution.

                           CONTINUOUS MANAGING SYSTEM


A schedule of repeat environmental auditing will be generated in the planning stage of operations. In "Georgia MAKOIL" authority staff will be a deputy who will be responsible for observation of the effects of the operations on the environment and for conducting the auditing measures.

The joint venture intends to have a laboratory supplied with monitoring systems, equipment and inspection staff. Besides, they will install the equipment that will minimise the risk of environmental pollution.

A project with detailed description of all measures, that provide maximal environmental protection will be prepared just before commence of drilling, development and exploitation operations. These projects will go through the corresponding expertise in the Ministry for Environmental Protection of the Republic of Georgia.

                                  ENCLOSURE N6

The payment of the license duty for the joint venture "Georgia MAKOIL"

6.1 The amount of the license duty is determined by 2 000 (two thousand) USA dollars.

                                  ENCLOSURE N7

Terms of payment on mineral usage for joint venture "Georgia MAKOIL"

         Note: Resolution N 752 of the Cabinet of Ministers of the Republic of Georgia, out of 20.10.93.

7.1 The following payment norms are applied for mineral usage:

         a) For conducting oil and gas deposit research-exploration works in the amount of 2% (two percent) of the annual accounting.

         b) For detailed exploration of oil and gas deposits in the amount of 4% (four percent) of the annual accounting.

         c) For producing crude oil and gas in the amount of 10% (ten percent) of the produced production on Ninotsminda and Manavi areas, and 5% (five percent) on Rustavi area

         The payment of the mineral usage tax is commenced from the date of issuing the license on mineral usage and is effective throughout the duration of the license. Land usage tax is determined as a part of oil production price.

7.2 Rule of calculation and payment of the tax

         a) "Georgia MAKOIL" presents to the State Payment Inspection a document in an established form about the estimated (divided by quarters) payment, not later than within 5 days from getting license on the operations determined in paragraphs /a/ and /b/. The payment is transferred to the budget on a monthly basis, not later than the 1 5th day of the month that follows the month of estimation in the amount of 1/3 of the quarterly payment.

         b) Estimation of the payment on produced oil, determined in paragraph /c/ is made on a monthly basis, not later than the 1 5th day of the month that follows the month of estimation. The payment can be paid by the part of the produced oil. The payment sum presented by the calculation is subject to transfer to the budget within 5 days.

         Transfer of the payment to the budget is made in accordance with the Law "On Budget System and Rights" of the Republic of Georgia and with other Legislation acts.

         Besides the Tax on Mineral usage, the company pays the taxes established by the Legislation of the Republic of Georgia.

                                  ENCLOSURE N8

 The title:       The assumed amount and agreed share distribution in time
                  period of the oil produced by joint venture "Georgia MAKOIL" on Ninotsminda, West Rustavi and Manavi license territories

8.1 The assumed amount of produced oil is given in table N3.

                                    Table N3

                        Assumed annual oil production in bbl.

SPACE               1ST YEAR          2ND YEAR          3RD YEAR          4TH YEAR          5TH YEAR
-----               --------          --------          --------          --------          --------
Rustavi             9 000             474 500           839 500           1 095 000         1 277 500
Ninotsmind          63 000            1 058 500         1 606 000         1 971 000         2 518 500
Manavi              -                 182 500           182 500           365 000           547 500
Total               72 000            1 715 500         2 628 000         3 431 000         4 343 500


During the first 5 years the total production will be 12 190 000 bbl.

8.2 SHARE DISTRIBUTION OF THE PRODUCED OIL IN TIME PERIOD, TO DEPARTMENT "GEORGIAN OIL":

In Tables 4, 4a and 5 is shown the average daily amount of oil from each deposit, that might be produced on the research territory from the wells in their current condition. This oil will be considered as "determined production" of oil. "Determined oil" belongs to "Georgian Oil" and will be sold in accordance with the agreement between "Georgian Oil" and the joint venture along with the regular business operations.

                     NINOTSMINDA (The Upper Eocene) Table N3

          YEARS                     DAILY OIL PRODUCTION IN TONS       ANNUAL OIL PRODUCTION IN TONS
          -----                     ----------------------------       -----------------------------
1990                                  5.71                                1 749 5
1991                                  7.13                                2 601.2
1992                                  2.1                                 384.6

                          Average daily production 5.6

                    NINOTSMINDA (The Middle Eocene) Table N4a

         YEARS                     DAILY OIL PRODUCTION IN TONS       ANNUAL OIL PRODUCTION IN TONS
         -----                     ----------------------------       -----------------------------
1990                                  113.3                               41 746.6
1991                                  153.1                               56 159.4
1992                                  124                                 43 218.7

Average daily production 130 tons. Decline of the production is 50% per year.

                             WEST RUSTAVI Table N 5

          YEARS                     DAILY OIL PRODUCTION IN TONS       ANNUAL OIL PRODUCTIONS IN TONS
          -----                     ----------------------------       ------------------------------
1990                                  2.05                                652.8
1991                                  2.1                                 792.5
1992                                  1.07                                341

Average daily production 1.74 tons.

 8.3     Total amount of Determined Production is 137.35 tons per day. Note:
         Initial Determined Production to be agreed by well testing (at least 1 week of constant flow) - The Initial Determined Production will be subject to an annual decline commensurate with any decline observed on the field in future)

 8.4 MAKOIL and/or its assignees and Georgian Oil shall be entitled to recover ("Cost Recovery") all petroleum operation expenditures, including all capital and operating expenses, overhead costs, abandonment costs and similar within the license area. Up to the half of the gross annual production within the license areas, whatever remains after providing Georgian Oil with daily "Determined Production", will be used to recover these expenses (hereinafter referred to as Cost Recovery Oil").

         Since Makoil and/or its assignees will provide one hundred percent (100%) of the funding with Georgian Oil providing services wherever possible, Makoil and/or its assignees will have priority in lifting Cost Recovery Oil.


8.5 Georgian Oil and Makoil and/or its assignees both have the right to audit each other's records related to recoverable costs.

 8.6     Such oil is hereinafter referred to as "Cost Recovery Oil".

         Such costs and expenses will be recovered from Cost Recovery Oil in the following manner:

         a)       Exploration expenditures

         b)       Development expenditures

         c)       Drilling costs

         d) To the extent that in any calendar year costs, expenses and expenditures recoverable per paragraphs a) b) and c) preceding exceed the value of Cost Recovery Oil for such calendar year, the excess be carried forward for recovery in the next succeeding calendar year or years, but in no case after the termination o the license term.

         e) For the purpose of determining costs, expenses and expenditures for their recovery the following terms shall apply:

 i) "Exploration Expenditures" shall mean all costs and expenses for exploration operations other than Drilling Costs, but including training and related expenses, and overhead and study costs, also all taxes that are included in cost recovery under Georgian Law.

 ii) "Development Expenditures" shall mean costs and expenses for development of all deposits, with the exception of Operating Expenses and Drilling Costs, also all taxes that are included in cost recovery under Georgian Law.

iii) "Operating Expenses" shall mean all costs, expenses expenditures associated with the production and primary processing of oil, including training and related expenses, also all taxes that are included in cost recovery under Georgian Law.

iv.) Drilling Costs" shall mean expenditures incurred during Exploration and Development for well drilling and completing operations including, but not limited to labour, geophysical works, engineering-technical and other contractors, expenses on various materials, perforation, formation development, cementing, well-logging and transportation, also all taxes that are included in cost recovery under Georgian Law.

8.7 SHARING OF OIL PRODUCED

         Georgian Oil and Makoil and/or its assignees will share and be entitled to use separately the oil remaining after deducting Cost Recovery Oil and Georgian Oil's share of the Determined Production from gross annual production (hereinafter referred to as "Profit Oil")

         Profit Oil will be shared between Department Georgian Oil and Makoil and/or its assignees in the following manner:

         Georgian Oil share                 Makoil and/or its assignees share

         70% (seventy percent)              30% (thirty percent)

         All taxes applied to Makoil share in accordance with the Georgian legislation will be paid from this share.

8.8      GAS PRODUCTION

         If commercial production of gas commences on the license area, the founders will jointly discuss all economic options for its usage and will resolve together the best one for Georgian Oil and Makoil and/or its assignees.

         All costs and expenses related to gas production will be recovered in accordance with the cost recovery rule provided in this Enclosure #8.


8.9 Oil selling prices are determined in accordance with the international world price for similar crude oil. Oil blend is determined as "Brent blend" or Libyan crude oil.

8.10 The amount of oil Makoil and/or its assignees export abroad should not exceed 50% (fifty percent) of the produced oil. If Makoil and/or its assignees share from Cost Recovery Oil and Profit Oil exceeds 50% (fifty percent) of produced oil then the Republic of Georgia has right to purchase the exceed oil on the world market price minus a discount of 10%.

8.11 Georgian Oil is entitled to purchase 50% (fifty percent) Cost Recovery Oil from the Joint Venture and all oil that Makoil and/or its assignees will sell in Georgia The pricing for oil purchased by Georgian Oil is determined by the world market price minus a discount of 10%; needs to be conditional on Georgian Oil being able to give the price, if not Makoil has right to export oil

8.12 Georgian Oil transfers to the Joint Venture the right of using the wells located on the license area.

8.13 Oil storing facilities and oil pipe-lines remain in Georgian Oil's discretion and they can be transferred to the Joint Venture under rental terms on the basis of an additional agreement.

         Georgian Oil agrees to contribute cost of wells and other facilities,equipment and buildings to the Charter Capital of the Joint Venture as a share of Georgian Oil.

                    DISTRIBUTION OF THE JOINT VENTURE INCOME

Note: The Charter of the Georgian-American joint venture "Georgia MAKOIL".

         The income got by the joint venture from selling the produced oil and from any other sources is divided in the following manner:

13.1 Firstly, such income is used to pay to the buyers of the third party, that provides the joint venture with goods and services, in order to pay salaries to the joint venture staff, work force and managers, to purchase insurance guarantees for the joint venture, to pay other trade obligations for the third persons and to pay other operation expenses of the joint venture. As far as possible, the joint venture will pay all such costs and obligations in currency of the Republic of Georgia or in foreign currency, if it does not gain economic privilege by paying in hard currency.

13.2 For the purpose of increasing the interest of the participating sides and stabilizing the income, they are entitled to take out of the country hard currency sums equivalent to their contribution to the Charter Fund without any State, customs, tariff, income and other (including Royalty tax) taxes. "MAKOIL" is granted the priority right on the primary transfer of the mentioned sum.Concerning the interests of the joint venture, the terms of transferring might be reconsidered by the Board of Directors, but by no means should it exceed their (each separately) contribution to the Charter Fund. During and after the process of transferring of this sum, taxation of the profit is subject to all the terms determined by the Law.Besides, the profit in the enterprise funds, remained after paying taxes and sums determined for spending by decision of the Board of Directors, is divided between the parties proportionally to their share contribution to the Charter Fund (50%-50%).Transfer of sums by "MAKOIL" must be conducted according to the following scheme:

         a) Ten percent (10%) of the Gross income of the joint venture by the first year of the effectiveness of the license.

         b) Fifteen percent (15%) of the Gross income of the joint venture by the second year of the effectiveness of the license.

         c) Twenty percent (20%) of Me Gross income of the joint venture by the fourth year of the effectiveness of the license.

         d) Twenty five percent (25%) of the Gross income of the joint venture by the forth year of the effectiveness of the license.

         e) Thirty percent(30%) of the Gross income of the joint venture by the fifth year of the effectiveness of the license. Such payment is estimated for "MAKOIL" at least once in a calendar year, or more frequently if the majority of the Board of Directors agrees.

13.3 The profit received from business activity of the joint venture, after deduction of depreciation costs, is used for founding joint venture and accounting to the State Budget.


                                  ENCLOSURE N9

         The title: The Agreement on confidentiality of new geological and other information,received during mineral usage.


Note: Article 5 of the Charter of the joint venture "Georgia MAKOIL".

         At the request of the joint venture, all the parties participating in the Agreement must provide the joint venture with all geological and geophysical information, production and other corresponding information, that might be possessed the participants of and that might be needed for exploration, preparation and exploitation activities on the research territory. At the request of any party, the joint venture provides them with new or additional geological, geophysical, exploitation or other information about the Agreement the research territory, received or acquired by it. But, if any of the parties or the joint venture considers that the received information must be discussed from commercial or competitive point of view as confidential, then the received information must be considered confidential. The party, that gets such information from the other party must not make it known, share with others or publish, until the party, which received the information notifies in writing, that the information is not confidential any more. In connection with newly received or acquired confidential information, that is sent to any party by the joint venture, must be added the following:

1. Such information is considered confidential within 1 (one) year from receiving it and cannot be in any form, totally or partially announced by any party or its representatives without a preliminary notification in writing from the joint venture. None of the parties or their representatives can use the information in any activity other than the joint venture operations. Each party agrees, that the confidential information will be transferred only to its representatives, who need it for the assistance and development of the joint venture, and are informed about the confidentiality of this information, and who agreed in the writing form to preserve its confidentiality. All the participants of the Agreement agree to provide the joint venture in the possible shortest time with the information about the personality of each representative, who can be trusted and shared the confidential information.

2. In case, when any Agreement participant party or the person, with who this party information according to this Agreement, is obliged under the Law to make known any confidential information, this party has to notify the joint venture immediately about this, in order to enable the lager to take protective and other legal measures. In case, when such protective and other measures were not taken, the party, that possesses the confidential information, provides its part required only by the Law and will try its best to get the confidence on the treatment of such information.



                                 ENCLOSURE N 10

         The title: Conclusion from the Ministry of Environmental Protection


                                 ENCLOSURE N 11

         The title: Conclusion from the Department of Technical Supervision in the Republican Economy

                                  ENCLOSURE N12

         The title: The Minutes of the Scientific-Technical Committee Session of
                            Department :Georgian Oil


                                   THE MINUTES
   OF THE SCIENTIFIC-TECHNICAL COMMITTEE SESSION OF DEPARTMENT "GEORGIAN OIL"

The session was attended by:

The Chairman of the Scientific-Technical Committee - G. Beraia

The members of the Scientific-Technical Committee: M. Bakhia, D. Papava, V.
         Sakvarelidze, M. Oniashvili, O. Jashi, G. Apaidze, G. Lobzhanidze A. Bortsvadze, G. Antadze, V. Chkhobadze, G. Chachanidze, I. Tavdu~nadze
         S. Gudushauri.

Invited guest: Eugene S. Kozlowski, Representative of the joint venture "Georgia MAKOIL".

The speakers: Eugene S. Kozlowski, S. Gudushauri.

         At the session was admitted, that the joint venture "Georgia MAKOIL" was founded on the basis of Department "Georgian Oil" and USA private Corporation "MAKOIL Inc." (it is registered in accordance with the legislation of the Republic of Georgia)..

         The mentioned joint venture requests permission on mineral usage on the East Georgia oil deposits of Ninotsminda, West Rustavi and Manavi research territories, for geological research and oil production. This license area is located in Sagarejo and Gardabani regions, on the villages Ninotsminda, Giorgitsminda, Manavi, Tokhliauri and Krtsanisi farming territories.

         The joint venture is financed by the USA side, with the Georgian side providing geological materials and various services. The joint venture presented the program on geological and geophysical research, exploration and exploitation drilling, deposit development and oil production on the license area.

         It is stated in the program to drill 23 wells during 5 years of the first stage of activity, 8 wells out of these on Ninotsminda, 8 - on Rustavi, and 7 - on Manavi areas; to develop new prospective areas in the old wells, to establish new drilling and producing technologies, to increase the oil production to 12 190 000 bbl for 5 years. The measures determined in the program ensure the complete and scientific study of the land, environmental protection and work safety.

         The Session listened to: The conclusion on the issues, presented by the joint venture "Georgia MAKOIL', made by the expert S. Gudushauri.

The Session concluded:

         1. To issue to the joint venture "Georgia MAKOIL" a complex license on mineral usage on the East Georgia Ninotsminda and West Rustavi oil deposits and Manavi research area on a 25 year term.

         2. The share distribution of the produced oil to be carried out in accordance with Article 13 of the Charter of the joint venture.

         3. The license to be prepared in accordance with the Resolutions N146, out of February 18, 1993 and N752, out of October 20, 1993 of the Cabinet of Ministers of the Republic of Georgia and other Legislation Statements of the Republic of Georgia.

The Chairman  G. Beraia
The Secretary G. Lobzhani-dze

                                  ENCLOSURE N13

The title:   The terms of continuation and termination of the license validity
             The program of returning the territory

         Note:Decree N 146, out of February 18, 1993 of the Cabinet of ministers of the Republic of Georgia, Articles 7.1, 7.4.

         The license on geological study, drilling and development works, oil and gas deposit exploitation on Ninotsminda and West Rustavi oil deposits and Manavi research territory is issued to the joint venture "Georgia MAKOIL" on a 25 year term. The term of the license duration is determined from the date of its registration.

         Note: Decree N146, out of February 18, 1993, Article 7.3.

         In case of the deposit exploitation for more than 20 years, the term of the license duration can be extended on the initiative of "Georgia MAKOIL". In case of expiration of the license duration in terms of exploitation the deposit, explored by the joint venture for less than 20 (twenty) years, the joint venture is granted the right of priority claim on continuation of the license validity.

The right on mineral usage is terminated:

         Note: Decree N 146, out of February 18, 1993, Article 15.1

         a) After expiration of the term, determined by the license

         b) In case of "Georgia MAKOIL"'s refusal on mineral usage.

         c) In case of occurring such conditions stated in the license, that will later exclude further execution of the rights granted for mineral usage.

         Note: Decree N146, out of February 18, 1993, Article 15.2

The right on mineral usage can be terminated, suspended or limited prior to the determined term, in the following cases:

         a) if the lives or the health of the persons working or living within the area of activity,connected with mineral usage are threatened directly;

         b) if the mineral user violates the essential terms, determined in the license;

         c) if the mineral user regularly violates the rules on mineral usage and preservation, also on environmental protection, established by the current Legislation, standards, regulations,norms, including the enterprise conservation regulation.

         d) in case of emergency situation /disaster, military action, etc.

         e) if the user does not start mineral using in accordance with terms and requirements of the program determined in the license;

         f) if the joint venture is liquidated.

         The termination, suspension or limitation of the right on mineral usage before the established term according to the paragraphs above, is conducted by the Specialized Office of Licensing and Information of Department "Georgian Oil", or the Ministry of Environmental Protection of the Republic of Georgia, or by the Department for Technical Supervision in the Republican Economy in each certain case, considering the terms of license.

ARTICLE 15.3

         If the joint venture disagrees with the decision on termination, suspension or limitation of the mineral usage right, it can apply with a claim to the Court, or to the upper authorities according to the administrative regulation.

         Note: Decree N146, out of February 18, 1993, Article 15.4

15.4. In case determined by subparagraph 15.2/a/, mineral usage must be terminated immediately after making decision and the mineral user must be sent a written notification.
15.5. In case determined by subparagraphs 15.2./b,c,e/, the decision about termination of the mineral usage right for the mineral user can be made after three months from violation the nobles by him and after notifying in writing about not taking measures to liquidate these violations.

15.6 In case determined by subparagraph 15.2 /dl, mineral usage can be terminated from the moment of occurring conditions, determined in this paragraph.

15.7 right before the established term can be conducted not later than 6 months from informing by it the Department in writing. The refusal on the activities does not set it free of charge of presenting accounting on the executed works, conclusions, generalizations, recommendations.

15.8. In case of terminating mineral usage right before the established term, liquidation or conservation of the enterprise is conducted in accordance with the regulations determined by the current Legislation. The expenses of enterprise liquidation or conservation are for the joint venture to cover, if mineral usage is terminated as a fault of the joint venture for the reasons stated in subparagraphs 15.2/a/and 15.2/b/, or on the initiative of the joint venture.

15.9. The expenses of enterprise liquidation and conservation will be covered by the State, if mineral usage is terminated for the reasons stated in subparagraph 15.2/a/ with the joint venture being innocent, also for the terms stated in subparagraph 15.2./d/.

15.10. If the conditions and terms causing suspension and limitation of mineral usage right are liquidated, this right can be regained completely, besides, the period during which usage was suspended will not be included in the entire duration of the license mineral validity.

15.11. In case of long term conservation of the enterprise, or violation of conservation terms, that might cause the damage of oil deposit, the Specialized Office for Licensing and information of Department "Georgian Oil" is entitled to cancel the issued license and pass it to a new owner in accordance with the established regulation of the statement.

15.12. The activities determined in the license should not interfere with other economic activities which are carried out on the license area.

                 THE TERMS OF ANNOUNCING THE LICENSE INEFFECTIVE

         Note: Decree Nl46, out of February 18, 1993, Article 17

16.0 on the license issuing will be considered ineffective in the following cases:

         a) If "Georgia MAKOIL" refuses to pay the payment, connected with license issuing;

         b) Violation of the Antimonopoly Legislation requirements of the Republic of Georgia;

         c) Establishment of the agreement facts for the purpose of liberalizing the license terms between the authorities participating in issuing mineral usage license and the persons interested in purchasing the license, and for the purpose of reducing taxes.

         d) Granting "Georgia MAKOIL" illegal concessions.

         e) Existence of the other basis, determined by the Legislation of the Republic of Georgia The disputes in cases of canceling the agreement will be discussed by the Court or Arbitration.

                                  ENCLOSURE N14

        The title: The obligations of the joint venture "Georgia MAKOIL"

          Note:    Decree N146, out of February 18, 1993, Article 16.1,16.2.

17.1 The owner of the license is entitled:

         a) To use the mineral area within established space for the purposes determined by the license for geological study of the land, for carrying out research-exploration works and producing oil, condensate and gas.

         b) To use the results of his activity according to his consideration, including part of the produced oil, that as determined by the license terms goes into his possession. To include executors in the works connected with mineral usage on rental basis. To address the license issuing Bodies about reconsidering the terms, if the existing reality is completely different from the situation of the license issuing period.

17.2     The owner of the license is obliged:

         a) To accord the program on the work execution with the Specialized Office for Licensing and Informatics of Department "Georgian Oil". The Office is entitled while forming the work program to demand from the license owner to carry out the additional works, that are connected with execution of the mineral usage works (carry out radioactive, stratigraphic, hydro geological, temperature, geophysical research).

         b) To observe mineral usage demands of the Republic of Georgia, the standards of working technology, connected with mineral usage, according to the established form.

         c) To follow the demands of technical projects on work conducting, to ensure safety of the personnel and population while carrying out land usage operations; To preserve established standards /norms, regulations/ on mineral, atmosphere, land, forest, water and other environmental protection.

         d) To put in good shape land territories and other environmental areas, damaged while carrying out mineral usage works, to ensure their usefulness for exploitation. To participate in execution of the Social and Ecological Program in the region of activity.

         e) To ensure preservation of the geological and other kind of documentation, got in the process of geological research of the land.

         f) To pay mineral usage and other obligatory taxes in a timely and correct manner.

         g) The owner of the license is obliged to accord any evasion from the work execution "Georgian Oil". To present annual report about its activity, which will include information about the results of the conducted research-exploration works, about new geological and geophysical data on the produced oil and on oil and gas reserves remained under the land, also other information established by the license.

         h) The owner of the license has no right on the surface of the land space stated in the license and on other natural resources, unless it is determined by the work program. The usage of such resources is regulated by the Laws and Normative Acts.

         i) The owner of the license is obliged to present information about opened natural resources (radioactive pressures, temperature anomalies, thermal waters), storage of injurious materials and about discovery of archaeological areas to the Specialized Of lice for Licensing and Informatics of Department "Georgian Oil". It is not permitted to give this information to juridical and physical persons without the approval of Department "Georgian Oil".

         The joint venture "Georgian MAKOIL" will consider the possibility to use the scientific -technical potential of "Georgian Oil " and Scientific Center in carrying out production and project works.

                                  ENCLOSURE N15

            The title: Control of the license terms on mineral usage

         Note: Resolution N146, out of February l 8, 1993, Article l8

18.1 The control on mineral usage terms determined in the license is carried out by the Specialized Office of Licensing and Informatics of the Department, the Department for Technical Supervision in the Republican Economy and the Ministry of the Environmental Protection, which are acting within their competence, in accordance with the regulations approved by the Cabinet of Ministers of the Republic of Georgia.

18.2 The owner of the License is obliged to present documentation to the controlling Bodies, provide explanation on the issues under the competence of the controlling Bodies, ensure monitoring terms.

18.3 The controlling Bodies notify in writing the land owner and the Specialized Office for Licensing and Informatics of the Department "Georgian Oil" about the results of audit, evaluation of the mineral usage terms by the land owner, which includes evaluations concerning mineral usage obligatory payments and current standards /norms, rules/, and in case of considering it necessary, they suspend enterprise's activity and propose to cancel the license on mineral usage.

18.4 The Specialized Office for Licensing and Informatics of the Department regularly audits separate areas of the joint venture and its entire activity twice a year. "Georgia MAKOIL" is obliged to provide the representative of the Specialized Office for Licensing and Informatics of Department "Georgian Oil" with transportation mean in the period of auditing.

                                  ENCLOSURE N16

The title: Issuing of a license on mineral usage to the joint venture Georgia MAKOIL"

Report of the License Commission Session 7.06.94

The session was attended by:

1. Beraia Giorgi - Chief Engineer of the Department, Chairman of the Commission

2. Lobzhanidze Ivane - Vice Chairman of the Department in Foreign Economy affairs

3. Papava Dito - Chief Geologist of the Department, member of the
Commission

4. Oniashvili Mamia - Vice Chairman of the Department in Capital Construction affairs, member of the Commission.

5. Sakvarelidze Vakhtang - Vice chairman of the Department in Economy affairs, member of the Commission

6. Mkhatvari Amiran - Chief Mine-surveyor of the department, member of the Commission

7. Tavdumadze Irakli - Head of the Specialised Office for Licensing and Informatics of the Department, Secretary of the Commission

                                     Agenda:

         Issuing of a license on carrying out geological research, exploration works and increasing oil production on the East Georgia Ninotsminda and West Rustavi oil deposits and Manavi research territory.

         The license was discussed
         Text enclosure
         Graphic enclosure

         The license is worked out considering the Statement on "Regulation of Mineral Usage Licensing" and other Legislation Statements.

         The Commission approves and agrees with the validity and terms of issuing license on mineral usage on East Georgia Ninotsminda and West Rustavi oil deposits and Manavi research territory.

 Signature:       G. Beraia
                  I. Lobzhanidze
                  D. Papava
                  M. Oniashvili
                  V. Sakvarelidze
                  A. Mkhatvari
                  I. Tavdumadze

                                  ENCLOSURE N17

               The title: Normative-technical documentation of oil

The normative-technical documentation of the supplied oil with its physical-chemical characteristics must correspond the figures given in the table:


                 THE CHARACTERISTICS                                            NORM
                 -------------------                                            ----
1.       Water contents (%) not more than                                       1.0

2.       Chloride salts contents (ml.gr/Lt) not more                          1 800
         than

3.       Mechanical mixture contents (%) not more than                         0.05

4.       Steam saturation pressure in the deliver                            66 650
     point in oil temperature conditions not more than                       /500/

                                 ENCLOSURE N 18

                                EXPERT CONCLUSION

    on the materials on the East Georgia Ninotsminda, West Rustavi oil deposits and Manavi research territory license areas, presented by "Georgia MAKOIL"

         The joint venture "Georgia MAKOIL" presented the data, noting: the location of the enterprise activity, its operating relations with the industrial and financial partners, the information on technical and technological capacities and intellectual level of the enterprise.

         The license area is located on Gardabani and Sagarejo regions territories. It consists of 108,4 sq. km. Two oil deposits are open here: Ninotsminda and West Rustavi oil deposits are connected with the Middle Eocene formations, and the assumed gas deposits are connected with the Lower Eocene and Paleocene-Crateceous formations.

         For the last three years the average daily-oil rate of Ninotsminda deposit ranges from 113 to 153 tons per day, average 130 tons daily. On West Rustavi deposit the average daily oil rate ranges from 1.07 to
         2.05 tons per day, average 1.74 tons daily.

         The joint venture is planning to carry out geological and geo-physical studies, drilling and development work complex, and to increase oil production on each deposit.

         Study of the geological structure of the land, discovery and appraisal of new oil and gas deposits, study of their location and formation conformity will be held with the use of geological and geo-physical methods.

         For exploration and exploitation drilling, the joint venture intends to introduce western advanced technique and technology, namely horizontal drilling, perforation of the casing with tubing, etc..

         The oil production is determined to increase effectively: from 72 000bbl in 1994 to 4 343 500bbl by 1998. For this purpose the existing production equipment will be renewed, the well net will be extended, the working methods, technical capacity and training of the personnel will provide safe working conditions for the population and work force, also protection of atmosphere, land, forest, water and other environment.

         During the first 5 years it is planned to drill 23 new wells: eight - on Ninotsminda territory, eight - on West Rustavi territory, and seven
         - on Manavi field. Recultivation of the location will be held after drilling. Share distribution of the produced oil is profitable for the Republic of Georgia. 50% of the produced oil will serve the Republic, and the remained 50% is under the possession of "MAKOIL".

         So the information presented by the joint venture "Georgia MAKOIL" is enough for issuing a 25 year term license on geological research of the license territory and carrying out production operations from the deposits, that meets the demands of the Statement "On Relation of Licensing Mineral Usage" of the resolution N146 of the Cabinet Ministers of the Republic of Georgia, out of February 18, 1993.

The expert
Chief Geologist of the Research Drilling
Management Office of Department
"Georgian Oil"             S. Gudushauri

                                 ENCLOSURE N 19

Title: The Terms on Accounting to the Budget of the Republic of Georgia by the Joint Venture "Georgia MAKOIL"

         According to the taxation legislation, in force at the moment of issuing the license, "Georgia MAKOIL" should pay to the Budget of the Republic of Georgia the following taxes:

1) According to the paragraph 6 of Law N368-1 issued by the Republic of Georgia in 21.12.1993, the Profit tax is determined in the amount of twenty per cent (20%). The tax is reduced by 10 % for industrial and constructing enterprises. According to the paragraph 2 of Article 7, all recently founded enterprises are free from Profit tax during one year from the moment of their State registration and during the following 2 years the tax is cut by fifty per cent (50%). According to Article 2, foreign persons pay the Income tax from dividends, interests, from income got by their participation in the enterprises founded by foreign investments, from copy rights, license usage, rent and other kinds of income, the source of which is on the territory of the Republic of Georgia, and the amount of this tax is determined by 10%.

         2) According to the Law on VAT issued by the Republic of Georgia in
         24.12.1993 the amount of the tax is fourteen per cent (14%).

         3) According to the enclosure of Law N 377-1 on excises issued by the Republic of Georgia in 4.12.1993 the amount of excises is changed according to the types of excised goods.

         4) The terms on payment by "Georgia MAKOIL" for usage of natural resources, in this case for mineral usage is stipulated in enclosure N 7 of the existing license documents.

         5) Customs tax for imported goods is two per cent (2%) and eight percent (8%) for exported goods.


         6) The tax on environmental influence is 10 kupons per 1 L. petrol.


         7) The Parliament of the Republic of Georgia has not passed the Law on land tax yet. It will refer to the Company as soon as it is passed.


         8)According to Article 3 of the law N 379-1 S of the Republic of Georgia out of 24.12.93, the tax on enterprise property is one per cent (1%).

         9) According to the law N376-lS of the Republic of Georgia, out of 24.12.93, the tax on physical person's income applies to the income in the form of money and in the natural form, got during the calendar year.

         10) In accordance with the temporary Regulation on "The State Excise", approved by the Resolution N286 of the Cabinet of Ministers of the Republic of Georgia, out of 7.03.92, the payers of the state excise tax are juridical and physical persons, in the interests of who the special certified offices transfer documentation and carry out juridical activities.

         11) In accordance with the Law N381-1S "On the Physical Person's Property Tax", out of December 24, 1993, the payers of the tax on property are physical persons

         12) In accordance with Resolution N 454 of the Cabinet of Ministers of the Republic of Georgia out of 10.06.93, all the enterprises functioning on the territory of the Republic of Georgia must sell 20% of their hard currency income to the State Currency Fund, 2% - to the currency funds of the local Bodies, 10% to the National Bank.

                                  ENCLOSURE N20

The title: Necessary Additional Information Presented by joint venture
     :"Georgian MAKOIL"

         An application on receiving the mineral usage license on the East Georgia Ninotsminda and West Rustavi oil deposits and Manavi research territory.

         Topic: Necessary additional information

 1. Name and address of the applicant                 Joint venture "Georgia
                                                      MAKOIL",, Tbilisi, Kostava
                                                       str. N65

2. Bank requisites                                    Tbilisi, Commercial Bank
                                                      "Iberiabank" account N

3. Main activity                                      Exploration, research and
                                                      development of oil and
                                                      gas deposits

4. Expected annual expenses: Annual expenses:
 income from financial activity,                      1994 - $ 2600 thousand
 expenses, profit. Possible for 1994,                 1995 - $4 4000 thousand
1995, 1996 years                                      1996 - $2 600 thousand

5. Financial sources:
 . a) Private capital                                 Charter Fund 10(ten)
                                                      million  dollars
 . b) Imported capital, or share holders'             The sum necessary for the
   contribution to the joint venture Capital          development of the joint
                                                      venture will be provided
                                                      by the Company "MAKOIL",
                                                      in an established terms

 a) Main capital /source/                             "MAKOIL"

 b) Stockpiled product                                None

 c) Current account                                   Charter Fund

 d) Hard currency account                             Charter Fund

 e) Payment with debtors                              None

 f) Losses                                            None

 g) Charter capital                                   10 (ten) thousand dollars

 h) Actual capital in fund                            None

 i) Depreciation of main capital                      None

 j) Credits and other loan sources                    None

Director:
Book keeper:

20.3 The sphere of activity of the joint venture

"Georgia MAKOIL", a joint venture between "Georgian Oil" and Company "MAKOIL"is being established with the aim of carrying out profitable long term entrepreneurial business in the oil and gas industry within Georgia for the benefit of the joint venture and the people of Georgia. The joint venture will maximize the use of the basic production assets and the working capital of the Founders for the fulfillment of its business program. The joint venture's sphere of activity will be principally as follows:

         1. To act as an operating enterprise for the projects and business activities jointly involving "Georgian Oil" and the Company "MAKOIL".

         2. To increase oil and gas production in the Republic of Georgia by exploration, development, production and operation of oil and gas fields on the territory of Georgia.

         3. Initial activity will be held on the space identified by Ninotsminda and West Rustavi deposits, and Manavi research territory. At all times the methods and technology will be designed to protect the environment.

         4. The oil and gas related activities of transportation, refining, processing and the sale, export and import of oil and gas products will be developed.

         5. To develop, within Georgia, expertise in modern oil and gas exploration and production technology and to develop the work force of the joint venture by special training.

         6. The Republic of Georgia is currently importing large quantities of gas from Russia and Turkministan. Georgia MAKOIL will have the option of drilling for gas in their concession areas in order to reduce the dependency on foreign imported natural gas. If gas in commercial quantities is found, it will be purchased from Georgia MAKOIL at current competitive prices.

The joint venture "Georgia MAKOIL"

20.0 An application on receiving the mineral usage license on the East Georgia Ninotsminda and West Rustavi oil deposits and Manavi research territory.

Organization:

The joint venture "Georgia MAKOIL"

Board of Directors:

"Georgian Oil" Revaz Tevzadze
"MAKOIL"       Eugene Kozlowsk

The list of the joint venture "Georgia MAKOIL" members:

1. Eugene Kozlowski (Attached)

2. Gregg S. Kozlowski (Attached)

3. David B. Lapoint (Attached)

4. Ivan Lobzanidze

         Ivan Lobzanidze was born in 1948. He graduated from the Georgian Technical University with speciality of drilling engineer. He has great experience in exploration of oil and gas deposits and in oil production. He has been working in the Department since 1970. Currently he is the Deputy Chairman of "Saknavtobi" Department.



                                  ENCLOSURE N 21

The title: Concessions in payment on mineral usage

               The Cabinet of Ministers of the Republic of Georgia
                                   DECREE N208
                                 April 12, 1994
                                     Tbilisi

About Concessions in the Mineral Usage Tax

The Cabinet of Ministers of the Republic of Georgia states, that in accordance with the temporary regulation "About the Mineral Usage Tax" confirmed by Decree N752 of the Cabinet of Ministers of the Republic of Georgia out of October 20, 1993, the limited amount of the oil and gas production tax is determined by 5-10 percent, and of geological study - 2-4 percent. The said tax belongs to oil and gas prime cost, i.e. financing and accordingly volume of private source oil and gas exploration-research works on the Georgian territory will be adequately reduced, as 65% of prime cost of oil and gas produced in Georgia makes pay-roll tax for geological-research works.

For the purposes of rapid development of oil and gas industry in the Republic of Georgia, which is one of the main pre-conditions for stabilization of the Economy, it is important to extend widely oil and gas exploration operations, that needs attraction of foreign investments to Georgian oil industry.

Considering the importance of the above issue, the Cabinet of ministers of the Republic of Georgia resolves:

Release the state specialized enterprises of Department "Georgian Oil", also joint ventures founded by foreign investments on the territory of the Republic of Georgia from the tax on oil and gas production, and related geological-research tax /mineral usage tax/ for five years from the date of license issuing.

The Prime Minster
 of the Republic of Georgia          O. Patsatsia

                                 ENCLOSURE N 22

The title: On Leased Equipment

         Capital expenses of the joint venture. It includes: leased foreign equipment; seismic equipment, brought for carrying out seismic measures; drilling equipment; oil production and refining equipment, materials for these equipment, which are brought temporarily, and after operations are carried out, they will be sent out of the Republic free from customs tax.

                                 ENCLOSURE N 23

The title: On Additional Normative Acts of Legislation


         If the Republic of Georgia after the date of effectiveness of the license passes new normative acts of legislation, which creates difficult economic and financial situation for the joint venture, "Georgian Oil and " MAKOIL" will take all possible measures to minimize the economic damage and to protect profitability of the joint venture, in order to ensure the commercial results determined in the license. Except, if the normative acts refer to safety equipment and to environmental protection demands.

                                   THE MINUTES
               of the Meeting of a Joint Venture "Georgia MAKOIL"
              of Department "Georgian Oil" and a USA Firm "MAKOIL"

                              May 15, 1992, Tbilisi

The meeting was attended by:
From side of Department "Georgian Oil" - R. Tevzadze, President of the joint venture "Georgia MAKOIL", I. Papava, I. Lobzhanidze,
                         N. Tevzadze,

From side of USA firm "MAKOIL" - G. Mchedlishvili,
 A. Chichinadze- Eugene
                                    Kozlowski, Vice President of "Georgia
                                    MAKOIL", Gregory Kozlowski

Agenda:

1. Election of the General Director;

2. Approval of the staff schedule of administration;

3. The assumed work program (for 3 years).

          1. In his speech R. Tevzadze, President of :Georgia MAKOIL" stated, that the joint venture "Georgia MAKOIL" is registered on February 21, 1993, by the Ministry of Finances of the republic of Georgia. In accordance with the current Legislation, the joint venture must be registered in the local Administrative Bodies, this is why it is important to elect the General Director of the Company, who will carry out all the formalities for the secondary registration of the joint venture. R. Tevzadze suggested to elect Mr. I. Lobzhanidze as the General Director of the Company. He characterized Mr. Lobzhanidze as an honest person, who has a 20 year working experience in oil industry.

The Meeting resolved:

1. To elect temporarily I. Lobzhanidze as the General Director of the joint venture "Georgia MAKOIL".

          2. E. Kozlowski, Vice President of the joint Venture "Georgia MAKOIL" gave a speech, concerning the staff schedule of administration. He said, that after getting the license, it is necessary to form Administration, which will include 8 persons:

                  General Director
                  General Director
                  Book-keeper
                  Administrative Manager
                  Interpreter
                  Secretary
                  Driver
                  Guard

The Meeting resolved:

I. Lobzhanidze, General Director to find appropriate candidates for the above administrative personnel.

3. E. Kozlivski gave information on the work program (for the first 3 years).

         R. Tevzadze mentioned, that it is necessary to present this work program to the Cabinet of Ministers of the Republic of Georgia.

         The meeting approved the presented program. The graphic of the work execution is attached to the Minutes.

President              R. Tevzadze
Vice President         E. Kozlowski
Board of Director      Gr. Kozlowski
                       N. Tevzadze
                       A. Chichinadze

                                     ANNEX E
                STATE AUTHORISATION FOR SAKNAVTOBI (GEORGIAN OIL)

                               PROTOCOL OF MEETING

                 On concession and Production Sharing Principles
                    for the purposes of attracting additional
                     investment to the Georgian oil industry
                                15 February 1996

                                     between

      D. Zubitashvili, President of fuel and energy corporation of Georgia,
                 R. Tevzadze, Chief of department "Georgian Oil"
                                       and
                      D.Robson, President of lKX Oil & Gas

 1.For the rapid development of the Georgian economy it is most important that Georgia can be self sufficient in its energy requirements. Georgia wishes to attract further investment by western oil companies in the Georgian oil industry including additional investment by the JKX Oil & Gas Group. It is recognized that one of the main conditions of such investment is the introduction of production sharing legislation which is widely used throughout the international oil industry.

2 JKX and Georgian Oil have already presented a draft Production Sharing Contract to the relevant governmental Ministries in Georgia. In a Presidential Decree N78, dated 4 February 1996, Georgian Ministry of Justice, fuel and energy corporation of Georgia and department "Georgian Oil" were instructed to prepare production sharing legislation within 3 months. Georgian Oil was also authorized to enter into Production Sharing Contracts with JKX before the proposed production sharing legislation is introduced provided that the production sharing contracts are amended to comply with the Georgian production sharing legislation after it is passed.

3.JKX is prepared immediately to continue its investment programme even though the production sharing legislation may not be in force for some months. In order to protect the economic and fiscal position of JKX before and after the passing of the Georgian production sharing legislation or any other legislation by the Georgian Parliament, it is hereby agreed, that the stability of the fiscal and economical terms of the JKX/Georgian Oil production sharing contract affecting JKX shall be guaranteed and protected so far as they are directly or indirectly affected by Georgian legislation, rules or regulations.

President of fuel and energy corporation of Georgia   D. Zubitashvili

Chief of department "Georgian Oil"                    R. Tevzadze

President of JKX Oil & Gas                            D. Robson